Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Transportation and Logistics Systems, Inc.

(Name of Issuer in Its Charter)

Nevada	4215	26-3106763
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

5500 Military Trail, Suite 22-357

Jupiter, Florida 33458

Telephone: (833) 764-1443

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Sebastian Giordano

5500 Military Trail, Suite 22-357

Jupiter, Florida 33458

Telephone: (833) 764-1443

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Akabas & Sproule

11th Floor

488 Madison Avenue

New York, NY 10022

Attn: Seth A. Akabas, Esq.

Telephone: (212) 308-8505

Approximate date of commencement of proposed sale to the public

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(4)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.001 per share, underlying Series G Convertible Preferred Stock	984,687,500	(2)(4)	$0.01	(5)	$9,846,875.00	(5)	$912.81
Common Stock, par value $0.001 per share, underlying warrants	890,626,862	(3)(4)	$0.01	(5)(6)	$8,906,268.62	(5)(6)	$825.61
Total	1,875,314,362	(1)(2)(3)(4)			$18,753,143.62		$1,738.42

(1)	The shares of common stock being registered hereunder are being registered for resale by the selling stockholders named in the accompanying prospectus.

(2)	Represents shares of common stock issuable upon conversion of 984,687,500 shares of Series G Convertible Preferred Stock into that number of shares of the Company’s Common Stock calculated by dividing $10.00 (the “Stated Value”) of each share being converted by the Conversion Price. The initial Conversion Price shall be $0.01. In addition, the Corporation shall issue to a holder converting all or any portion of Series G Stock an additional sum (the “Make Good Amount”) equal to $210 for each $1,000 of Stated Value of the Series G Stock converted prorated for amounts more or less than $1,000 (the “Extra Amount”). Subject to the beneficial ownership limitation, the Make Good Amount shall be paid in shares of Common Stock, as follows: The number of shares of Common Stock issuable as the Make Good Amount shall be calculated by dividing the Extra Amount by the product of 80% times the average prevailing market for the five trading days prior to the date a holder delivered a notice of conversion to the Company.

(3)	Represents shares of common stock issuable upon the exercise of warrants to purchase 890,626,862 shares of common stock at an exercise price of $0.01 per share, offered by the selling stockholders.

(4)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of additional shares of common stock as may from time to time become issuable by reason of anti-dilution provisions, stock splits, stock dividends, recapitalizations or other similar transactions.

(5)	Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee. The maximum price per Security and the maximum aggregate offering price are based on the average of the $0.01 (high) and $0.01 (low) sale price of the Registrant’s Common Stock as reported on the OTCQB market of OTC Markets Group, Inc. on 01/25/2022, which date is within five business days prior to filing this Registration Statement.

(6)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(g) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JANUARY 28, 2022

Transportation and Logistics Systems, Inc.

1,875,314,362 Shares of Common Stock

This prospectus relates to the sale or other disposition from time to time of up to 1,875,314,362 shares (“Shares”) of our common stock, par value $0.001 per share (“Common Stock”), which consists of (i) 984,687,500 shares issuable upon the conversion of 685,000 shares of outstanding Series G Convertible Preferred Stock, par value $0.001 per share (the “Series G Stock”) currently outstanding into that number of shares of the Company’s Common Stock calculated by dividing $10.00 (the “Stated Value”) of each share being converted by the Conversion Price. The initial Conversion Price shall be $0.01. In addition, the Corporation shall issue to a holder converting all or any portion of Series G Stock an additional sum (the “Make Good Amount”) equal to $210 for each $1,000 of Stated Value of the Series G Stock converted prorated for amounts more or less than $1,000 (the “Extra Amount”). Subject to the beneficial ownership limitation, the Make Good Amount shall be paid in shares of Common Stock, as follows: The number of shares of Common Stock issuable as the Make Good Amount shall be calculated by dividing the Extra Amount by the product of 80% times the average prevailing market for the five trading days prior to the date a holder delivered a notice of conversion to the Company and (ii) 890,626,862 shares issuable upon the exercise of outstanding warrants exercisable at $0.01 per share (“Warrants”). All of the shares of common stock being registered in this prospectus are being offered for resale by the selling stockholders named in this prospectus (the “Selling Stockholders”).

We are registering the offer and sale of the Shares by the Selling Stockholders to satisfy registration rights we have granted pursuant to registration rights agreements dated as of August 5, 2021, September 29, 2021, and October 22, 2021, and December 31, 2021 (the “Registration Rights Agreements”). We have agreed to bear all of the expenses incurred in connection with the registration of the Shares. The Selling Stockholders will pay or assume brokerage commission and similar charges, if any, incurred in the sale of the Shares.

We are not selling any shares under this prospectus and will not receive any proceeds from the sale of the shares by the Selling Stockholders. However, we will receive proceeds for any exercise of Warrants, but not for the subsequent sale of the shares underlying the Warrants. The shares to which this prospectus relates may be offered and sold from time to time directly by the Selling Stockholders or alternatively through underwriters, broker dealers or agents. The Selling Stockholders will determine at what price they may sell the shares offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. For additional information on the methods of sale that may be used by the Selling Stockholders, see the section entitled “Plan of Distribution.” For a list of the Selling Stockholders, see the section entitled “Principal and Selling Stockholders.”

Our common stock is quoted on the OTCQB market of the OTC Markets Group, Inc. under the symbol “TLSS”. On January 26, 2022, the last reported sale price of our common stock was $0.01395 per share.

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties in the section entitled “Risk Factors” beginning on page 31 of this prospectus before making a decision to purchase our stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 28, 2022.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) and incorporated by reference herein, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: we have not, and the Selling Stockholders have not, taken any action to permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offer and sale of the shares of Common Stock and the distribution of this prospectus outside the United States.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements.”

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the Registration Statement under the Securities Act to register with the SEC the Shares being offered in this prospectus. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed with it. For further information about us and the Shares, reference is made to the registration statement and the exhibits and schedules filed with it. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Registration Statement. We file annual, quarterly and current reports, proxy and registration statements and other information with the SEC. You may read and copy any reports, statements or other information that we file, including the registration statement, of which this prospectus forms a part, and the exhibits and schedules filed with it, without charge at the Public Reference Room maintained by the SEC, located at 100 F Street NE, Washington D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room, including information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

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PROSPECTUS SUMMARY

This summary highlights certain selected information about us, this offering and the securities offered hereby. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read the entire prospectus, including the information presented under the section entitled “Risk Factors” and the financial data and related notes. Unless we specify otherwise, all references in this prospectus to “TLSS,” “we,” “our,” “us,” and “our company,” refer to Transportation and Logistics Systems, Inc. and its wholly-owned subsidiaries, Shyp FX, Inc., TLSS Acquisition, Inc., Shyp CX, Inc. and Cougar Express, Inc.

OUR COMPANY

Overview

Transportation and Logistics Systems, Inc. (“TLSS” or the “Company”) was incorporated under the laws of the State of Nevada, on July 25, 2008. The Company operates through its active subsidiaries as a logistics and transportation company specializing in ecommerce fulfillment, last mile deliveries, two-person home delivery, mid-mile, and long-haul services.

On March 30, 2017 (the “Closing Date”), TLSS and Save On Transport Inc. (“Save On”) entered into a Share Exchange Agreement, dated as of the same date (the “Share Exchange Agreement”). Pursuant to the terms of the Share Exchange Agreement, on the Closing Date, Save On became a wholly owned subsidiary of TLSS (the “Reverse Merger”). Save On was incorporated in the state of Florida and started business on July 12, 2016. On May 1, 2019, the Company entered into a share exchange agreement with Save On and Steven Yariv, whereby the Company returned all of the stock of Save On to Steven Yariv in exchange for Mr. Yariv conveying 1,000,000 shares of common stock of the Company back to the Company. In addition, the Company granted an aggregate of 80,000 options to certain employees of Save On.

On June 18, 2018 (the “Acquisition Date”), the Company completed the acquisition of 100% of the issued and outstanding membership interests of Prime EFS, LLC, a New Jersey limited liability company (“Prime EFS”), from its members pursuant to the terms and conditions of a Stock Purchase Agreement entered into among the Company and the Prime EFS members on the Acquisition Date (the “SPA”). Prime EFS was a New Jersey based transportation company that generated substantially all of its revenues from Amazon Logistics, Inc. (“Amazon”) in New York, New Jersey, and Pennsylvania until it ceased operations on September 30, 2020, due to Amazon’s non-renewal of its Delivery Service Partner (DSP) Agreement with Prime EFS, as described below.

On July 24, 2018, we formed Shypdirect LLC (“Shypdirect”), a company organized under the laws of New Jersey. Shypdirect was a transportation company with a focus on tractor trailer and box truck deliveries of product on the east coast of the United States from one distributor’s warehouse to another warehouse or from a distributor’s warehouse to the post office. Since its inception, Shypdirect generated substantially all of its revenues from Amazon, Inc. As described below, Amazon elected to terminate its Amazon Relay Carrier Terms of Service with Shypdirect. Accordingly, in June 2021, Shypdirect ceased its tractor trailer and box truck delivery services to Amazon, and in July 2021, Shypdirect ceased all operations.

On June 19, 2020, Amazon Logistics, Inc. (“Amazon”) notified Prime EFS in writing (the “Prime EFS Termination Notice”), that Amazon did not intend to renew its Delivery Service Partner (DSP) Agreement with Prime EFS when that agreement (the “In-Force Agreement”) expired. In the Prime EFS Termination Notice, Amazon stated that the In-Force Agreement expired on September 30, 2020.

Additionally, on July 17, 2020, Amazon notified Shypdirect that Amazon had elected to terminate the Amazon Relay Carrier Terms of Service (the “Program Agreement”) between Amazon and Shypdirect effective as of November 14, 2020 (the “Shypdirect Termination Notice”). However, on August 3, 2020, Amazon offered to withdraw the Shypdirect Termination Notice and extend the term of the Program Agreement to and including May 14, 2021, conditioned on Prime EFS executing, for nominal consideration, a separation agreement with Amazon under which Prime EFS would agree to cooperate in an orderly transition of its Amazon last-mile delivery business to other service providers, release any and all claims it may have had against Amazon, and covenant not to sue Amazon (the “Aug. 3 Proposal”). On August 4, 2020, the Company, Prime EFS and Shypdirect accepted the Aug. 3 Proposal.

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During the year ended December 31, 2020, one customer, Amazon, represented 96.7% of the Company’s total net revenues. Approximately 36.7% of the Company’s revenue of $4,273,498 for the nine months ended September 30, 2021, was attributable to Shypdirect’s now terminated mid-mile and long-haul business with Amazon.

The termination of the Prime EFS last-mile business with Amazon on September 30, 2020, had a material adverse impact on the operations of Prime EFS beginning in the 4th fiscal quarter of 2020 and the termination of Shypdirect’s Amazon mid-mile and long-haul business, which was effective on or about May 14, 2021, had a material adverse impact on operations of Shypdirect beginning in the 2nd fiscal quarter of 2021. This impact has caused Prime EFS and Shypdirect to become insolvent and to cease operations.

Since then, the Company has begun replacing its former Amazon business with acquisitions as set forth below. Such initiatives are consistent with our already existing business plan to: (i) seek new last-mile, mid-mile and long-haul business with other, non-Amazon, customers; (ii) explore other strategic relationships; and (iii) identify potential acquisition opportunities, while continuing to execute our restructuring plan which commenced in February 2020.

On November 13, 2020, we formed a wholly owned subsidiary, Shyp FX, Inc., a company incorporated under the laws of the State of New Jersey (“Shyp FX”). On January 15, 2021, through Shyp FX, we executed an asset purchase agreement (“APA”) and closed a transaction to acquire substantially all of the assets and certain liabilities of Double D Trucking, Inc., a northern New Jersey-based logistics provider specializing in servicing Federal Express over the past 25 years (“DDTI”), including last-mile delivery services using vans and box trucks. The purchase price was $100,000 of cash and a promissory note of $400,000. The principal assets involved in the acquisition were vehicles for cargo transport, system equipment for vehicle tracking and navigation of vehicles, and delivery route rights together with assumption of associated customer relationships. The acquisition of DDTI made the Company an approved contracted service provider of FedEx, which, the Company believes fits in well with its current geographic coverage area and may lead to additional expansion opportunities within the FedEx network.

On November 16, 2020, we formed a wholly owned subsidiary, TLSS Acquisition, Inc., a company incorporated under the laws of the State of Delaware (“TLSS Acquisition”).

On March 24, 2021, TLSS Acquisition acquired all of the issued and outstanding shares of capital stock of Cougar Express, Inc., a New York-based full-service logistics provider specializing in pickup, warehousing, and delivery services in the tri-state area (“Cougar Express”). The purchase price was $2,000,000 of cash plus cash for the acquisition of security deposits, a cash payment equal to 50% of the difference between cash and accounts receivable acquired and accounts payable assumed, less the assumption of truck loans and leases, and a promissory note of $350,000. The previous owner of Cougar Express is barred from competing with the Cougar Express business for five years. Cougar Express was a family-owned full-service transportation business that has been in operation for more than 30 years providing one-to-four person deliveries and offering white glove services. It utilizes its own fleet of trucks, warehouse/driver/office personnel and on-call subcontractors from its convenient and secure New York JFK airport area location, allowing it to pick-up and deliver throughout the New York tri-state area. Cougar Express serves a diverse base of approximately 50 commercial accounts, which are freight forwarders that work with some of the most notable retail businesses in the country. We believe that the acquisition of Cougar Express fits our current business plan, given Cougar Express’s demographic location, services offered, and diversified customer base, and given that it would provide us with a long-standing, well-run profitable operation as a step to begin replacing the revenue it lost as a result of Amazon terminating its delivery service provider business. Furthermore, we believe that, because Cougar Express is strategically based in New York and serves the tri-state area, organic growth opportunities will be available for expanding its footprint.

On February 21, 2021, the Company formed a wholly owned subsidiary, Shyp CX, Inc., a company incorporated under the laws of the State of New York (“Shyp CX”).

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Due to the termination of their respective agreements with Amazon and recurring losses, Prime EFS and Shypdirect became insolvent and were unable to pay their debts when they became due. Accordingly, the Company deemed it to be desirable and in the best interest of Prime EFS and Shypdirect and its creditors to make an assignment of all of Prime EFS and Shypdirect’s assets for the benefit of the Prime EFS and Shypdirect’s creditors in accordance with N.J.S.A. §2A:19-1, et seq. (the “ABC Statute”). On August 16, 2021, the Company’s subsidiaries, Prime EFS and Shypdirect, executed Deeds of Assignment for the Benefit of Creditors in the State of New Jersey pursuant to the ABC Statute, assigning all of the Prime EFS and Shypdirect assets to Terri Jane Freedman as Assignee for the Benefit of Creditors (the “Assignee”) and filing for dissolution. An “Assignment for the Benefit of Creditors,” “general assignment” or “ABC” in New Jersey is a state-law, voluntary, judicially supervised corporate liquidation and unwinding similar to the Chapter 7 bankruptcy process found in the United States Bankruptcy Code. In an ABC, the debtor companies. Prime EFS and Shypdirect, together referred to as the “Assignors” executed Deeds of Assignment, assigning all of their assets to the Assignee chosen by the Company, who acts as a fiduciary similar to a Chapter 7 trustee in bankruptcy. On September 7, 2021, the ABCs were filed with the Bergen County Clerk in Bergen County, New Jersey and filed with the Surrogate Court in the appropriate county, initiating a judicial proceeding. The Assignee has been charged with liquidating the assets for the benefit of the Prime EFS and Shypdirect creditors pursuant to the provisions of the ABC Statute.

As a result of Prime EFS and Shypdirect’s filing of the executed Deeds of Assignment for the Benefit of Creditors on September 7, 2021, the Company ceded authority for managing the businesses to the Assignee, and the Company’s management cannot carry on Prime EFS or Shypdirect’s activities in the ordinary course of business. Additionally, Prime EFS and Shypdirect no longer conduct any business and are not permitted by the Assignee and ABC Statute to conduct any business. For these reasons, the Company concluded that it had lost control of Prime EFS and Shypdirect, and no longer had significant influence over these subsidiaries during the ABC proceedings. Further, on October 13, 2021, Prime EFS and Shypdirect filed for dissolution with the Secretary of State of New Jersey. Therefore, the Company deconsolidated Prime EFS and Shypdirect effective with the filing of executed Deeds of Assignment for the Benefit of Creditors in September 2021.

The Company’s results of operations for the three and nine months ended September 30, 2021, and 2020 included the results of Prime EFS and Shypdirect prior to the September 7, 2021, filing of the executed Deeds of Assignment for the Benefit of Creditors with the State of New Jersey.

In the Company’s financial statements for the quarter ended September 30, 2021, the assets and liabilities of Prime EFS and Shypdirect subject to the Assignment for the Benefit of Creditors have been reflected as “Assets subject to assignment for benefit of creditors” and “Liabilities subject to assignment for benefit of creditors” as of December 31, 2020.

Settlement of Defaulted Note Owed to Former CEO Related Entity

On July 3, 2019, the Company entered into a note agreement with an entity that is controlled by the significant other of the former CEO of the Company (the “Former CEO Related Entity”), in the amount of $500,000.

Under that note, interest only was due and payable commencing September 3, 2019 and continuing on the third day of each month thereafter. Commencing on January 3, 2020 and continuing on the third day of each month thereafter through January 3, 2021, equal payments of principal and interest were due and payable. The principal amount of this note and all accrued, but unpaid interest under this note was due and payable on the earlier to occur of (i) January 3, 2021 (the “Former CEO Note Maturity Date”) or (ii) an Event of Default (as defined in the note agreement). The interest due under this note prior to any default was 18% per annum. Upon default, all past due principal and interest bore interest from the date due until paid at the lesser of (i) 20% per annum or (ii) the highest rate allowed by applicable state law.

Prior to October 31, 2021, no repayments were made on this note. On September 30, 2021 and December 31, 2020, accrued and unpaid interest under this note amounted to $241,007 and $173,692, respectively, and was included in due to related parties on the condensed consolidated balance sheets of the Company as of those dates.

On March 17, 2021, the Company and the Former CEO Related Entity entered into a forbearance agreement pursuant to which the Former CEO Related Party agreed to forbear from taking any enforcement action in respect of the note and extended the maturity date of the note to December 31, 2021.

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On October 31, 2021, the Company and Former CEO Related Party entered into a settlement agreement and mutual release, a copy of which is appended hereto as Exhibit 10.9. Under that agreement, the parties adjusted, settled and compromised all principal then due ($500,000) and all accrued and unpaid interest then due ($240,822), for $600,000, constituting a discount of $140,822, or 19%, of the aggregate amount then owed. The settlement amount was paid in full by the Company in November 2021.

Properties

Our principal executive offices are located in the United States at 5500 Military Trail, Suite 22-357, Jupiter, Florida 33458.

Cougar Express Lease Expiration

The lease of the Company’s subsidiary, Cougar Express, of its facility in Valley Stream, NY, expired on December 31, 2021. Cougar Express is holding over in the facility while it attempts to negotiate a lease renewal with its landlord. The holdover rent is 200% of the base rental rate Cougar Express paid in 2021. Alternatively, Cougar Express is exploring options to move its operations to another facility. The Company expects that, whether Cougar Express renegotiates with its existing landlord or finds new space, it will pay materially higher rent in 2022 and future years.

Critical Accounting Policies and Significant Accounting Estimates

The methods, estimates, and judgments that we use in applying our accounting policies have a significant impact on the results that we report in our consolidated financial statements. Some of our accounting policies require us to make difficult and subjective judgments, often as a result of the need to make estimates regarding matters that are inherently uncertain. Significant estimates included in the accompanying condensed consolidated financial statements and footnotes include the valuation of accounts receivable, the useful life of property and equipment, the valuation of intangible assets, the valuation of assets acquired and liabilities assumed, the valuation of right of use assets and related liabilities, assumptions used in assessing impairment of long-lived assets, estimates of current and deferred income taxes and deferred tax valuation allowances, the fair value of non-cash equity transactions, the valuation of derivative liabilities, the valuation of beneficial conversion features, and the value of claims against the Company.

We have identified the accounting policies below as critical to our business operation:

Accounts receivable

Accounts receivable are presented net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, a customer’s historical payment history, its current credit worthiness, and current economic trends. Accounts are written off after exhaustive efforts at collection.

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Impairment of long-lived assets

In accordance with ASC Topic 360, we review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. We recognize an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Derivative financial instruments

We have certain financial instruments that are embedded derivatives associated with capital raises. We evaluate all our financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 810-10-05-4 and 815-40. This accounting treatment requires that the carrying amount of any embedded derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date. In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either other income or expense. Upon conversion, exercise or repayment, the respective derivative liability is marked to fair value at the conversion, repayment, or exercise date and then the related fair value amount is reclassified to other income or expense as part of gain or loss on extinguishment.

In July 2017, FASB issued ASU No. 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features. These amendments simplify the accounting for certain financial instruments with down-round features. The amendments require companies to disregard the down-round feature when assessing whether the instrument is indexed to its own stock, for purposes of determining liability or equity classification.

Leases

On January 1, 2019, we adopted ASU No. 2016-02, applying the package of practical expedients to leases that commenced before the effective date whereby the Company elected to not reassess the following: (i) whether any expired or existing contracts contain leases and (ii) initial direct costs for any existing leases. For contracts entered into on or after the effective date, at the inception of a contract the Company assessed whether the contract is, or contains, a lease. The Company’s assessment is based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether we obtain the right to substantially all the economic benefit from the use of the asset throughout the period, and (3) whether it has the right to direct the use of the asset. We will allocate the consideration in the contract to each lease component based on its relative stand-alone price to determine the lease payments. We have elected not to recognize right-of-use assets and lease liabilities for short-term leases that have a term of 12 months or less.

Operating lease ROU assets represents the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. As most leases do not provide an implicit rate, we use an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is included in general and administrative expenses in the consolidated statements of operations.

Revenue recognition and cost of revenue

We adopted ASC 606, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition. This ASC is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASC also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer service orders, including significant judgments.

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We recognize revenues and the related direct costs of such revenue which generally include compensation and related benefits, gas costs, insurance, parking and tolls, truck rental fees, and maintenance fees as of the date the freight is delivered which is when the performance obligation is satisfied. In accordance with ASC Topic 606, we recognize revenue on a gross basis. Our payment terms are net seven days from acceptance of delivery. We do not incur incremental costs obtaining service orders from our customers, however, if we did, because all of our customer contracts are less than a year in duration, any contract costs incurred would be expensed rather than capitalized. The revenue that we recognize arises from deliveries of packages on behalf of the Company’s customers. Primarily, our performance obligations under these service orders correspond to each delivery of packages that we make under the service agreements. Control of the delivery transfers to the recipient upon delivery. Once this occurs, we have satisfied our performance obligation and we recognize revenue.

Management has reviewed the revenue disaggregation disclosure requirements pursuant to ASC 606 and determined that no further disaggregation disclosure is required to be presented.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation –Stock Compensation”, which requires recognition in the financial statements of the cost of employee, director, and non-employee services received in exchange for an award of equity instruments over the period the employee, director, or non-employee is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee, director, and non-employee services received in exchange for an award based on the grant-date fair value of the award. We have elected to recognize forfeitures as they occur as permitted under ASU 2016-09 Improvements to Employee Share-Based Payment.

Deconsolidation of Subsidiaries

The Company accounts for a gain or loss on deconsolidation of a subsidiary or derecognition of a group of assets in accordance with ASC 810-10-40-5. The Company measures the gain or loss as the difference between (a) the aggregate of fair value of any consideration received, the fair value of any retained noncontrolling investment and the carrying amount of any noncontrolling interest in the former subsidiary at the date the subsidiary is deconsolidated and (b) the carrying amount of the former subsidiary’s assets and liabilities or the carrying amount of the group of assets.

FINANCIAL STATEMENTS

Consolidated financial statements of the Company for the years ended December 31, 2020 and 2019 are shown on Exhibit 13.1 of this Registration Statement on Form S-1 and are incorporated herein in by reference. Interim consolidated financial statements of the Company for the nine months ended September 30, 2021 are shown on Exhibit 13.2 of this Registration Statement on Form S-1 and are incorporated herein in by reference.

RESULTS OF OPERATIONS

Our condensed consolidated financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue our operation.

We expect we will require additional capital to meet our long-term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities.

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For the year ended December 31, 2020 compared with the year ended December 31, 2019

The following table sets forth our revenues, expenses and net loss for the year ended December 31, 2020 and 2019. The financial information below is derived from our consolidated financial statements included in this Annual Report.

	For the Year Ended December 31,
	2020	2019
Revenues	$25,826,632	$31,356,251
Cost of revenues	23,284,240	28,752,889
Gross profit	2,542,392	2,603,362
Operating expenses	10,757,943	22,893,963
Loss from operations	(8,215,551)	(20,290,601)
Other expenses, net	(34,566,407)	(23,892,435)
Loss from discontinued operations	-	(681,426)
Net loss	(42,781,958)	(44,864,462)
Deemed dividend related to ratchet adjustment and beneficial conversion features	(19,223,242)	(981,548)
Net loss attributable to common shareholders	$(62,005,200)	$(45,846,010)

For the three and nine months ended September 30, 2021 compared with the three and nine months ended September 30, 2020

The following table sets forth our revenues, expenses and net loss for the three and nine months ended September 30, 2021 and 2020. The financial information below is derived from our condensed consolidated financial statements included in this Quarterly Report.

	Three Months ended September 30,		Nine Months ended September 30,
	2021	2020	2021	2020
Revenues	$1,207,305	$6,309,509	$4,273,498	$23,503,384
Cost of revenues	1,178,113	5,978,265	4,422,429	20,831,870
Gross profit (loss)	29,192	331,244	(148,931)	2,671,514
Operating expenses	1,924,725	1,502,829	5,102,405	6,591,345
Loss from operations	(1,895,533)	(1,171,585)	(5,251,336)	(3,919,831)
Other income (expenses), net	8,150,463	36,773,882	12,919,943	(31,586,542)
Net income (loss)	6,254,930	35,602,297	7,668,607	(35,506,373)
Deemed dividend related to ratchet adjustment, beneficial conversion features, and accrued dividends	(21,386)	-	(1,007,319)	(18,696,012)
Net income (loss) attributable to common shareholders	$6,233,544	$35,602,297	$6,661,288	$(54,202,385)

Results of Operations

Revenues

For the year ended December 31, 2020, our revenues from continuing operations were $25,826,632 as compared to $31,356,251 for the year ended December 31, 2019, a decrease of $5,529,619, or 17.6%. This decrease was primarily a result of a decrease in revenue attributable to Prime EFS’s last-mile DSP business of $7,306,507 offset by an increase in revenue from Shypdirect’s mid-mile and long-haul business with Amazon of $1,335,230 and an increase in revenue from other customers of $441,658.

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Approximately 54.0% and 42.7% of our revenue of $25,826,632 for the year ended December 31, 2020 were attributable to Prime EFS’s last-mile DSP business and Shypdirect’s mid-mile and long-haul business with Amazon, respectively. The termination of the Amazon last-mile business had a material adverse impact on our business in the 4th fiscal quarter of 2020 and will have a material adverse impact thereafter. If the Amazon mid-mile and long-haul business is discontinued after May 14, 2021, it would have a material adverse impact on the Company’s business in 2nd fiscal quarter of 2021 and thereafter.

For the three months ended September 30, 2021, our revenues were $1,207,305 as compared to $6,309,509 for the three months ended September 30, 2020, a decrease of $5,102,204, or 80.9%. This decrease was primarily a result of a decrease in revenue attributable to Prime EFS’s last-mile DSP business of $3,528,236, a decrease in revenue from Shypdirect’s mid-mile and long-haul business with Amazon of $2,400,597, and a decrease in revenue from other customers of $340,956. These decreases were offset from revenues generated from our newly acquired companies, DDTI and Cougar Express, of $292,884 and $874,701, respectively.

For the nine months ended September 30, 2021, our revenues were $4,273,498 as compared to $23,503,384 for the nine months ended September 30, 2020, a decrease of $19,229,886, or 81.8%. This decrease was primarily a result of a decrease in revenue attributable to Prime EFS’s last-mile DSP business of $13,732,513, a decrease in revenue from Shypdirect’s mid-mile and long-haul business with Amazon of $7,607,842, and a decrease in revenue from other customers of $509,659. These decreases were offset from revenues generated from our newly acquired companies, DDTI and Cougar Express, of $836,428 and $1,783,700, respectively.

During the year ended December 31, 2020 and 2019, one customer, Amazon, represented 96.7% and 98.7% of the Company’s total net revenues. Additionally, as discussed above, approximately 36.7% of our revenue of $4,273,498 for the nine months ended September 30, 2021 was attributable to Shypdirect’s now terminated mid-mile and long-haul business with Amazon. The termination of the Prime EFS last-mile business with Amazon on September 30, 2020 had a material adverse impact on the operations of Prime EFS beginning in the 4th fiscal quarter of 2020 and the termination of Shypdirect’s Amazon mid-mile and long-haul business, which was effective on or about May 14, 2021, had a material adverse impact on operations of Shypdirect beginning in the 2nd fiscal quarter of 2021. This impact has caused Prime EFS and Shypdirect to become insolvent and to cease operations.

Cost of Revenues

For the year ended December 31, 2020, our cost of revenues from continuing operations was $23,284,240 compared to $28,752,889 for the year ended December 31, 2019, a decrease of $5,468,649, or 19.0%. Cost of revenues relating to our Prime EFS and Shypdirect segments consists of truck and van rental fees, insurance, gas, maintenance, parking and tolls, and compensation and related benefits.

For the three months ended September 30, 2021, our cost of revenues was $1,178,113 compared to $5,978,265 for the three months ended September 30, 2020, a decrease of $4,800,152, or 80.3%. For the nine months ended September 30, 2021, our cost of revenues was $4,422,429 compared to $20,831,870 for the nine months ended September 30, 2020, a decrease of $16,409,441, or 78.8%. Cost of revenues consists of truck and van rental fees, insurance, gas, maintenance, parking and tolls, and compensation and related benefits. In the first quarter of 2021, Prime EFS received a bill for approximately $304,000 for excess wear and tear on trucks that were rented for its last-mile DSP business that terminated in September 2020, which is included in cost of sales. The decrease in cost of sales was consistent with the decrease in revenues.

Gross Profit (Loss)

For the year ended December 31, 2020, our gross profit was $2,542,392, or 9.8% of revenues, as compared to $2,603,362, or 8.3% of revenues, for the year ended December 31, 2019, a decrease of $60,970, or 2.3%. The decrease in gross profit for the year ended December 31, 2020 as compared to the year ended December 31, 2019 primarily resulted from a decrease in revenues and a decrease in operational efficiencies in Prime EFS due to the termination of the Amazon last-mile business. Additionally, during the year ended December 31, 2020, we received a reduction in workers’ compensation balances due of approximately $155,000 resulting from positive results from a prior period workers’ compensation premium audit.

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For the three months ended September 30, 2021, we had gross profit of $29,192, or 2.4% of revenues, as compared to gross profit of $331,244, or 5.2% of revenues, for the three months ended September 30, 2020, a decrease of $302,052, or 91.2%. For the nine months ended September 30, 2021, we had a gross loss of $(148,931), or (3.5)% of revenues, as compared to gross profit of $2,671,514, or 11.4% of revenues, for the nine months ended September 30, 2020, a decrease of $2,820,445, or 105.6%. The decreases in gross profit for the three and nine months ended September 30, 2021 as compared to the three and nine months ended September 30, 2020 primarily resulted from a decrease in revenues and a decrease in operational efficiencies in Prime EFS and Shypdirect due to the termination of the Amazon last-mile business and decrease in revenues from our mid-mile and long-haul business. Additionally, as discussed above, during the three months ended March 31, 2021, Prime EFS received a bill for approximately $304,000 for excess wear and tear on trucks that were rented for its last-mile DSP business that terminated in September 2020.

Operating Expenses

For the year ended December 31, 2020, total operating expenses amounted to $10,757,943 as compared to $22,893,963 for the year ended December 31, 2019, a decrease of $12,136,020, or 53.0%. For the years ended December 31, 2020 and 2019, operating expenses consisted of the following:

	For the Year Ended December 31,
	2020	2019
Compensation and related benefits	$2,335,388	$13,158,040
Legal and professional Fees	3,920,606	2,096,359
Rent	651,806	419,249
General and administrative expenses	814,306	2,791,272
Contingency loss	3,035,837	586,784
Impairment loss	-	3,842,259
Total Operating Expenses	$10,757,943	$22,893,963

For the three months ended September 30, 2021, total operating expenses amounted to $1,924,725 as compared to $1,502,829 for the three months ended September 30, 2020, an increase of $421,896, or 28.1%. For the nine months ended September 30, 2021, total operating expenses amounted to $5,102,405 as compared to $6,591,345 for the nine months ended September 30, 2020, a decrease of $1,488,940, or 22.6%. For the three and nine months ended September 30, 2021 and 2020, operating expenses consisted of the following:

	Three Months ended September 30,		Nine Months ended September 30,
	2021	2020	2021	2020
Compensation and related benefits	$351,908	$551,306	$1,064,570	$1,955,854
Legal and professional Fees	487,473	621,105	1,470,926	3,523,811
Rent	154,132	156,738	521,688	496,349
General and administrative expenses	323,658	173,680	821,593	615,331
Loss on lease abandonment	607,554	-	1,223,628	-
Total Operating Expenses	$1,924,725	$1,502,829	$5,102,405	$6,591,345

Compensation and related benefits

For the year ended December 31, 2020, compensation and related benefits amounted to $2,335,388 as compared to $13,158,040 for the year ended December 31, 2019, a decrease of $10,822,652, or 82.3%. Compensation and related benefits for the year ended December 31, 2020 and 2019 included stock-based compensation of $0 and $8,200,809, respectively, a decrease of $8,200,809, from the granting of shares of our common stock to employees, our former chief executive officer, and our current chief executive officer for services rendered. Additionally, during the year ended December 31, 2020, the overall decrease in compensation and related benefits was attributable to a decrease in compensation paid to significant employees and the reduction of staff.

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For the three months ended September 30, 2021, compensation and related benefits amounted to $351,908 as compared to $551,306 for the three months ended September 30, 2020, a decrease of $199,398, or 36.2%. For the nine months ended September 30, 2021, compensation and related benefits amounted to $1,064,570 as compared to $1,955,854 for the nine months ended September 30, 2020, a decrease of $891,284, or 45.6%. During the three and nine months ended September 30, 2021, the overall decrease in compensation and related benefits was attributable to a decrease in compensation paid to significant employees and the reduction of staff due to the significant decrease in revenues and operations.

Legal and professional fees

For the year ended December 31, 2020, legal and professional fees were $3,920,606 as compared to $2,096,359 for the year ended December 31, 2019, an increase of $1,824,247, or 87.0%. During the year ended December 31, 2020 and 2019, we incurred stock-based consulting fees of $1,999,749 and $325,395, respectively, from the issuance of our common shares and warrants to consultants for business development services rendered, an increase of $1,674,354. Additionally, we had an increase in legal fees related to an increase in ongoing legal matters.

For the three months ended September 30, 2021, legal and professional fees were 487,473 as compared to $621,105 for the three months ended September 30, 2020, a decrease of $133,632, or 21.5%. During the three months ended September 30, 2021, we had a decrease in legal fees of $207,206 related to a decrease in activities on ongoing legal matters, and a decrease in other professional fees of $54,344. These decreases were offset by an increase in accounting fees of $98,272, and an increase in consulting fees of $29,646.

For the nine months ended September 30, 2021, legal and professional fees were $1,470,926 as compared to $3,523,811 for the nine months ended September 30, 2020, a decrease of $2,052,885, or 58.3%. During the nine months ended September 30, 2021, we had a decrease in legal fees of $86,443 related to a decrease in activities on ongoing legal matters, a decrease in consulting fees of $133,312 and a decrease in stock-based consulting fees of $1,999,749 that we incurred in the 2020 period and not in the 2021. These decreases were offset by an increase in accounting fees of $107,400 incurred, and an increase in other professional fees of $59,219 which primarily consisted of fees for the mailing of proxy and shareholder information.

Rent expense

For the year ended December 31, 2020, rent expense was $651,806 as compared to $419,249 for the year ended December 31, 2019, an increase of $232,557, or 55.5%. These increases were attributable to a significant expansion in office, warehouse, and parking spaces pursuant to short and long-term operating leases related to the Prime EFS and Shypdirect businesses.

For the three months ended September 30, 2021, rent expense was $154,132 as compared to $156,738 for the three months ended September 30, 2020, a decrease of $2,606, or 1.7%. For the nine months ended September 30, 2021, rent expense was $521,688 as compared to $496,349 for the nine months ended September 30, 2020, an increase of $25,339, or 5.1%. This increase was attributable to an increase in rental space due to the acquisition of Cougar Express. As of September 30, 2021, we abandoned our lease and vacated the premises related to the ceased operations of Prime EFS and Shypdirect.

General and administrative expenses

For the year ended December 31, 2020, general and administrative expenses were $814,306 as compared to $2,791,272 for the year ended December 31, 2019, a decrease of $1,976,966, or 70.8%. This decrease is primarily attributable to a decrease in general administrative expenses of $1,109,182 and a decrease in depreciation and amortization of $867,784. The decrease in depreciation and amortization expense was related to a decrease in amortization of intangible assets of $826,075 due to impairment of the intangible in 2019, and a decrease in depreciation expense of $41,709. In 2020, we cut our overall general and administrative expenses due to cost-cutting measures taken.

For the three months ended September 30, 2021, general and administrative expenses were $323,658 as compared to $173,680 for the three months ended September 30, 2020, an increase of $149,978, or 86.3%. For the nine months ended September 30, 2021, general and administrative expenses were $821,593 as compared to $615,331 for the nine months ended September 30, 2020, an increase of $206,262, or 33.5%. These increases were primarily attributable to the acquisition of Double D Trucking and Cougar Express and were offset by decreases in general and administrative expenses due to cost-cutting measures taken.

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Contingency loss

For the year ended December 31, 2020, contingency loss amounted to $3,035,837 as compared to $586,784 for the year ended December 31, 2020, an increase of $2,449,053. For the year ended December 31, 2020, contingency loss consisted or the write off of securities deposits of $164,565 and the recorded of a contingent liability of $2,871,272 which are related to the default on truck leases for non-payment of monthly lease payments and the lessors demand for payment of lease termination fees. For the year ended December 31, 2019, contingency loss amounted to $586,784. On or about January 10, 2020, we were named as sole defendant in a civil action captioned Elrac LLC v. Prime EFS, filed in the United States District Court for the Eastern District of New York, assigned Case No. 1 :20-cv-00211 (the “Elrac Action”). The complaint in the Elrac Action alleged that Prime EFS failed to pay in full for repairs allegedly required by reason of property damage to delivery vehicles leased by Prime EFS from Elrac to conduct its business. In connection with this dispute, in 2019, we wrote off all remaining deposits held by Elrac and accrued any additional potential amount due to Elrac in the aggregate amount of $586,784.

Impairment expense

During the year ended December 31, 2019, management tested the intangible asset for impairment. Based on our analysis, we recorded intangible asset impairment expense of $3,842,259 in the consolidated statement of operations for the year ended December 31, 2019. Such analysis considered future cash flows and other industry factors. No impairment expense was recorded during the year ended December 31, 2020.

Loss from lease abandonment

Due to a reduction in our revenues and the loss of its Amazon revenues, during the second and third quarter of 2021, we abandoned our leased premises related to the ceased operations of Prime EFS and Shypdirect. Accordingly, during the three and nine months ended September 30, 2021, we wrote the remaining balance of this right of use asset and recorded a loss on lease abandonment of $607,554 and $1,223,628, respectively.

Loss from operations

For the year ended December 31, 2020, loss from continuing operations amounted to $42,781,958 as compared to $44,183,036 for the year ended December 31, 2019, a decrease of $1,401,078, or 3.2%.

For the year ended December 31, 2020, loss from operations amounted to $8,215,551 as compared to $20,290,601 for the year ended December 31, 2019, a decrease of $12,075,050, or 59.5%.

For the three months ended September 30, 2021, loss from operations amounted to $1,895,533 as compared to $1,171,585 for the three months ended September 30, 2020, an increase of $723,948, or 61.8%. For the nine months ended September 30, 2021, loss from operations amounted to $5,251,336 as compared to $3,919,831 for the nine months ended September 30, 2020, an increase of $1,331,505, or 34.0%.

Discontinued Operations

On May 1, 2019, the Company entered into a Share Exchange Agreement with Save On and Steven Yariv, whereby the Company returned all of the stock of Save On to Steven Yariv in exchange for Mr. Yariv conveying 1,000,000 shares of common stock of the Company back to the Company. In addition, the Company granted an aggregate of 80,000 options to certain employees of Save On. Accordingly, we reflected Save On as a discontinued operations beginning in the second quarter of 2019, the period that Save On was disposed of, and retroactively for all periods presented in the accompanying consolidated financial statements. The businesses of Save On are considered discontinued operations because: (a) the operations and cash flows of Save On were eliminated from the Company’s operations; and (b) the Company has no interest in the divested operations. For the year ended December 31, 2019, loss from discontinued operations amounted to $681,426. We did not have discontinued operations during the 2020 period.

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Other expenses (income)

Total other expenses (income) include interest expense, derivative expense, loan fees, gain on debt extinguishment, and other income. For the years ended December 31, 2020 and 2019, other expenses (income) consisted of the following:

	For the Year Ended December 31,
	2020	2019
Interest expense	$7,377,164	$6,318,122
Interest expense – related parties	174,947	222,328
Loan fees	-	601,121
Gain on debt extinguishment	(7,847,073)	(39,090,168)
Settlement expense	545,616	-
Other income	(376,750)	-
Derivative expense	34,692,503	55,841,032
Total Other Expenses, net	$34,566,407	$23,892,435

For the year ended December 31, 2020 and 2019, aggregate interest expense was $7,552,111 and $6,540,450, respectively, an increase of $1.011,661, or 4.5%. During the year ended December 31, 2020, we incurred a 30% default interest penalty of $1,531,335, which was included in interest expense. We did not incur this expense during the 2019 period. This increase in interest expense was offset by a decrease in interest expense attributable to a decrease in interest-bearing loans due to the conversion of debt to equity and a decrease in the amortization of original issue discount.

For the year ended December 31, 2019, loan fees were $601,121. In connection with previous promissory notes payable, on June 11, 2019, we issued 55,000 warrants to purchase 55,000 shares of common stock an exercise price of $1.00 per share. On June 11, 2019, we calculated the fair value of these warrants of $601,121, which was expensed and included in loan fees on the accompanying consolidated statement of operations. We did not incur such expense during the 2020 period.

For the year ended December 31, 2020 and 2019, the net gain on extinguishment of debt was $7,847,073 and $39,090,168, respectively, a decrease of $31,243,095. The gains on debt extinguishment were attributable to the settlement of convertible debt and warrants, the settlement of secured merchant loans, the conversion of convertible debt, and the settlement of other payables.

On December 17, 2020, we issued 18,685,477 common shares to certain August 2019 equity and debt purchasers as settlement related to the difference between $2.50, the purchase price, and $0.40. These shares were valued at $545,616, or $0.029 per share, based on the quoted trading price on the date of grant. In connection with these shares, we recorded settlement expense of $545,616.

During the year ended December 31, 2020, we recorded other income of $376,750 which primarily related to the collection of rental income from the sublease of excess office, warehouse, and parking spaces.

For the year ended December 31, 2020 and 2019, derivative expense was $34,692,503 and $55,841,032, respectively, a decrease of $21,148,529. During the year ended December 31, 2020 and 2019, we recorded a derivative expense related to the calculated initial derivative fair value of conversion options and warrants. Additionally, we adjusted our derivative liabilities to fair value and recorded derivative expense or income.

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Total other expenses (income) include interest expense, derivative expense, warrant exercise inducement expense, gain on debt extinguishment, and other income. For the three and nine months ended September 30, 2021 and 2020, other expenses (income) consisted of the following:

	Three Months ended September 30,		Nine Months ended September 30,
	2021	2020	2021	2020
Interest expense	$71,939	$2,028,958	$290,898	$7,016,597
Interest expense – related party	22,685	22,686	67,315	152,262
Warrant exercise inducement expense	4,193,134	-	4,193,134	-
Loss (gain) on debt extinguishment	-	(907,447)	(1,564,941)	(7,151,041)
Other income	(11,001)	(91,950)	(194,823)	(266,918)
Gain on deconsolidation of subsidiaries	(12,427,220)	-	(12,427,220)	-
Derivative (income) expense	-	(37,826,129)	(3,284,306)	31,835,642
Total Other Expenses (Income)	$(8,150,463)	$(36,773,882)	$(12,919,943)	$31,586,542

For the three months ended September 30, 2021 and 2020, aggregate interest expense was $94,624 and $2,051,644, respectively, a decrease of $1,957,020, or 96.4%. For the nine months ended September 30, 2021 and 2020, aggregate interest expense was $358,213 and $7,168,859, respectively, a decrease of $6,810,646, or 95.0%. During the nine months ended September 30,2020, we recorded a 30% default interest penalty of $1,531,335, which was included in interest expense. We did not incur this expense during the 2021 periods. Additionally, the decrease in interest expense was attributable to a decrease in interest-bearing loans due to the conversion of debt to equity and a decrease in the amortization of original issue discount.

During the six months ended September 30, 2021, we entered into Securities Purchase Agreements with certain of the holders of its existing Series E preferred warrants (“Exercising Warrants Holders”). Pursuant to the Securities Purchase Agreements, the Exercising Warrants Holders and we agreed that the Exercising Warrants Holders would cash exercise their existing warrants, into shares of common stock underlying such existing warrants Shares. In order to induce the Exercising Warrant Holders to cash exercise their existing Warrants, the Securities Purchase Agreements provided for the issuance of new warrants (“New Warrants”) with such New Warrants to be issued in an amount equal to 50% of the number of shares acquired by the Existing Warrant Holder through the exercise of existing warrants for cash. The New Warrants are exercisable upon issuance and terminate five years following the initial exercise date. The New Warrants have an exercise price per share of $0.01. In connection with the exercise of these existing warrants for cash, the Company issued an aggregate of 191,341,147 New Warrants. The New Warrants issued in connection with the Securities Purchase Agreements were considered inducement warrants and are classified in equity. During the three and nine months ended September 30, 2021 and 2020, the fair value of the New Warrants issued was $4,193,134 and were expensed as warrant exercise inducement expense on the accompanying condensed consolidated statement of operations.

For the three months ended September 30, 2021 and 2020, the net gain on extinguishment of debt was $0 and $907,447, respectively, a decrease of $907,447, or 100.0%. For the nine months ended September 30, 2021 and 2020, the net gain on extinguishment of debt was $1,564,941 and $7,151,041, respectively, a decrease of $5,586,100, or 78.1%. The gains on debt extinguishment were attributable to the settlement of convertible debt and warrants, the settlement of secured merchant loans, the conversion of convertible debt, and the settlement of other payables.

During the three months ended September 30, 2021 and 2020, we recorded other income of $11,001 and $91,950. During the nine months ended September 30, 2021 and 2020, we recorded other income of $194,823 and $266,918. Other income was primarily related to the collection of rental income from the sublease of excess office, warehouse, and parking spaces. As of September 30, 2021, the Company abandoned substantially all of its leased properties and will no longer receive sublease income in the future.

For the three and nine months ended September 30, 2021, we recognized a gain on deconsolidation of subsidiaries of $12,427,220. We did not recognize this gain during the 2020 periods.

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For the three months ended September 30, 2021 and 2020, derivative expense (income) was $0 and $(37,826,129), respectively, a change of $37,826,129. For the nine months ended September 30, 2021 and 2020, derivative expense (income) was $(3,284,306) and $31,835,642, respectively, a change of $35,119,948. During the three and nine months ended September 30, 2021 and 2020, we recorded a derivative expense (income) related to the calculated initial derivative fair value of conversion options and warrants. Additionally, we adjusted our derivative liabilities to fair value and recorded derivative expense or income.

Net Income (Loss)

Due to factors discussed above, for the year ended December 31, 2020 and 2019, net loss amounted to $42,781,958 and $44,864,462, respectively. For the year ended December 31, 2020 and 2019, net loss attributable to common shareholders, which included a deemed dividend related to price protection and beneficial conversion features on preferred stock of $19,223,242 and $981,548, amounted to $62,005,200, or $(0.08) per basic and diluted common share, and $45,846,010, or $(4.80) per basic and diluted common share, respectively.

Due to factors discussed above, for the three months ended September 30, 2021 and 2020, net income amounted to $6,254,930 and $35,602,297, respectively. For the three months ended September 30, 2021 and 2020, net income attributable to common shareholders, which included a deemed dividend related to price protection, beneficial conversion features on preferred stock, and the dividends accrued on Series E preferred stock of $21,386 and $0, amounted to $6,233,544, or $0.00 per basic and diluted common share, and $35,602,297, or $0.03 per basic common share and $0.00 per diluted common share, respectively.

Due to factors discussed above, for the nine months ended September 30, 2021 and 2020, net income (loss) amounted to $7,668,607 and $(35,506,373), respectively. For the nine months ended September 30, 2021 and 2020, net income (loss) attributable to common shareholders, which included a deemed dividend related to price protection, beneficial conversion features on preferred stock, and the dividends accrued on Series E preferred stock of $1,007,319 and $18,696,012, amounted to $6,661,288, or $0.00 per basic and diluted common share, and $(54,202,385), or $(0.11) per basic and diluted common share, respectively.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. On September 30, 2021 and December 31, 2020, we had a cash balance of $2,668,329 and $579,283, respectively. Our working capital was $1,283,101 on September 30, 2021. We reported a net increase in cash for the nine months ended September 30, 2021 as compared to December 31, 2020 of $2,089,046 primarily as a result of net cash proceeds received from the sale of Series E preferred stock units of $3,590,500 and cash proceeds from the exercise of warrants of $3,940,669, offset by the use of net cash for acquisitions of $2,123,115, the repayment of notes payable of $496,291, and by cash used in operations of $2,863,483. We reported a net increase in cash for the year ended December 31, 2020 as compared to December 31, 2019 of $529,257 primarily as a result of net cash proceeds received from payroll protection loans and convertible debt, offset by the use of cash in operations.

We do not believe that our existing working capital and our future cash flows from operating activities will provide sufficient cash to enable us to meet our operating needs and debt requirements for the next twelve months. Our revenues decreased significantly since the fourth quarter of 2020 due to the termination of the Amazon last-mile business. Additionally, as discussed elsewhere, during the nine months ended September 30, 2021 due to the termination of the Amazon Relay Carrier Terms of Service between Amazon and Shypdirect, there has been a significant decrease in cash flows from operations. We are seeking to (i) replace its last-mile DSP business and supplement its mid-mile and long-haul business with other, non-Amazon, customers; (ii) explore other strategic relationships; and (iii) identify potential acquisition opportunities, while continuing to execute our restructuring plan, commenced in February 2020. In connection thereto, in January 2021, we completed the asset acquisition of DDTI and in March 2021, we completed the acquisition of Cougar Express, as discussed elsewhere.

Additionally, we are seeking to raise capital through additional debt and/or equity financings to fund our operations in the future. Although we have historically raised capital from sales of shares of common stock, the sale of Series E preferred stock, and from the issuance of convertible promissory notes and notes payable, there is no assurance that we will be able to continue to do so. If we are unable to raise additional capital or secure additional lending in the near future, management

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Cash Flows

Operating activities

Net cash flows used in operating activities for the nine months ended September 30, 2021 amounted to $2,863,483. During the nine months ended September 30, 2021, net cash used in operating activities was primarily attributable to net income of $7,668,607, adjusted for the add back (reduction) of non-cash items such as depreciation and amortization expense of $498,876, derivative income of $3,284,306, amortization of debt discount of $83,548, gain on debt extinguishment of $1,564,941, warrant exercise inducement expense of $4,193,134, a non-cash gain from the deconsolidation of subsidiaries of $12,448,899 and loss on lease abandonment of $1,223,628, and changes in operating assets and liabilities such as a decrease in accounts receivable of $173,941, a decrease in prepaid expenses and other current assets of $159,142, a decrease in security deposit of $94,000, an increase in accounts payable and accrued expenses of $500,908, a decrease in insurance payable of $123,445, and a decrease in accrued compensation and related benefits of $16,310.

Net cash flows used in operating activities for the nine months ended September 30, 2020 amounted to $2,369,261. During the nine months ended September 30, 2020, net cash used in operating activities was primarily attributable to a net loss of $35,506,373, adjusted for the add back (reduction) of non-cash items such as depreciation and amortization expense of $42,101, derivative expense of $31,835,642, amortization of debt discount of $4,664,605, interest expense related to debt default of $1,531,335, stock-based compensation of $1,999,749, a non-cash gain on debt extinguishment of $(7,203,589), and changes in operating assets and liabilities such as a decrease in accounts receivable of $628,378, an increase in prepaid expenses and other current assets of $216,181, an increase in security deposit of $129,750, a decrease in accounts payable and accrued expenses of $12,623, a decrease in insurance payable of $250,961, and an increase in accrued compensation and benefits of $226,415.

Net cash flows used in operating activities for the year ended December 31, 2020 amounted to $3,278,258. During the year ended December 31, 2020, net cash used in operating activities was primarily attributable to a net loss of $42,781,958, adjusted for the add back (reduction) of non-cash items such as depreciation and amortization expense of $102,109, derivative expense of $34,692,503, amortization of debt discount of $4,928,010, non-cash contingency loss of $3,035,837, interest expense related to debt default of $1,531,335, stock-based compensation of $1,999,749, non-cash settlement expense of $545,616, and non-cash gain on debt extinguishment of $(7,899,618), and changes in operating assets and liabilities such as a decrease in accounts receivable of $583,818, an increase in prepaid expenses and other current assets of $64,822, an increase in security deposit of $17,500, an increase in accounts payable and accrued expenses of $258,554, a decrease in insurance payable of $258,966, and an increase in accrued compensation and related benefits of $35,732.

Net cash flows used in operating activities for the year ended December 31, 2019 amounted to $5,659,094. During the year ended December 31, 2019, net cash used in operating activities was primarily attributable to a net loss of $44,864,462, adjusted for the add back (reduction) of non-cash items such as depreciation and amortization expense of $969,893, derivative expense of $55,841,032, amortization of debt discount of $4,562,749, interest expense related to a put premium of $385,385, contingency loss of $586,784, stock-based compensation of $9,227,020, a gain on debt extinguishment of $(39,246,384), impairment expense of $3,842,259, non-cash loan fees of $601,121 and changes in operating assets and liabilities such as an increase in accounts receivable of $542,274, an increase in prepaid expenses and other current assets of $1,124,879, an increase in accounts payable and accrued expenses of $1,687,210 and an increase in insurance payable of $1,839,893.

Investing activities

Net cash used in investing activities for the nine months ended September 30, 2021 amounted to $2,119,664 and consisted of net cash used for the acquisition of DDTI and Cougar Express offset by cash proceeds from the sale of property and equipment of $3,451.

Net cash used in investing activities for the nine months ended September 30, 2020 amounted to $460,510 and consisted of cash paid for the purchase of five box trucks of $460,510.

Net cash used in investing activities for the year ended December 31, 2020 amounted to $460,510 and consisted of cash paid for the purchase of five box trucks of $460,510.

Net cash provided by investing activities for the year ended December 31, 2019 amounted to $20,649 and consisted of cash received from the disposal of trucks and van of $81,000 offset by cash paid for the purchase of property and equipment of $54,726 and a reduction of cash related to the disposal of Save On of $5,625.

Financing activities

For the nine months ended September 30, 2021, net cash provided by financing activities totaled $7,072,193. During the nine months ended September 30, 2021, we received proceeds from the sale of Series E preferred shares of $3,590,500, cash proceeds of $3,940,669 from the exercise of warrants and an increase in amounts due to related party of $37,315, offset by the repayment of notes payable of $496,291.

For the nine months ended September 30, 2020, net cash provided by financing activities totaled $3,098,101. For the nine months ended September 30, 2020, we received proceeds from convertible debt of $1,912,382 and proceeds from notes payable of $4,479,662, offset by the repayment of convertible notes of $257,139, the repayment of related party advances of $80,438, and the repayment of notes payable of $2,956,366.

For the year ended December 31, 2020, net cash provided by financing activities totaled $4,268,025. For the year ended December 31, 2020, we received proceeds from convertible debt of $1,912,382, proceeds from notes payable of $4,479,662 and proceeds from the sale of Series E preferred shares of $1,163,000, offset by the repayment of convertible notes of $257,139, the repayment of related party advances of $27,753, and the repayment of notes payable of $3,002,127.

For the year ended December 31, 2019, net cash provided by financing activities totaled $5,392,275. For the year ended December 31, 2019, we received proceeds from the sale of common stock and warrants of $1,547,500, proceeds from related party convertible notes of $2,500,000, proceeds from convertible debt of $2,588,900, proceeds from notes payable of $9,280,655, net proceeds from related party advances of $87,645, and proceeds from related party notes of $805,000 offset by the repayment of convertible notes of $386,923, the repayment of related party notes of $545,000, and the repayment of notes payable of $10,485,502.

Going Concern Consideration

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. As reflected in the accompanying condensed consolidated financial statements, for the nine months ended September 30, 2021 and 2020, we had loss from operations of $5,251,336 and $3,919,831 and net cash used in operations was $2,863,483 and $2,369,261, respectively. Additionally, we had an accumulated deficit, shareholders’ equity, and working capital of $115,959,772, $3,941,546, and $1,283,101, respectively, on September 30, 2021. Furthermore, effective September 30, 2020 and in May 2021, we lost major contracts with our primary customer as described below.

As reflected in the accompanying consolidated financial statements, for the years ended December 31, 2020 and 2019, we had a net loss of $42,781,958 and $44,864,462 and net cash used in operations was $3,278,258 and $5,659,094, respectively. Additionally, we had an accumulated deficit, shareholders’ deficit, and a working capital deficit of $122,621,060, $16,013,416, and $16,611,286, respectively, on December 31, 2020.

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On June 19, 2020, Amazon notified Prime EFS by the Prime EFS Termination Notice that it does not intend to renew the In-Force Agreement when that agreement expired. In the Prime EFS Termination Notice, Amazon stated that the In-Force Agreement expires on September 30, 2020. Additionally, on July 17, 2020, pursuant to the Shypdirect Termination Notice, Amazon notified Shypdirect that Amazon had elected to terminate the Program Agreement between Amazon and Shypdirect effective as of November 14, 2020. However, on August 3, 2020, Amazon offered pursuant to the Aug. 3 Proposal to withdraw the Shypdirect Termination Notice and extend the term of the Program Agreement to and including May 14, 2021, conditioned on Prime EFS executing, for nominal consideration, a separation agreement with Amazon under which Prime EFS agrees to cooperate in an orderly transition of its Amazon last-mile delivery business to other service providers, Prime EFS releases any and all claims it may have against Amazon, and Prime EFS covenants not to sue Amazon. In a “Separation Agreement” dated August 23, 2020, by and among Amazon, Prime EFS and the Company, Prime EFS and the Company agreed, for nominal consideration, that the Delivery Service Partner Program Agreement between Amazon and Prime EFS would terminate effective September 30, 2020; that Prime EFS and the Company would cooperate in an orderly transition of the last-mile delivery business from Prime EFS to other service providers; that Prime EFS would return any and all vehicles leased from Element Fleet Corporation by October 7, 2020 in good repair; and that Prime EFS would dismiss the Amazon Arbitration with prejudice. Under the same Separation Agreement, Prime EFS and the Company released any and all claims they had against Amazon and covenant not to sue Amazon. In a “Settlement and Release Agreement” dated August 21, 2020, by and among Amazon, Shypdirect, Prime EFS and the Company, Amazon withdrew the Shypdirect Termination Notice and extended the term of the Program Agreement to and including May 14, 2021. In the Settlement and Release Agreement, Shypdirect released any and all claims it had against Amazon, arising under the Program Agreement between Amazon and Shypdirect effective as of November 14, 2020, or otherwise. The termination of the Prime EFS last-mile business with Amazon on September 30, 2020 had a material adverse impact on the operations of Prime EFS beginning in the 4th fiscal quarter of 2020 and the termination of Shypdirect’s Amazon mid-mile and long-haul business, which was effective on or about May 14, 2021, had a material adverse impact on operations of Shypdirect beginning in the 2nd fiscal quarter of 2021. During the first quarter of 2021, the Company defaulted on certain truck leases. In connection with these defaults, the Lessor has demanded that the Company’s subsidiaries pay for the leased trucks in the amount of approximately $2,871,000 which was accrued and included in contingency liabilities on the accompanying condensed consolidated balance sheets as of September 30, 2021 and December 31, 2020.

The COVID-19 pandemic and resulting global disruptions have affected the Company’s businesses, as well as those of the Company’s customers and their third-party suppliers and sellers. To serve the Company’s customers while also providing for the safety of the Company’s employees and service providers, the Company has adapted numerous aspects of its logistics and transportation processes. The Company continues to monitor the rapidly evolving situation and expect to continue to adapt its operations to address federal, state, and local standards as well as to implement standards or processes that the Company determines to be in the best interests of its employees, customers, and communities. The impact of the pandemic and actions taken in response to it had minimal effects on the Company’s results of operations. Effects include increased fulfilment costs and cost of sales, primarily due to investments in employee hiring, pay, and benefits, as well as costs to maintain safe workplaces, and higher shipping costs. The Company continues to be affected by possible procurement and shipping delays, supply chain interruptions, higher product demand in certain categories, lower product demand in other categories, and increased fulfilment costs and cost of sales as a percentage of net sales and it is not possible to determine the duration and spread of the pandemic or such actions, the ultimate impact on the Company’s results of operations during 2021, or whether other currently unanticipated consequences of the pandemic are reasonably likely to materially affect the Company’s results of operations.

It is management’s opinion that these factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. During the nine months ended September 30, 2021, the Company issued an aggregate of 343,118 shares of its Series E preferred stock for net proceeds of $3,590,500. The proceeds were used for the acquisition of Cougar Express and DDTI and for working capital purposes. Management cannot provide assurance that the Company will ultimately achieve profitable operations, become cash flow positive, or raise additional debt and/or equity capital. In May and June 2021, the Company issued 68,571,429 shares of its common stock and received proceeds of $685,714 from the exercise of 68,571,429 warrants at $0.01 per share. During the three months ended September 30, 2021, the Company issued 325,539,430 shares of its common stock and received proceeds of $3,254,955 from the exercise of 325,539,430 warrants at $0.01 per share.

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We will continue to: (i) seek to replace its last-mile DSP Amazon business and supplement its mid-mile and long-haul Amazon business with other, non-Amazon, customers; (ii) explore other strategic relationships; and (iii) identify potential acquisition opportunities, while continuing to execute its restructuring plan. We are seeking to raise capital through additional debt and/or equity financings to fund its operations in the future. Although we have historically raised capital from sales of common and preferred shares and from the issuance of convertible promissory notes and notes payable, there is no assurance that it will be able to continue to do so. If we are unable to replace its Amazon business, to raise additional capital or secure additional lending in the near future, management expects that we will need to curtail our operations. The condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Effects of Inflation

We do not believe that inflation has had a material impact on our business, revenues, or operating results during the periods presented.

Recently Enacted Accounting Standards

For a description of accounting changes and recent accounting standards, including the expected dates of adoption and estimated effects, if any, on our consolidated financial statements, see “Note 2: Recent Accounting Pronouncements” in the condensed consolidated financial statements filed with this Quarterly Report.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are not required to provide quantitative and qualitative disclosures about market risk because we are a smaller reporting company.

Evaluation of Disclosure Controls and Procedures

Under the supervision and with the participation of our management, including John Mercadante, Jr, our then Chief Executive Officer and Principal Accounting Officer, we carried out an evaluation of the effectiveness of the design and operation of the Company’s disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) as of September 30, 2021. Management recognizes that any disclosure controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving their objectives and management necessarily applies its judgment in evaluating the cost-benefit relationship of possible controls and procedures. Our management has assessed the effectiveness of our disclosure controls and procedures and, based upon that evaluation, management concluded that our disclosure controls and procedures were not effective as of September 30, 2021.

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As reported in Item 9A of our Annual Report on Form 10-K for the year ended December 31, 2020, our management concluded that our internal control over financial reporting was not effective as of that date because of material weaknesses in our internal controls over financial reporting. The ineffectiveness of our disclosure controls and procedures was due to the following material weaknesses in our internal control over financial reporting:

1)	Lack of a functioning audit committee due to a lack of a majority of independent members and a lack of a majority of outside directors on our board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures;

2)	The Company lacks segregation of duties;

3)	The Company lacks segregation of duties and monitoring controls regarding accounting because there are a limited staff of accountants maintaining the books and records;

4)	Our Chief Executive Officer does not have significant financial experience resulting in the Company’s use of outside consultants to assist in financial and public company expertise;

5)	The Company does not have adequate controls over pre-closing legal and accounting review of loan transactions or other financings;

6)	The Company did not have adequate controls over accounting systems that would prohibit unauthorized changes to historical accounting records. Recently, the Company implemented controls to address this situation;

7)	The Company lacks supervision of outside consultants who may negotiate transactions on behalf of the Company;

8)	The Company has not yet implemented any internal controls over financial reporting at its recently acquired subsidiary; and

9)	The Company lacks control over who is granted authorization to bind the Company or its subsidiaries to legal contracts.

We do not believe the material weaknesses described above caused any meaningful or significant misreporting of our consolidated financial condition and results of operations for the quarter ended September 30, 2021. However, management believes that the lack of a functioning audit committee and the lack of a majority of outside directors on our board of directors results in ineffective oversight in the establishment and monitoring of required internal controls and procedures, which could result in a material misstatement in our consolidated financial statements in future periods.

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LEGAL PROCEEDINGS

1. Disputes Between Prime EFS, ELRAC LLC, and Enterprise Leasing Company of Philadelphia, LLC

On or about January 10, 2020, Prime EFS was named as sole defendant in a civil action captioned ELRAC LLC v. Prime EFS, filed in the United States District Court for the Eastern District of New York, assigned Case No. 1 :20-cv-00211 (the “ELRAC Action”). The complaint in the ELRAC Action alleged that Prime EFS failed to pay in full for repairs allegedly required by reason of property damage to delivery vehicles leased by Prime EFS from ELRAC LLC (“ELRAC”) to conduct its business. The complaint sought damages of not less than $382,000 plus $58,000 in insurance claims that ELRAC believes were collected by the Company and not reimbursed to ELRAC.

ELRAC subsequently moved for a default judgment against Prime EFS. By letter to the court dated March 9, 2020, Prime EFS opposed entry of a default judgment and contended that all claims in the ELRAC Action were subject to mandatory arbitration clauses found in the individual lease agreements. On March 19, 2020, ELRAC filed a stipulation dismissing the ELRAC Action without prejudice and advised Prime EFS that it intends to file an arbitration at the American Arbitration Association alleging essentially identical claims.

During the period it was leasing vans and trucks from ELRAC and its affiliate, Enterprise Leasing Company of Philadelphia, LLC (“Enterprise PA” and, with ELRAC, “Enterprise”), Prime EFS paid $387,392 in deposits required by Enterprise as security for the payment of deductibles and uninsured damage to Enterprise’s fleet. Despite due demand, Enterprise never accounted to Prime EFS’s satisfaction regarding the application of these deposits. On June 10, 2020, Prime EFS therefore initiated an arbitration (the “Arbitration”) against Enterprise at the American Arbitration Association seeking the return of not less than $327,000 of these deposits.

On October 9, 2020, Enterprise filed its Answer and Counterclaims in the Arbitration. In its Answer, Enterprise denies liability to Prime for $327,000 or any other sum. In its Counterclaims, ELRAC seeks $382,000 in damages and Enterprise PA seeks $256,000 in damages. Enterprise also seeks $62,000 in insurance payments allegedly made by Utica to Prime EFS.

Prime EFS believes the Enterprise Answer and Counterclaims lack merit and intends to defend its position in the Arbitration vigorously. Nevertheless, while it believes it has meritorious defenses to this action, out of an abundance of caution and without prejudice to its position in the matter, as of December 31, 2021, Prime EFS accrued a contingency liability of $440,000 for purposes of this matter. Based on our knowledge of the matter, as developed to date, the Company continue to agree with this estimate of probable Prime EFS liability. Since the Company deconsolidated Prime EFS effective with the filing of executed Deeds of Assignment for the Benefit of Creditors in September 2021, as of September 30, 2021, this liability of $440,000 is no longer reflected on the Company’s condensed consolidated balance sheet.

2. Bellridge Capital, L.P. and SCS, LLC v. TLSI

After discontinuing a prior action in federal court, on April 23, 2021, Bellridge Capital, L.P. (“Bellridge”) filed a civil action in New York Supreme Court, New York County, against TLSI and John Mercadante. This matter, the “Bellridge Action,” was assigned civil action number 652728/2021.

The complaint in the Bellridge Action asserts 11 causes of action: (1) against TLSI, allegedly for breach of a convertible promissory note issued June 18, 2018 (the “June 2018 Note”), which claim seeks $539,114.06 for allegedly unpaid principal plus interest, costs and expenses; (2) against TLSI, also allegedly for breach of June 2018 Note, which claim seeks $343,000 plus interest, costs and expenses for TLSI’s alleged failure to honor certain conversion notices in timely fashion; (3) against TLSI, allegedly for breach of a promissory note dated December 26, 2018 (the “December 2018 Note”), which claim seeks $196,699 plus interest, costs and expenses for amounts allegedly unpaid under the note; (4) against TLSI, purportedly for breach of an exchange agreement between Bellridge and TLSI dated April 13, 2019 (the “Exchange Agreement”), which claim seeks $3,337,500 plus costs and interest; (5) against TLSI and Mercadante, allegedly for fraud in connection with the Exchange Agreement, which claim seeks $447,500 plus costs and interest; (6) against TLSI and Mercadante, allegedly for negligent misrepresentation in connection with the Exchange Agreement, which claim seeks $447,500 plus costs and interest, in the alternative to the 5th claim; (7) against TLSI, allegedly for breach of certain preferred stock terms relating to the conversion of 31,500 series A preferred shares, which claim seeks not less than $57,960; (8) against TLSI and Mercadante, allegedly for fraudulent inducement of an August 2019 subordination agreement, which claim seeks a declaration annulling the subordination agreement; (9) against TLSI, allegedly for failing to provide all consideration recited in a subordination letter, which claim seeks a declaration that Bellridge is discharged from its obligations under the subordination agreement; (10) against TLSI, allegedly for failing to honor a condition precedent to the subordination agreement, which claim seeks a declaration that Bellridge is discharged from any obligations under the subordination agreement; and (11) against TLSI, allegedly for breach of the subordination agreement and/or subordination letter, which claim seeks damages in an amount to be determined at trial.

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The purchase price stated in the June 2018 Note is $1,664,995. The principal amount of the June 2018 Note is $2,413,999.50. Hence the June 2018 Note was issued at a 33.33% discount (OID). The June 18 Note calls for the payment of interest computed at the rate of 10% per annum prior to any default. The term of the Note is one year. The June 2018 Note calls for the application of New York law. OID is treated as interest for purposes of the New York usury statutes (both civil and criminal). Since total interest payable under the Note at issuance was 41% per annum, for a period of one year, TLSI believes the June 2018 Note was void ab initio under N.Y. Penal Law § 190.40 and cannot be enforced in this action.

The purchase price stated in the December 2018 Note is $300,000. The principal amount of the December 2018 Note is $330,000. Hence the December 2018 Note was issued at a 10% discount (OID). The Note calls for the payment of interest computed at the rate of 10% per annum prior to any default. The term of the Note is under 90 days; that is, it was made payable, in full, on March 15, 2019, after which the principal amount increases “by 30%” and default interest is due under the instrument at a rate of 18% per annum (§ 7(b)). The December 2018 Note, by its terms, is governed by New York law. As noted above, OID is to be treated as interest for purposes of the New York usury statutes (both civil and criminal). Since total interest payable under the Note, over its term of under 90 days, was more than 40% per annum, TLSI believes that the December 2018 Note, like the June 12018 Note, is void under N.Y. Penal Law § 190.40 and cannot be enforced in this action.

When Bellridge offered to engage in the Exchange Agreement, Bellridge was able to dictate terms and extract concessions from TLSI that were commercially unreasonable and unconscionable. It was able to do so solely because of its violations of N.Y. Penal Law § 190.40 Bellridge in July 2018. As such, TLSI believes the Exchange Agreement is null and void under N.Y. Penal Law § 190.40 and cannot be enforced in this action.

On June 4, 2021, TLSI and Mercadante moved to dismiss this action for failure to state a claim and, as to Mercadante, lack of jurisdiction (the “MTD”). On July 7, 2021, Bellridge filed opposition papers and on July 21, 2021, the defendants filed reply papers on the MTD. The motion is scheduled to be argued to the assigned judge on October 20, 2021. In its reply papers, TLSI asserted, inter alia, that Bellridge has no damages because giving effect to its conversions and cash payments by TLSI on the June and December 2018 Note, Bellridge had no out-of-pocket losses and made around $500,000 on an investment of $1.92 million.

In August 2021, Bellridge issued discovery requests to the defendants. In September 2021, the Court stayed all discovery pending the determination of the Defendants’ MTD. On October 20, 2021, the Court decided the MTD, dismissing all claims in the case against both Defendants predicated on fraud and negligent misrepresentation. The Court thereby dismissed the Complaint insofar as alleged against Mr. Mercadante. On October 29, 2021, the Company filed its Answer in this case. On November 18, 2021, Bellridge filed an Amended Complaint purporting to revive its claims for fraud and negligent misrepresentation against both Defendants. Both Defendants filed objections to the Amended Complaint as procedurally improper. On December 17, 2021, the Defendants filed a motion to dismiss the Amended Complaint with prejudice. Plaintiff’s opposition papers are due January 24, 2022. The Company expects that this motion will be decided in the first half of 2022. Discovery has also been scheduled for the first half of 2022.

The Defendants believe they have good defenses to all claims alleged in the matter, including without limitation the defense of usury as outlined above. Based on the early stage of this matter, however, it is not possible to evaluate the likelihood of a favorable or unfavorable outcome, nor is it possible to estimate the amount or range of any potential loss in the matter. The Company intends to defend this case vigorously.

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3. SCS, LLC v. Transportation and Logistics Systems, Inc.

On January 14, 2021, a civil action was filed against the Company in the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida, captioned SCS, LLC v. Transportation and Logistics Systems, Inc. The case was assigned Case No. 50-2020-CA-012684-xxxx-MB.

The plaintiff in the case, SCS, LLC (“SCS”) alleges it is a limited liability company that entered into a renewable six-month consulting agreement with the Company dated September 5, 2019 and that the Company failed to make certain monthly payments due thereunder for the months of October 2019 through March 2020, summing to $42,000. The complaint alleges claims for breach of contract, quantum meruit, unjust enrichment and account stated.

On February 9, 2021, the Company filed its answer, defenses and counterclaims to this action. Among other things, the Company avers that SCS’s claims are barred by its unclean hands and breaches of its duties under the consulting agreement. SCS filed a motion to strike TLSI’s defenses and counterclaims and TLSI has opposed that application. Those motions remain sub judice.

The Company believes it has substantial defenses to all claims alleged in SCS’s complaint. The Company therefore intends to defend this case vigorously. Trial has been tentatively set for March-April 2022.

Based on the early stage of this matter, it is not possible to evaluate the likelihood of a favorable or unfavorable outcome, nor is it possible to estimate the amount or range of any potential loss in the matter.

4. Shareholder Derivative Action

On June 25, 2020, the Company was served with a putative shareholder derivative action filed in the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida (the “Court”) captioned SCS, LLC, derivatively on behalf of Transportation and Logistics Systems, Inc. v. John Mercadante, Jr., Douglas Cerny, Sebastian Giordano, Ascentaur LLC and Transportation and Logistics Systems, Inc. The action has been assigned Case No. 2020-CA-006581.

The plaintiff in this action, SCS, alleges it is a limited liability company formed by a former chief executive officer and director of the Company, Lawrence Sands. The complaint alleges that between April 2019 and June 2020, the current chairman and chief executive officer of the Company, the current chief development officer of the Company and, since February 2020, the Company’s restructuring consultant, breached fiduciary duties owed to the Company. The Company’s restructuring consultant, defendant Sebastian Giordano, renders his services through another defendant in the action, Ascentaur LLC.

Briefly, the complaint alleges that the Company’s chief executive officer breached duties to the Company by, among other things, requesting, in mid-2019, that certain preferred equity holders, including SCS, convert their preferred shares into Company common stock in order to facilitate an equity offering by the Company and then not consummating an equity offering. The complaint also alleges that current management caused the Company to engage in purportedly wasteful and unnecessary transactions such as taking merchant cash advances (MCA) on disadvantageous terms. The complaint further alleges that current management “issued themselves over two million shares of common stock without consideration.” The complaint seeks unspecified compensatory and punitive damages on behalf of the Company for breach of fiduciary duty, negligent breach of fiduciary duty, constructive fraud, and civil conspiracy and the appointment of a receiver or custodian for the Company.

The Company’s current management has tendered the complaint to its directors’ and officers’ liability carrier for defense and indemnity purposes, which coverage is subject to a $250,000 self-insured retention. Company management, Mr. Giordano and Ascentaur LLC each advise that they deny each and every allegation of wrongdoing alleged in the complaint. Among other things, current management asserts that it made every effort to consummate an equity offering in late 2019 and early 2020 and could not do so solely because of the Company’s precarious financial condition. Current management also asserts it made clear to SCS and other preferred equity holders, before they converted their shares into common stock, that there was no guarantee the Company would be able to consummate an equity offering in late 2019 or early 2020. In addition, current management asserts that it received equity in the Company on terms that were entirely fair to the Company and entered into MCA transactions solely because there was no other financing available to the Company.

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On August 5, 2020, all defendants in this action moved to dismiss the complaint for failure to state a claim upon which relief can be granted. Among other things, all defendants allege in their motion that, through this lawsuit, SCS is improperly attempting to second-guess business decisions made by the Company’s Board of Directors, based solely on hindsight (as opposed to any well-pleaded facts demonstrating a lack of care or good faith). All defendants also assert that the majority of the claims are governed by Nevada law because they concern the internal affairs of the Company. Defendants further assert that, under Nevada law, each of the business decisions challenged by SCS is protected by the business judgment rule. Defendants further assert that, even if SCS could rebut the presumption that the business judgment rule applies to all such transactions, SCS has failed to allege facts demonstrating that intentional misconduct, fraud, or a knowing violation of the law occurred—a requirement under Nevada law in order for director or officer liability to arise. Defendants further assert that, because SCS’s constructive fraud claim simply repackages Plaintiff’s claims for breach of fiduciary duty, it too must fail. Defendants also contend that in the absence of an adequately-alleged independent cause of action—let alone an unlawful agreement between the defendants entered into for the purpose of harming the Company, SCS’s claim for civil conspiracy must also be dismissed. Finally, defendants contend that SCS’s extraordinary request that a receiver or custodian be appointed to manage and supervise the Company’s activities and affairs throughout the duration of this unfounded action is without merit because SCS does not allege the Company is subject to loss so serious and significant that the appointment of a receiver or custodian is “absolutely necessary to do complete justice.”

SCS has a right to file court papers opposing the above motion and thereafter the defendants intend to file reply papers in further support of the motion. To date, the court has not entered an order scheduling these filings or a hearing on the motion.

While they hope to prevail on the motion, win or lose, current Company management, Mr. Giordano and Ascentaur LLC advise that they intend to mount a vigorous defense to this action, as they believe the action to be entirely bereft of merit.

It is not possible to evaluate the likelihood of a favorable or unfavorable outcome, nor is it possible to estimate the amount or range of any potential loss in the matter.

5.Frank Mazzola v. TLSI and Prime EFS, et al.

On July 24, 2020, Prime EFS terminated the employment of Frank Mazzola effective that day. On July 27, 2020, Mr. Mazzola filed a Complaint and Jury Demand in the United States District Court for the Southern District of New York in which he named as defendants Prime EFS, the Company, John Mercadante and Douglas Cerny. The case was assigned # 1:20-CV-5788-VM. On August 28, 2020, Mr. Mazzola voluntarily withdrew the action.

On September 1, 2020, Mr. Mazzola served the defendants with a Complaint and Jury Demand that Mr. Mazzola filed in the Superior Court of New Jersey, Law Division, Bergen County, docket number BER-L-004967-20. The Complaint alleged the same claims as those set forth in the Complaint that Mr. Mazzola had filed in the now withdrawn New York federal lawsuit.

In a Decision and Order dated September 24, 2021, the Court decided that this action should be transferred back to New York given the venue selection clause in the employment agreement between Mr. Mazzola and Prime. The Court therefore denied the Defendants’ motions to dismiss as moot. The Defendants thereafter filed a motion for reconsideration.

On November 2, 2021, without any payment of money by any party to any other party, all claims and counterclaims in this action were dismissed with prejudice (meaning permanently) and all parties exchanged general releases.

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6. Rosemary Mazzola v. TLSI and Prime EFS

On September 19, 2020, attorneys for Frank Mazzola’s mother, Rosemary Mazzola, filed an action in the United States District Court for the Southern District of New York against TLSI and Prime EFS. The case was assigned docket number 1:20-cv-7582. In this action, Ms. Mazzola originally claimed that TLSI entered into and breached an unspecified contract by failing to pay her $94,000.

On November 23, 2020, Ms. Mazzola filed an Amended Complaint in this action, adding Prime EFS, LLC as a party. The new pleading demanded $209,000 rather than the $94,000 in damages previously alleged.

As of December 31, 2020, out of an abundance of caution and without prejudice to its position in this matter, a $94,000 liability was included in liabilities subject to assignment for the benefit of creditors on the Company’s condensed consolidated balance sheet as of such date. Since the Company deconsolidated Prime EFS effective with the filing of executed Deeds of Assignment for the Benefit of Creditors in September 2021, as of September 30, 2021, this liability is no longer reflected on the Company’s condensed consolidated balance sheet.

On November 2, 2021, without any payment of money by any party to any other party, all claims and counterclaims in this action were dismissed with prejudice (meaning permanently) and all parties exchanged general releases.

7. Jose R. Mercedes-Mejia v. Shypdirect, LLC, Prime EFS, et al.

On August 4, 2020, an action was filed against Shypdirect, Prime EFS and others in the Superior Court of New Jersey for Bergen County captioned Jose R. Mercedes-Mejia v. Shypdirect LLC, Prime EFS LLC et al. The case was assigned docket number BER-L-004534-20. In this action, the plaintiff seeks reimbursement of his medical expenses and damages for personal injuries following an accident with a box truck leased by Prime EFS and being driven by a Prime EFS employee, in which the plaintiff’s ankle was injured. Plaintiff has thus far transmitted medical bills exceeding $789,000. Prime EFS and Shypdirect have demanded their vehicle liability carrier assume the defense of this action. To date, the carrier has not done so, allegedly inter alia because the box truck was not on the list of insured vehicles at the time of the accident.

On November 9, 2020, Prime EFS and Shypdirect filed their answer to the complaint in this action and also filed a third-party action against the insurance company in an effort to obtain defense and indemnity for this action.

On May 21, 2021, Prime EFS and Shypdirect also filed in action in the Supreme Court, State of New York, Suffolk County (the “Suffolk County Action”), seeking defense and indemnity for the Mercedes-Mejia action from the insurance brokerage, Acrisure LLC, which sold the County Hall insurance policy to Prime.

On August 19, 2021, the Plaintiff filed a motion for leave to file a first amended complaint to name four (4) additional parties as defendants – TLSI, ShypCX, Inc., ShypFX, Inc. and Cougar Express, Inc. On September 16, 2021, each of these entities filed papers in opposition to this motion.

On September 24, 2021, the Court granted Plaintiff’s motion for leave to amend the complaint herein, thus adding TLSI, ShypCX, Inc., ShypFX, Inc. and Cougar Express, Inc. as Defendants. On October 22, 2021, Acrisure stipulated to consolidate the Suffolk County Action into and with the Bergen County action. On November 22, 2021, all Defendants filed their Answer to the First Amended Complaint. On November 3, 2021, Prime EFS and Shypdirect refiled their Third-Party Complaint against Acrisure in the Bergen County action. On December 23, 2022, Acrisure filed its Answer to the Third Party Complaint, denying its material allegations.

Under the currently operative pre-trial order, the discovery period in this action has been extended to March 31, 2022. All Defendants in this action intend to vigorously defend themselves in this action and to pursue the third-party actions against both County Hall and Acrisure. However, owing to the early stage of this action, we cannot evaluate the likelihood of an adverse outcome or estimate our liability, if any, in connection with this claim.

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8. Valesky v. Prime EFS, Shypdirect and TLSI

Plaintiff, an ex-dispatcher for Prime EFS, brought this action in the U.S. District Court for the District of New Jersey under the Family and Medical Leave Act of 1993 and the New Jersey Law Against Discrimination seeking unspecified compensatory and punitive damages. In April 2021, we settled this matter for a payment of $35,000.

9 Ynes Accilien v. Prime EFS

This action was brought on April 27, 2020 in the Superior Court of New Jersey for Bergen County by the plaintiff alleging injuries from a May 12, 2019 collision with a van leased by Prime EFS and operated by Prime EFS employees. The plaintiff has also filed a workers’ compensation claim. Prime EFS’s insurer has been defending this matter without charging Prime EFS, and the Company and Prime EFS expect that the insurer will ultimately indemnify Prime EFS for any damages assessed.

10. Default by Prime EFS on June 4, 2020 Settlement with Creditors

On June 4, 2020, Prime EFS LLC (“Prime EFS”), a wholly-owned subsidiary of the Company, agreed with two related creditors (the “Creditors”) to a payment plan (the “Payment Plan”) to settle, without interest, a total outstanding balance of $2,038,556 (the “Outstanding Balance”) owed by Prime EFS to the Creditors.

Pursuant to the Payment Plan, Prime EFS was obligated to pay $75,000 to the Creditors on or before June 5, 2020 and $75,000 to the Creditors on or before June 12, 2020.

Thereafter, under the Payment Plan, beginning on June 19, 2020, Prime EFS was obligated to make weekly payments of $15,000 to the Creditors each Friday for 125 weeks ending with a final payment of $13,556 on November 18, 2022.

Under the Payment Plan, Prime EFS also agreed that, if it fails to make a scheduled payment or otherwise defaults on its obligations, the remaining Outstanding Balance would be accelerated and due, in full, within five business days after receipt by Prime EFS of a notice of default from the Creditors.

Under the Payment Plan, Prime EFS also agreed that, if Prime EFS does not pay the remaining Outstanding Balance within five business days after receipt of a notice of default, then the Creditors will be entitled to 9% per annum simple interest on the remaining Outstanding Balance from the date of default and to recover attorneys’ fees and costs for enforcement.

Prime EFS made the $75,000 payments due on each of June 5, 2020 and June 12, 2020.

Prime EFS also made each of the weekly payments due through Friday, September 18, 2020. However, Prime EFS did not make the payment due Friday, September 25, 2020, did not make any further weekly payment due under the Payment Plan, and has no present plan or intention to make any further payments under the Payment Plan because it lacks the cash-on-hand to do so.

By letter dated October 16, 2020, attorneys for the Creditors gave Prime EFS notice of default (the “Notice of Default”) under the settlement agreement that documents the Payment Plan and related terms and conditions. The Notice of Default correctly states that Prime EFS did not make the payment due under the Payment Plan on September 25, 2020 and has not made any further weekly payments since September 25, 2020. The Notice of Default correctly demands, under the settlement agreement that documents the Payment Plan and related terms and conditions, that, as of the day of Prime EFS’s default, Prime EFS owed the Creditors $1,678,556.06, which is accrued and included in insurance payable on the accompanying consolidated balance on December 31, 2020. In the Notice of Default, the Creditors reserve the right to institute legal proceedings against Prime EFS for its defaults under the Payment Plan, to seek default interest at 9% per annum and to seek the Creditors’ costs of collection.

To date, Prime EFS has not responded to the Notice of Default and has no present plan or intention to respond. Since the Company deconsolidated Prime EFS effective with the filing of executed Deeds of Assignment for the Benefit of Creditors in September 2021, as of September 30, 2021, this liability is no longer reflected on the Company’s condensed consolidated balance sheet.

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11. Dispute between Patrick Nicholson and Prime EFS

By letter dated October 9, 2020, attorneys representing Patrick Nicholson allege that Prime EFS is in default of its payment obligations under a “10% Senior Secured Demand Promissory Note” issued February 13, 2019, in the principal amount of $165,000, and under a second promissory note issued April 24, 2019 in the principal amount of $55,000.

In the demand, the attorneys for Mr. Nicholson allege the total balance owed, including interest, is $332,702.84 and that interest is continuing to accrue on each promissory note.

In the demand, the attorneys for Mr. Nicholson also contend that TLSI is jointly and severally liable with Prime EFS for this balance.

If, as threatened, Mr. Nicholson files suit for non-payment under either or both promissory notes, it is anticipated that the defendants will mount a vigorous defense to the action. Among other things, it is Prime EFS’s position that Mr. Nicholson knew or should have known that the promissory notes dated February 13, 2019, and April 24, 2019 were invalid and unenforceable, since they were signed by Rosemary Mazzola, as owner or managing member of Prime, and it was public information that, after June 18, 2018, Ms. Mazzola was no longer an owner or managing member of Prime EFS.

As of June 30, 2021, Prime EFS recorded notes payable of $220,000 and accrued interest payable of $66,297. Since the Company deconsolidated Prime EFS effective with the filing of executed Deeds of Assignment for the Benefit of Creditors in September 2021, as of September 30, 2021, this liability is no longer reflects on the Company’s condensed consolidated balance sheet. If Mr. Nicholson files suit against TLSI on one or both promissory notes, TLSI would defend itself vigorously in such an action, as these debts are solely Prime EFS liabilities and any finding of liability against TLSI is neither probable nor reasonably estimable. Thus, we cannot evaluate the likelihood of an adverse outcome or estimate our liability, if any, in connection with this claim.

12. Ryder Truck Rental, Inc. Demand Letter

On March 2, 2021, Shypdirect received a demand letter from Ryder Truck Rental, Inc. (“Ryder”) related to a breach of the Truck Lease and Service Agreement between Shypdirect and Ryder, dated October 9, 2018. Pursuant to the letter, Ryder terminated the Truck Lease and Service Agreement for failure to pay invoices due. Pursuant to the letter, Ryder also elected to require Shypdirect to purchase all of the terminated Vehicle(s) in accordance with the agreement for $2,871,272. In connection with this breach, as of December 31, 2020, the Company wrote off security deposits of $164,565 and has a recorded contingent liability, owed solely by Shypdirect, of $2,871,272 which is related to the default on truck leases for non-payment of monthly lease payments and the lessor’s demand for payment of the trucks for an aggregate contingency loss of $3,035,837. Shypdirect intends to dispute this demand. In addition, Shypdirect has returned all of the trucks to Ryder as Shypdirect is no longer using them. Since the Company deconsolidated Shypdirect effective with the filing of executed Deeds of Assignment for the Benefit of Creditors in September 2021, as of September 30, 2021, this liability of $2,871,272 is no longer reflected on the Company’s condensed consolidated balance sheet.

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DESCRIPTION OF THE PRIVATE PLACEMENTS

Series G Offering

On December 31, 2021, the Company entered into a Securities Purchase Agreement with certain of the Selling Stockholders (the “Securities Purchase Agreement”) pursuant to which such Selling Stockholders agreed to purchase, severally and not jointly, an aggregate of (i) 615,000 shares of Series G Stock and (ii) the Warrants to purchase 615,000,000 shares of Common Stock. On January 25, 2022, a second closing under the Securities Purchase Agreement occurred pursuant to which additional Selling Stockholders agreed to purchase, severally and not jointly, an aggregate of (i) 70,000 shares of Series G Stock and (ii) the Warrants to purchase 70,000,000 shares of Common Stock (collectively, the purchases under the Securities Purchase Agreement, the “Series G Offering”). The gross proceeds to the Company are $6,850,000.

In connection with the Series G Offering, the Company entered into a Registration Rights Agreement pursuant to which the Company agreed to file, and to bear expenses of, a registration statement on Form S-1 to register the resale of the shares of Common Stock issuable to the Selling Stockholders upon conversion of the Series G Stock and exercise of the Warrants. Pursuant to the Registration Rights Agreement, if the Company’s registration fails to remain continuously effective, or the Selling Stockholders are unable to utilize this prospectus to resell registrable shares for a longer than 30-day period during any 12-month period, then the Company shall pay to the Selling Stockholder who is unable to resell an amount equal to 1% of such Selling Stockholder’s investment amount for each month in which such Selling Stockholder is unable to resell.

The initial exercise price of the Warrants is $0.01 per share, subject to adjustment as provided therein, including, but not limited to, an “anti-dilution” adjustment that would require the Company to reduce the exercise price of Warrants previously issued to the Selling Stockholders if the Company issues (or is deemed to have issued) any additional Warrants, Options or Convertible Securities that could convert to Common Stock at a per-share price less than $0.01.

To consummate the Series G Offering, the Board of Directors (the “Board”) created the Series G Stock pursuant to the authority vested in the Board by the Company’s Amended and Restated Articles of Incorporation to issue up to 10,000,000 shares of preferred stock, $0.001 par value per share, of which 5,487,750 are unissued and undesignated. The Company’s Amended and Restated Articles of Incorporation explicitly authorize the Board to issue any or all of such shares of preferred stock in one (1) or more classes or series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the Company’s stockholders.

On December 28, 2021, the Board filed the Certificate of Designation of Preferences, Rights and Limitations of Series G Convertible Preferred Stock (the “Series G COD”) with the Secretary of State of the State of Nevada designating 1,000,000 shares of preferred stock as Series G Stock. Each holder of Series G Stock has the right to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series G Stock held by such holder are convertible as of the applicable record date.

On a pari passu basis with the holders of Series E Convertible Preferred Stock that is currently issued and outstanding, upon the liquidation, dissolution or winding up of the business of the Company, whether voluntary or involuntary, the Series G Convertible Preferred Stock is entitled to receive an amount per share equal to the Stated Value and then receive a pro-rata portion of the remaining assets available for distribution to the holders of Common Stock on an as-converted to Common Stock basis. Until December 31, 2023, the holders of Series G Stock have the right, with certain specified exceptions, to participate, pro rata, in each subsequent financing in an amount up to 40% of the total proceeds of such financing on the same terms, conditions and price otherwise available in such subsequent financing.

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Subject to a Beneficial Ownership Limitation (as defined below), anti-dilution protection as described below and customary adjustments for stock dividends and stock splits, each share of Series G Stock is initially convertible into a number of shares of the Company’s Common Stock calculated by dividing $10.00 (the “Stated Value”) of each share being converted by the Conversion Price. The initial Conversion Price shall be $0.01. In addition, the Corporation shall issue to a holder converting all or any portion of Series G Stock an additional sum (the “Make Good Amount”) equal to $210 for each $1,000 of Stated Value of the Series G Stock converted prorated for amounts more or less than $1,000 (the “Extra Amount”). Subject to the beneficial ownership limitation, the Make Good Amount shall be paid in shares of Common Stock, as follows: The number of shares of Common Stock issuable as the Make Good Amount shall be calculated by dividing the Extra Amount by the product of 80% times the average prevailing market for the five trading days prior to the date a holder delivered a notice of conversion to the Company. A holder of Series G Stock may not convert any shares of Series G Stock into Common Stock if the holder (together with the holder’s affiliates and any persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion (“Beneficial Ownership Limitation”), as such percentage ownership is determined in accordance with the terms of the Series G COD. However, upon notice from the holder to the Company, the holder may decrease or increase the Beneficial Ownership Limitation, which may not exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series G COD, provided that any such increase or decrease in the beneficial ownership limitation will not take effect until 61 days following notice to the Company.

If the Company issues or sells (or is deemed to have issued or sold) additional shares of Common Stock for a price-per-share that is less than the price equal to the conversion price of the Series G Stock held by the holders of the Series G Stock immediately prior to such issuance, then the conversion price of the Series G Stock will be reduced to the price per share of such dilutive issuance. In addition to the foregoing, until the earliest of (i) December 31, 2023 or (ii) the listing of the Common Stock for trading on the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or the NYSE American, if the Company sells any Common Stock (or Common Stock equivalent) on terms that a Selling Stockholder reasonably believes to be more favorable than the terms of the Securities Purchase Agreement, then the Company shall amend the terms of the Securities Purchase Agreement with respect to such Selling Stockholder so as to match such more favorable terms.

Approval of at least a two-thirds of the outstanding Series G Stock is required to: (a) amend or repeal any provision of, or add any provision to, the Company’s Articles of Incorporation or bylaws, or file any Certificate of Designation (however such document is named) or articles of amendment to create any class or any series of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Series G Stock, regardless of whether any such action shall be by means of amendment to the Articles of Incorporation or bylaws or by merger, consolidation or otherwise or filing any Certificate of Designation, it being understood that the creation of a new security having rights, preferences or privileges senior to or on parity with the Series G Stock in a future financing will not constitute an amendment, addition, alteration, filing, waiver or repeal for these purposes; (b) increase or decrease (other than by conversion) the authorized number of Series G Stock; (c) issue any Series D or Series E Convertible Preferred Stock; (d) issue any Series G Stock in excess of 1,000,000 or (e) without limiting any provision hereunder, whether or not prohibited by the terms of the Series G Stock, circumvent a right of the Series G Stock.

As of the date of this prospectus, as a result of the Series G Offering, there is outstanding:

1.	685,000 shares of Series G Convertible Preferred Stock; and
2.	Warrants to purchase 685,000,000 shares of Common Stock at an exercise price of $0.01 per share, subject to adjustment as set forth in the warrant agreement.

Warrant Offering

On August 5, 2021, September 29, 2021, and October 22, 2021, the Company entered into Securities Purchase Agreements with certain of the Selling Stockholders (the “Securities Purchase Agreement”) pursuant to which such Selling Stockholders agreed to purchase, severally and not jointly, warrants to purchase an aggregate of 205,626,862 shares of Common Stock (the “Warrant Offering”). The warrants were issued to holders of outstanding warrants previously issued by the Company as inducement for such holders to exercise their warrants. Warrant holders who exercise of their previously outstanding warrants for cash were issued new warrants to purchase Common Stock equal to one-half (50%) of the number of shares of Common Stock acquired by the warrant holder on exercise of their previous warrant.

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In connection with the Warrant Offering, the Company entered into Registration Rights Agreements pursuant to which the Company agreed that, if at any time, the Company determined to prepare and file a registration statement with the Commission on a form S-1 relating to an offering for its own account or the account of others of any of the Common Stock to file, to file and to bear expenses of, the Company would then prepare and file with the Commission a registration statement on Form S-1 covering the resale of all of the shares issuable on exercise of the warrants acquired in the Warrant Offering

The initial exercise price of the warrants is $0.01 per share, subject to adjustment as provided therein, including, but not limited to, an “anti-dilution” adjustment that would require the Company to reduce the exercise price of warrants previously issued to the Selling Stockholders if the Company issues (or is deemed to have issued) any additional warrants, options or convertible securities that could convert to Common Stock at a per-share price less than $0.01.

As of the date of this prospectus, as a result of the Warrant Offering, there is outstanding warrants to purchase 194,198,290 shares of Common Stock at an exercise price of $0.01 per share, subject to adjustment as set forth in the warrant agreement.

The Offering

Common Stock being offered by the selling	1,875,314,362 shares including (i) 984,687,500 issuable upon exercise of conversion rights pursuant to the Serie G Stock outstanding and (ii) 890,626,862 shares issued or issuable upon exercise of the Warrants, which have an exercise price of $0.01 per share, subject to adjustment.

Common Stock outstanding prior to the Offering(1)	3,017,528,666, outstanding as of January 28, 2022.(1)

Common Stock outstanding after the Offering assuming full conversion of all outstanding Series G Stock, full exercise of all outstanding Warrants	4,892,843,028.(1)

Terms of Offering	The Selling Stockholders will determine when and how they will sell the shares of our common stock offered hereby, as described in “Plan of Distribution”.

Use of proceeds	The Selling Stockholders will receive all of the proceeds from the sale of the shares offered under this prospectus. We will not receive proceeds from the sale of the shares by the Selling Stockholders. However, to the extent the Warrants are exercised for cash, we will receive up to an aggregate of $8,906,268.62 in gross proceeds. We expect to use the proceeds from the exercise of such warrants, if any, for working capital and general corporate purposes.

OTCQB Symbol	TLSS

Risk Factors	Investing in our common stock involves a high degree of risk. You should carefully review and consider the “Risk Factors” section of this prospectus for a discussion of factors to consider before deciding to invest in shares of our common stock.

(1)	This amount does not include:

●	an aggregate of 80,000 shares of common stock issuable upon the exercise of outstanding stock purchase options that are exercisable for a purchase price of $8.85 per share and expire in April 2024;

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●	an aggregate of 114,000 shares of common stock issuable upon the exercise of outstanding stock purchase warrants that are exercisable for a purchase price of $1.00 per share and expire in June 2024;

●	an aggregate of 696,111 shares of Common Stock issuable upon the exercise of outstanding common stock warrants for a purchase price of $0.006 per share, subject to adjustment, and expire in October 2024;

●	an aggregate of 827,200 shares of Common Stock issuable upon the exercise of outstanding common stock warrants for a purchase price of $0.40 per share, issued between January 1, 2020 and April 30, 2020, each for a term of five years;

●	an aggregate of 700,000 shares of Common Stock issuable upon the exercise of conversion rights pursuant to outstanding shares of Series B Convertible Preferred Stock;

●	an aggregate of 68,841,070 shares of Common Stock issuable upon the exercise of conversion rights pursuant to outstanding shares of Series E Convertible Preferred Stock;

●	an aggregate of 229,229,066 shares of Common Stock issuable pursuant warrants to purchase at an exercise price of $0.01 currently outstanding (Pursuant to the terms of these warrants, the exercise price of these warrants is subject to adjustment in the event of stock splits, stock combinations or the like of our Common Stock. These warrants were issued between December 28,2020 and September 2021 and have terms of five years;

●	an aggregate of 1,298,078 shares of Common Stock issuable pursuant warrants to purchase at an exercise price of $2.50 currently outstanding (Pursuant to the terms of these warrants, the exercise price of these warrants is subject to adjustment in the event of stock splits, stock combinations or the like of our Common Stock. These warrants were issued between December 2020 and September 30, 2019 and have terms of five years.;

●	an aggregate of 203,000 shares of Common Stock issuable pursuant to a warrant to purchase at an exercise price of $1.81 currently outstanding (Pursuant to the terms of this warrant, the exercise price of these warrants is subject to adjustment in the event of stock splits, stock combinations or the like of our Common Stock. This warrant wase issued on July 12, 2019 and has a term of five years.); and

●	an aggregate of 28,100,000 shares of Common Stock issuable upon the exercise of outstanding common stock warrants for a purchase price of $0.006 per share, subject to adjustment, and which expire on June 16, 2025.

●	an aggregate of 137,000,000 shares of Common Stock issuable upon the exercise of warrants that were issued to the placement agents who provided services in connection with the sale of the Company’s Series G Stock during the period of December 31, 2021 to January 25, 2022, which will have an exercise price of $0.01, subject to adjustment, and which will have a term of five years.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should not invest in our stock unless you are able to bear the complete loss of your investment. You should carefully consider the risks described below, as well as other information provided to you in this annual report on Form 10-K, including information in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Cautionary Note Regarding Forward-Looking Information and Factors That May Affect Future Results” before making an investment decision. The risks and uncertainties described below are not the only ones facing TLSS. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

RISKS ASSOCIATED WITH OUR BUSINESS AND INDUSTRY

We lack an established operating history on which to evaluate our business and determine if we will be able to execute our business plan, and can give no assurance that operations will result in profits.

We have been engaged in our current continuing and proposed business operations since June 2018. As a result, we have a limited operating history upon which you may evaluate our proposed business and prospects. Our proposed business operations are subject to numerous risks, uncertainties, expenses and difficulties associated with early-stage enterprises. You should consider an investment in our Company in light of these risks, uncertainties, expenses and difficulties. Such risks include:

●	the absence of an operating history at our current scale;
●	our ability to raise capital to develop our business and fund our operations;
●	expected continual losses for the foreseeable future;
●	our ability to anticipate and adapt to a developing market(s);
●	acceptance by customers;
●	limited marketing experience;
●	competition from internet-based logistics and freight companies;
●	competitors with substantially greater financial resources and assets;
●	the ability to identify, attract and retain qualified personnel;
●	our ability to provide superior customer service; and
●	reliance on key personnel.

Because we are subject to these risks, you may have a difficult time evaluating our business and your investment in our Company. We may be unable to successfully overcome these risks which could harm our business.

Our business strategy may be unsuccessful and we may be unable to address the risks we face in a cost-effective manner, if at all. If we are unable to successfully address these risks our business will be harmed.

We may not successfully manage our growth.

We have grown rapidly and substantially over prior years, including by expanding our internal resources, making acquisitions and entering into new markets, and we intend to continue to focus on rapid growth, including organic growth and additional acquisitions. We may experience difficulties and higher-than-expected expenses in executing this strategy as a result of unfamiliarity with new markets, changes in revenue and business models, entering into new geographic areas and increased pressure on our existing infrastructure and information technology systems.

Our growth will place a significant strain on our management, operational, financial and information technology resources. We will need to continually improve existing procedures and controls, as well as implement new transaction processing, operational and financial systems, and procedures and controls to expand, train and manage our employee base. Our working capital needs will continue to increase as our operations grow. Failure to manage our growth effectively, or obtain necessary working capital, could have a material adverse effect on our business, results of operations, cash flows, stock price and financial condition.

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Economic recessions and other factors that reduce freight volumes could have a material adverse impact on our business.

The transportation industry historically has experienced cyclical fluctuations in financial results due to economic recession, downturns in business cycles of our customers, increases in prices charged by third-party carriers, interest rate fluctuations and other U.S. and global economic factors beyond our control. During economic downturns, reduced overall demand for transportation services will likely reduce demand for our services and exert downward pressures on rates and margins. In periods of strong economic growth, demand for limited transportation resources can result in increased network congestion and resulting operating inefficiencies. In addition, deterioration in the economic environment subjects our business to various risks that may have a material impact on our operating results and cause us to not reach our long-term growth goals. These risks may include the following:

● A reduction in overall freight volumes in the marketplace reduces our opportunities for growth.

● A downturn in our customers’ business cycles causes a reduction in the volume of freight shipped by those customers.

● Some of our customers may face economic difficulties and may not be able to pay us, and some may go out of business.

● Some of our customers may not pay us as quickly as they have in the past, causing our working capital needs to increase.

● A significant number of our transportation providers may go out of business and we may be unable to secure sufficient equipment or other transportation services to meet our commitments to our customers.

● We may not be able to appropriately adjust our expenses to changing market demands.

We have ongoing capital requirements that necessitate sufficient cash flow from operations and/or obtaining financing on favorable terms.

We have depended primarily on short term borrowings and cash from operations to expand the size of our operations and upgrade and expand the size of our delivery fleet. In the future, we may be unable to generate sufficient cash from operations to support or grow our operations or to obtain sufficient financing on favorable terms for such purposes. If any of these events occur, then we may face liquidity constraints or be forced to enter into less than favorable financing arrangements. Additionally, such events could adversely impact our ability to provide services to our customers.

We may not be profitable.

There can be no assurance that we will be able to implement our business plan, generate sustainable revenue or ever achieve consistently profitable operations. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future.

Changes in our relationships with our significant customers, including the loss or reduction in business from one or more of them, could have an adverse impact on us.

For the years ended December 31, 2020 and 2019, one customer, Amazon, represented 96.7% and 98.7%, respectively, of our total net revenues from continuing operations. Until such time, if ever, that we can diversify our customer base and add additional significant customers, the loss of Amazon as a customer would materially impair our overall consolidated financial condition and our consolidated results of operations. Our contractual relationships with customers, including Amazon, generally are terminable at will by the customers on short notice and do not require the customer to provide any minimum commitment. Our customers could choose to divert all or a portion of their business with us to one of our competitors, demand rate reductions for our services, require us to assume greater liability that increases our costs, or develop their own logistics capabilities. Failure to retain our existing customers or enter into relationships with new customers could materially impact the growth in our business and the ability to meet our current and long-term financial forecasts.

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We depend on third-parties in the operation of our business.

We do not own or control substantially all of the transportation assets that deliver our customers’ freight. Accordingly, we are dependent on third-parties to provide truck and other transportation services and to report certain events to us, including delivery information and claims. This reliance could cause delays in reporting certain events, including recognizing revenue and claims. Our inability to maintain positive relationships with our vendors could significantly limit our ability to serve our customers on competitive terms. If we are unable to secure sufficient equipment or other transportation services to meet our commitments to our customers or provide our services on competitive terms, our operating results could be materially and adversely effected and our customers could switch to our competitors temporarily or permanently. Many of these risks are beyond our control, including the following:

● equipment shortages in the transportation industry, particularly among contracted truckload carriers and truck leasing companies;

● interruptions in service or stoppages in transportation as a result of labor disputes, network congestion, weather-related issues, “Acts of God,” or acts of terrorism;

● changes in regulations impacting transportation;

● increases in operating expenses for carriers, such as fuel costs, insurance premiums and licensing expenses, that result in a reduction in available carriers; and

● changes in transportation rates.

In our Shypdirect business, we primarily rent, lease, and lease-to-own delivery vans and trucks on a daily, weekly or monthly basis from approximately five vendors, as needed. Any shortage of supply of vehicles available to the Company could have a material adverse effect on our business, financial condition and results of operations.

Increases in independent contractor driver compensation or other difficulties attracting and retaining qualified independent contractor drivers could adversely affect our profitability and ability to maintain or grow our independent contractor driver fleet.

Our businesses operate with a combination of employed drivers and through fleets of vehicles that are owned and operated by independent contractors. In the case of independent contractors, they are responsible for maintaining and operating their own equipment and paying their own fuel, insurance, licenses and other operating costs. Turnover and bankruptcy among independent contractor drivers often limit the pool of qualified independent contractor drivers and increase competition for their services. In addition, regulations such as the FMCSA Compliance Safety Accountability program may further reduce the pool of qualified independent contractor drivers. Thus, our continued reliance on independent contractor drivers could limit our ability to grow our ground transportation fleet.

In the future, we may experience difficulty in attracting and retaining sufficient numbers of qualified independent contractor drivers. Additionally, our agreements with independent contractor drivers are terminable by either party upon short notice and without penalty. Consequently, we regularly need to recruit qualified independent contractor drivers to replace those who have left our fleet. If we are unable to retain our existing independent contractor drivers or recruit new independent contractor drivers, our business and results of operations could be adversely affected.

The compensation we offer our independent contractor drivers is subject to market conditions and we may find it necessary to continue to increase independent contractor drivers’ compensation in future periods. If we are unable to continue to attract and retain a sufficient number of independent contractor drivers, we could be required to increase our mileage rates and accessorial pay or operate with fewer trucks and face difficulty meeting shipper demands, all of which would adversely affect our profitability and ability to maintain our size or to pursue our growth strategy.

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The COVID-19 pandemic may negatively affect our financial condition and results of operations.

Our financial condition and results of operations for fiscal year 2021 and beyond may be materially adversely affected by COVID-19.

The full extent to which COVID-19 will impact our financial condition and operating results will depend on future developments that are highly uncertain and cannot be accurately predicted, including new medical and other information that may emerge concerning COVID-19 and the actions by governmental entities or others to address it, contain it or treat its impact.

COVID-19 poses the risk that we or our employees, suppliers, professional advisors, customers and others may be restricted or prevented from conducting business activities for indefinite or intermittent periods of time, including as a result of employee health and safety concerns, shutdowns, travel restrictions and other actions and restrictions that may be prudent or required by governmental authorities. Even after governmental entities have lifted current restrictions, there is a risk that such orders will be reinstated in jurisdictions in the short and long term, making it difficult to predict the longer-term financial impact of this virus on the Company.

We have modified our business practices for the continued health and safety of our employees - including, among other things, implementing a work-from-home policy to the fullest extent possible, a limited travel policy and a social distancing policy - and we may take further actions, or be required to take further actions, that are in the best interests of our employees. Our suppliers, professional advisors and customers have also implemented such measures, which has resulted in, and we expect will continue to result in, disruptions or delays and higher costs. The implementation of health and safety practices could impact customer demand, supplier deliveries, our productivity, and costs, which could have a material adverse impact on our business, financial condition, or results of operations.

Further, the impacts of COVID-19 have caused significant uncertainty and volatility in the credit markets. If our liquidity or access to capital becomes further constrained, or if costs of capital increase significantly due to the impact of COVID-19 as a result of volatility in the capital markets or other factors, then our financial condition, results of operations and cash flows could be materially adversely affected.

Our management of the impact of COVID-19 has and will continue to require significant investment of time from our management and employees, as well as resources across the Company. The focus on managing and mitigating the impacts of COVID-19 on our business may cause us to divert or delay the application of our resources toward existing or new initiatives or investments, which could have a material adverse impact on our results of operations.

We have incurred indebtedness under the CARES Act which will be subject to review, may not be forgivable in whole or in part, and may eventually have to be repaid, potentially with interest, fines, and/or other penalties.

Our subsidiaries Shypdirect and Prime EFS applied to M&T Bank for funds under the SBA Paycheck Protection Program of the CARES Act on April 2, 2020 and April 15, 2020, respectively, in the amounts of $504,940 and $2,941,212, respectively. The application for these funds required Prime EFS and Shypdirect to, in good faith, certify that the current economic uncertainty made the loan requests necessary to support their ongoing operations. This certification further required Prime EFS and Shypdirect to take into account their current business activity and their ability to access other sources of liquidity sufficient to support ongoing operations in a manner that is not significantly detrimental to the business. The receipt of these funds, and the forgiveness of the loan attendant to these funds, is dependent on Prime EFS and Shypdirect having initially qualified for the loan and qualifying for the forgiveness of such loan based on our future adherence to the forgiveness criteria.

Prime EFS received the loan proceeds on April 22, 2020 and Shypdirect received the loan proceeds on May 1, 2020. Under the terms of the CARES Act and the corresponding promissory note, the use of the proceeds of each loan is restricted to payroll costs (as defined in the CARES Act), covered rent, covered utility payments and certain other expenditures that, while permitted, would not result in forgiveness of a corresponding portion of the loan. Following recent amendments to the Paycheck Protection Program, after an eight- or twenty-four-week period starting with the disbursement of the respective loan proceeds, Prime EFS and Shypdirect may apply for forgiveness of some or all of their loans, with the amount which may be forgiven equal to the sum of eligible payroll costs, covered rent, and covered utility payments, in each case incurred during the eight- or twenty-four-week period following the date of first disbursement. Certain reductions in the Prime EFS’ or Shypdirect’s payroll costs or full-time equivalent employees (when compared against the applicable measurement period) may reduce the amount of their loan eligible for forgiveness.

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The U.S. Department of the Treasury (“Treasury”) and the SBA have announced that they will review all Paycheck Protection Program loans that equal or exceed $2.0 million. Guidance from Treasury and SBA has been slow to develop and occasionally unclear. At the same time, the Paycheck Protection Program has been amended twice with the latest series of amendments significantly altering the timeline associated with the Paycheck Protection Program spending and loan forgiveness. Moreover, the lack of clarity regarding loan eligibility under the Paycheck Protection Program has resulted in significant media coverage and controversy with respect to public companies applying for and receiving loans, including an article about the Company and its subsidiaries. While the Company and its subsidiaries believe that they acted in good faith and have complied with all requirements of the Paycheck Protection Program, if Treasury or SBA determined that Prime EFS’ and/or Shypdirect’s loan applications were not made in good faith or that the Company, Prime EFS and/or Shypdirect did not otherwise meet the eligibility requirements of the Paycheck Protection Program, Prime EFS and/or Shypdirect may not receive forgiveness of the loan (in whole or in part) and Prime EFS and/or Shypdirect could be subject to penalties, including significant civil, criminal and administrative penalties, and could be required to return the loans or a portion thereof. Further, there is no guarantee that Prime EFS and/or Shypdirect will receive forgiveness for any amount, and forgiveness will be subject to Prime EFS’ and Shypdirect’s submissions to their lender of information and documentation as required by SBA and the lender.

A failure to obtain forgiveness of the Paycheck Protection Program loans may adversely impact loan covenants under our senior debt securities. In the event that our Paycheck Protection Program loan was not forgiven in whole or in part, we may need to seek an amendment to our senior debt securities, a waiver from the holders of our senior debt securities, utilize cash to repay the Paycheck Protection Program debt and/or refinance or restructure our outstanding debt. There can be no assurance that we could obtain future amendments or waivers of our senior debt securities, or refinance or restructure our debt, in each case on commercially reasonably terms or at all. Our failure to maintain compliance with the covenants under our senior debt securities could result in an event of default, subject to applicable notice and cure provisions. Upon the occurrence of an event of default under our senior debt securities, holders of our senior debt securities could elect to declare all amounts outstanding thereunder to be immediately due and payable. If we were unable to repay all outstanding amounts in full, our lenders could exercise various remedies including instituting foreclosure proceedings against our assets pledged to them as collateral to secure that debt. In addition, our receipt of the PPP Loans may result in adverse publicity and damage to our reputation, and a review or audit by the SBA or other government entity or claims under the False Claims Act could consume significant financial and management resources.

GENERAL OPERATING RISK

We will incur significant costs as a result of operating as a public company, and our management may be required to devote substantial time to compliance initiatives.

As a public company, we incur significant legal, accounting and other expenses. In addition, the Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC, have imposed various requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls as well as mandating certain corporate governance practices. Our management and other personnel will devote a substantial amount of time and financial resources to these compliance initiatives.

If we fail to staff our accounting and finance function adequately or maintain internal control systems adequate to meet the demands that are placed upon us as a public company, we may be unable to report our financial results accurately or in a timely manner and our business and stock price, assuming that a market for our stock develops, may suffer. The costs of being a public company, as well as diversion of management’s time and attention, may have a material adverse effect on our future business, financial condition and results of operations.

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We have insufficient funds to develop our business, which may adversely affect our future growth.

Until we can generate a sufficient amount of revenue, if ever, we expect to finance our anticipated future growth and possibly future strategic acquisitions through public or private equity offerings or debt financings. Additional funds may not be available when we need them on terms that are acceptable to us, or at all. If adequate funds are not available, we may be required to delay, reduce the scope of, our plans to grow our revenues or to consummate one or more strategic acquisitions or otherwise to scale back our business plans. In addition, we could be forced to reduce or forego attractive business opportunities. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution. In addition, debt financing, if available, may involve restrictive covenants. We may seek to access the public or private capital markets whenever conditions are favorable, even if we do not have an immediate need for additional capital at that time. Our access to the financial markets and the pricing and terms we receive in the financial markets could be adversely impacted by various factors, including changes in financial markets and interest rates.

Our forecasts regarding the sufficiency of our financial resources to support our current and planned operations are forward-looking statements and involve significant risks and uncertainties, and actual results could vary as a result of a number of factors, including the factors discussed elsewhere in this “Risk Factors” section. We have based this estimate on assumptions that may prove to be wrong, and we could utilize our available capital resources sooner than we currently expect. Our future capital requirements may be substantial and will depend on many factors including:

●	marketing and developing expenses;
●	revenue received from sales and operations, if any, in the future;
●	the expenses needed to attract and retain skilled personnel; and
●	the costs associated with being a public company.

Raising capital in the future could cause dilution to our existing shareholders and may restrict our operations or require us to relinquish rights.

In the future, we may seek additional capital through a combination of private and public equity offerings, debt financings and collaborations and strategic and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a shareholder. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring debt, making capital expenditures or declaring dividends. If we raise additional funds through collaboration or strategic alliance arrangements with third parties, we may have to relinquish valuable rights to our future revenue streams or product candidates on terms that are not favorable to us.

Our operating results may fluctuate due to factors that are difficult to forecast and not within our control.

Our past operating results may not be accurate indicators of future performance, and you should not rely on such results to predict our future performance. Our operating results have fluctuated significantly in the past and could fluctuate in the future. Factors that may contribute to fluctuations include:

●	changes in aggregate capital spending, cyclicality and other economic conditions, or domestic and international demand for the products we deliver;
●	our ability to effectively manage our working capital;
●	our ability to satisfy consumer demands in a timely and cost-effective manner;
●	pricing and availability of labor and delivery equipment;
●	our inability to adjust certain fixed costs and expenses for changes in demand;
●	shifts in geographic concentration of customers, supplies and labor pools; and
●	seasonal fluctuations in demand and our revenue.

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If we are unable to attract and retain qualified executive officers and managers, we will be unable to operate efficiently, which could adversely affect our business, financial condition, results of operations and prospects.

We depend on the continued efforts and abilities of our executive officers, particularly Sebastian Giordano, our Chief Executive Officer, and James Giordano, our Chief Financial Officer, as well as the senior management of our subsidiaries to establish and maintain our customer relationships and identify strategic opportunities. The loss of any one of them could negatively affect our ability to execute our business strategy and adversely affect our business, financial condition, results of operations and prospects. Competition for managerial talent with significant industry experience is high and we may lose access to executive officers for a variety of reasons, including more attractive compensation packages offered by our competitors. Although we have entered into an employment agreement with a key employee, we cannot guarantee that any of our officers or other key management personnel will remain employed by us for any length of time. Our inability to adequately fill vacancies in our senior executive positions on a timely basis could negatively affect our ability to implement our business strategy, which could adversely impact our results of operations and prospects.

Risks Related to Our Financial Results and Financing Plans

We have a history of losses and may continue to incur losses in the future, raising substantial doubts about our ability to continue as a going concern.

We have a history of losses and may continue to incur losses in the future, which could negatively impact the trading value of our common stock. We incurred losses from continuing operations of approximately $42.8 million and $44.2 million for the years ended December 31, 2020 and 2019, respectively. We incurred a net loss of $42.8 million and $44.9 million for the years ended December 31, 2020 and 2019, respectively. We may continue to incur losses in future periods. These losses may increase and we may never achieve profitability for a variety of reasons, including increased competition, decreased growth in the e-commerce and the transportation and logistics industries and other factors described elsewhere in this “Risk Factors” section. These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent registered public accountants included an explanatory paragraph regarding this uncertainty in their reports on our consolidated financial statements for the years ended December 31, 2020 and 2019. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses.

We may never achieve profitability, and if we do, we may not be able to sustain such profitability. Further, we may incur significant losses in the future due to the other risks described in this prospectus, and we may encounter unforeseen expenses, difficulties, complications and delays and other unknown events. If we cannot continue as a going concern, our stockholders may lose their entire investment.

We have identified material weaknesses in our internal control over financial reporting, and we cannot assure you that additional material weaknesses or significant deficiencies will not occur in the future. If our internal control over financial reporting or our disclosure controls and procedures are not effective, we may not be able to accurately report our financial results or prevent fraud, which may cause investors to lose confidence in our reported financial information and may lead to a decline in our stock price.

We have historically had a small internal accounting and finance staff with limited experience in public reporting. This lack of adequate accounting resources has resulted in the identification of material weaknesses in our internal controls over financial reporting. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our consolidated financial statements will not be prevented or detected on a timely basis. In connection with the preparation of our consolidated financial statements for the years ended December 31, 2020 and 2019, our management team identified material weaknesses relating to, among other matters:

●	Our lack of a functioning audit committee due to a lack of a majority of independent members and a lack of a majority of outside directors on our board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures;

●	Our overall lack of segregation of duties among our management team and our lack of segregation of duties and monitoring controls regarding our accounting staff because we have a limited staff of accountants maintaining our books and records;

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●	Our Chief Executive Officer does not have significant financial experience resulting in our use of outside consultants to assist in financial matters;

●	We do not have adequate controls over pre-closing legal and accounting review of loan and other transactions;

●	We did not have adequate controls over accounting systems that would prohibit unauthorized changes to historical accounting records. Recently, the Company implemented controls to address this situation;

●	We lacked supervision of outside consultants who may negotiate transactions on behalf of our company;

●	We have not yet implemented any internal controls over financial reporting at our operating subsidiaries; and

●	We lacked control over who was granted authorization to bind our company or its subsidiaries to legal contracts.

We have taken steps, including implementing a plan to improve the segregation of the duties of our accounting staff, and plan to continue to take additional steps, to seek to remediate these material weaknesses and to improve our financial reporting systems and implement new policies, procedures and controls. If we do not successfully remediate the material weaknesses described above, or if other material weaknesses or other deficiencies arise in the future, we may be unable to accurately report our financial results on a timely basis, which could cause our reported financial results to be materially misstated and require restatement which could result in the loss of investor confidence, delisting and/or cause the market price of our common stock to decline.

Our substantial indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations.

As of December 31, 2020, we had total indebtedness of approximately $7.0 million, consisting of $1.1 million of convertible notes payable, $4.4 million of notes payable, and $1.5 million of lease liabilities relating to our office leases. Our substantial indebtedness could have important consequences to our stockholders. For example, it could:

●	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund acquisitions, working capital, capital expenditures, research and development efforts and other general corporate purposes;
●	increase our vulnerability to and limit our flexibility in planning for, or reacting to, changes in our business;
●	place us at a competitive disadvantage compared to our competitors that have less debt;
●	limit our ability to borrow additional funds, dispose of assets, pay dividends and make certain investments; and
●	make us more vulnerable to a general economic downturn than a company that is less leveraged.

Our ability to meet our debt obligations and to reduce our level of indebtedness will depend on our future performance. General economic conditions and financial, business and other factors affect our operations and our future performance. Many of these factors are beyond our control. We may not be able to generate sufficient cash flows to pay the interest on our debt and future working capital, borrowings or equity financing may not be available to pay or refinance such debt. Factors that will affect our ability to raise cash through an offering of our capital stock or a refinancing of our debt include financial market conditions, the value of our assets and our performance at the time we need capital.

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Our loan agreements impose restrictions on us that may prevent us from engaging in beneficial transactions.

We have entered into convertible notes, promissory notes and preferred stock securities purchase agreements that contain covenants that restrict our ability to, among other things:

●	make certain payments, including the payment of dividends;
●	redeem or repurchase our capital stock;
●	incur additional indebtedness and issue additional preferred stock;
●	make investments or create liens;
●	merge or consolidate with another entity;
●	sell certain assets; and
●	enter into transactions with affiliates.

Actual results could differ from the estimates and assumptions that we use to prepare our consolidated financial statements.

To prepare consolidated financial statements in conformity with GAAP, management is required to make estimates and assumptions as of the date of the consolidated financial statements that affect the reported values of assets and liabilities, revenues and expenses, and disclosures of contingent assets and liabilities. Areas requiring significant estimates by our management include:

●	the valuation of accounts receivable;
●	the useful life of property and equipment; the valuation of intangible assets;
●	the valuation of right of use asset and related liability;
●	assumptions used in assessing impairment of long-lived assets;
●	estimates of current and deferred income taxes and deferred tax valuation allowances;
●	the fair value of non-cash equity transactions;
●	the valuation of derivative liabilities; and
●	the value of claims against the Company.

At the time the estimates and assumptions are made, we believe they are accurate based on the information available. However, our actual results could differ from, and could require adjustments to, those estimates.

Risks Related to Our Industry

The transportation industry in which we compete is affected by general economic and business risks that are largely beyond our control.

The point-to-point transportation industry is highly cyclical, and our business is dependent on a number of factors, many of which are beyond our control. We believe that some of the most significant of these factors are economic changes that affect supply and demand in transportation markets in general, such as:

●	downturns in customers’ business cycles;
●	recessionary economic cycles;
●	changes in customers’ inventory levels and in the availability of funding for their working capital;
●	commercial driver shortages and increases in driver compensation;
●	industry compliance with a constantly changing regulatory environment;
●	excess delivery vehicle capacity in comparison with shipping demand; and
●	changes in government policies, tariffs and taxes.

The risks associated with these factors are heightened when the United States and/or global economy is weakened. Some of the principal risks during such times are as follows:

●	we may experience low overall freight levels, which may impair our asset utilization, because our customers’ demand for our services generally correlates with the strength of the United States and, to a lesser extent, global economy;

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●	certain of our customers may face credit issues and cash flow problems, particularly if they encounter increased financing costs or decreased access to the capital markets, and such issues and problems may affect their ability to pay for our services;
●	freight patterns may change as supply chains are redesigned, resulting in an imbalance between our capacity and our customers’ demands; and
●	customers may bid out freight or select competitors that offer lower rates from among existing choices in an attempt to lower their costs, and we might be forced to lower our rates or lose freight.

We also are subject to cost increases outside of our control that could materially reduce our profitability if we are unable to increase our rates sufficiently. Such cost increases include, but are not limited to, increases in fuel prices, driver wages, owner-operator contracted rates, interest rates, taxes, tolls, license and registration fees, insurance, trucks and other transportation equipment and healthcare for our employees.

Our suppliers’ business levels also may be negatively affected by adverse economic conditions or financial constraints, which could lead to disruptions in the supply and availability of equipment, parts and services critical to our operations. A significant interruption in our normal supply chain could disrupt our operations, increase our costs and negatively impact our ability to serve our customers.

In addition, events outside our control, such as strikes or other work stoppages at our facilities or at customer, port, border or other shipping locations, or actual or threatened armed conflicts or terrorist attacks, efforts to combat terrorism, military action against a foreign state or group located in a foreign state, heightened security requirements, outbreaks of contagious disease including COVID-19 or other adverse public health developments could lead to reduced economic demand, reduced availability of credit or temporary closing of the shipping locations or United States borders. Such events or enhanced security measures in connection with such events could impair our operating efficiency and productivity and result in higher operating costs.

Our industry is highly competitive and fragmented, and our business and results of operations may suffer if we are unable to adequately address downward pricing and other competitive pressures.

We compete with many carriers of varying sizes, including some that may have greater access to equipment, a wider range of services, greater capital resources, less indebtedness or other competitive advantages and including smaller, regional service providers that cover specific shipping lanes with specific customers or that offer niche services. We also compete, to a lesser extent, with some less-than-truckload carriers, railroads, and third-party logistics, brokerage, freight forwarding and other transportation companies. Numerous competitive factors could impair our ability to maintain or improve our profitability. These factors include the following:

●	many of our competitors periodically reduce their freight rates to gain business, especially during times of reduced growth or a downturn in the economy, which may limit our ability to maintain or increase freight rates, may require us to reduce our freight rates or may limit our ability to maintain or expand our business;
●	some shippers have reduced or may reduce the number of carriers they use by selecting core carriers as approved service providers and in some instances, we may not be selected;
●	many customers periodically solicit bids from multiple carriers for their shipping needs, which may depress freight rates or result in a loss of business to competitors;
●	the continuing trend toward consolidation in the trucking industry may result in more large carriers with greater financial resources and other competitive advantages, and we may have difficulty competing with them;
●	advances in technology may require us to increase investments in order to remain competitive, and our customers may not be willing to accept higher freight rates to cover the cost of these investments;
●	higher fuel prices and, in turn, higher fuel surcharges to our customers may cause some of our customers to consider freight transportation alternatives, including rail transportation;
●	competition from freight logistics and brokerage companies may negatively impact our customer relationships and freight rates;
●	we may have higher exposure to litigation risks as compared to other carriers; and
●	smaller carriers may build economies of scale with procurement aggregation providers, which may improve the smaller carriers’ abilities to compete with us.

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Driver shortages and increases in driver compensation or owner-operator contracted rates could adversely affect our profitability and ability to maintain or grow our business.

Driver shortages in our industry have required, and could continue to require, us to spend more money to locate and retain company and owner-operator drivers. Our challenge with attracting and retaining qualified drivers primarily stems from intense market competition, which may subject us to increased payments for driver compensation and owner-operator contracted rates. Also, because of the intense competition for drivers, we may face difficulty maintaining or increasing our number of company and owner-operator drivers. Compliance and enforcement with initiatives included in the CSA program implemented by the FMCSA and regulations adopted by the DOT relating to driver time and safety and fitness could also reduce the availability of qualified drivers. In addition, like most in our industry, we suffer from a high turnover rate of drivers, especially, with respect to company drivers, in the first 180 days of employment. The high turnover rate requires us to continually recruit a substantial number of drivers to operate existing delivery vehicles. Further, with respect to owner-operator drivers, shortages can result from contractual terms or company policies that make contracting with us less desirable to certain owner-operator drivers. Due to the absence of long-term personal services contracts, owner-operators can quickly terminate their business relationships with us. If we are unable to continue to attract and retain a sufficient number of company and owner-operator drivers, we could be required to operate with fewer trucks and face difficulty meeting shipper demands or be forced to forego business that would otherwise be available to us, which developments could adversely affect our profitability and ability to maintain or grow our business.

Seasonality and the impact of weather and other catastrophic events adversely affect our operations and profitability.

Our operations are affected by the winter season because inclement weather impedes operations and some shippers reduce their shipments during winter. At the same time, operating expenses increase due to, among other things, a decline in fuel efficiency because of engine idling and harsh weather that creates higher accident frequency, increased claims and higher equipment repair expenditures. We also may suffer from weather-related or other events, such as tornadoes, hurricanes, blizzards, ice storms, floods, fires, earthquakes and explosions, which may disrupt fuel supplies, increase fuel costs, disrupt freight shipments or routes, affect regional economies, destroy our assets or the assets of our customers or otherwise adversely affect the business or financial condition of our customers, any of which developments could adversely affect our results or make our results more volatile.

We may be adversely affected by fluctuations in the price or availability of diesel fuel.

Fuel is one of our largest operating expenses. Diesel fuel prices fluctuate greatly due to factors beyond our control, such as political events, price and supply decisions by oil producing countries and cartels, terrorist activities, environmental laws and regulations, armed conflicts, depreciation of the dollar against other currencies, world supply and demand imbalances or imposition of tariffs, and hurricanes and other natural or man-made disasters, each of which may lead to an increase in the cost of fuel. Such events may lead not only to increases in fuel prices, but also to fuel shortages and disruptions in the fuel supply chain. Because our operations are dependent upon diesel fuel, significant diesel fuel cost increases, shortages or supply disruptions could materially and adversely affect our results of operations and financial condition. We have not used derivatives as a hedge against higher fuel costs in the past but continue to evaluate this possibility.

Increases in fuel costs, to the extent not offset by rate per mile increases or fuel surcharges, have an adverse effect on our operations and profitability. We incur certain fuel costs that cannot be recovered even with respect to customers with which we maintain fuel surcharge programs, such as those associated with empty miles or the time when our engines are idling. Because our fuel surcharge recovery lags behind changes in fuel prices, our fuel surcharge recovery may not capture in any particular period the increased costs we pay for fuel, especially when prices are rising. Further, during periods of low freight volumes, shippers can use their negotiating leverage to impose less compensatory fuel surcharge policies. There can be no assurance that our fuel surcharge program will be maintained indefinitely or will be sufficiently effective.

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Increased prices for, or decreases in the availability of, new trucks and delivery vehicles and decreases in the value of used trucks and delivery vehicles could adversely affect our results of operations and cash flows.

Investment in new equipment is a significant part of our annual capital expenditures, and we require an available supply of trucks and other delivery vehicles from equipment manufacturers to operate and grow our business. In recent years, manufacturers have raised the prices of new trucks and other vehicles and equipment significantly due to increased costs of materials and, in part, to offset their costs of compliance with new tractor engine and emission system design requirements mandated by the EPA and various state agencies, which are intended to reduce emissions. For example, more restrictive EPA engine and emissions system design requirements became effective for engines built on or after January 1, 2010. In 2011, the EPA and the NHTSA established Phase 1 of a national program to reduce greenhouse gas emissions and establish new fuel efficiency standards for medium- and heavy-duty vehicles beginning for model year 2014 and extending through model year 2018. In October 2016, the EPA and NHTSA jointly published final Phase 2 standards for improving fuel efficiency and reducing greenhouse gas emissions from new on-road medium- and heavy-duty vehicles beginning for model year 2019 and extending to model year 2027. The Phase 2 standards build upon the Phase 1 standards, encouraging wider application of currently available technologies and the development of new and advanced cost-effective technologies through model year 2027. In addition, greenhouse gas emissions limits and fuel efficiency standards will be imposed on new trailers. Greenhouse gas emissions regulations are likely to affect equipment design and cost. More recently, in November 2018, the EPA announced the Cleaner Trucks Initiative (CTI), pursuant to which it plans to propose and finalize a rulemaking updating standards for nitrogen oxide emissions from highway heavy-duty trucks and engines. The EPA is expected to issue a proposed rulemaking to implement the CTI program in 2020. Notwithstanding the federal standards, a number of states have mandated, and states may continue to individually mandate, additional emission-control requirements for equipment that could increase equipment or other costs for entire fleets. Further equipment price increases may result from these federal and state requirements. If new equipment prices increase more than anticipated, we could incur higher depreciation and rental expenses than anticipated. If we are unable to fully offset any such increases in expenses with freight rate increases and/or improved fuel economy, our results of operations and cash flows could be adversely affected.

We may face difficulty in purchasing or leasing new equipment due to decreased supply. From time to time, some original equipment manufacturers (OEM) of tractors, trailers and other delivery vehicles may reduce their manufacturing output due to lower demand for their products in economic downturns or a shortage of component parts. Uncertainty as to future federal emission standards or possible future inconsistencies between federal and state emission standards may also serve to decrease such manufacturing output. Component suppliers may either reduce production or be unable to increase production to meet OEM demand, creating periodic difficulty for OEMs to react in a timely manner to increased demand for new equipment and/or increased demand for replacement components as economic conditions change. At times, market forces may create market situations in which demand outstrips supply. In those situations, we may face reduced supply levels and/or increased acquisition or lease costs. An inability to continue to obtain an adequate supply of new tractors or trailers for our operations could have a material adverse effect on our business, results of operations and financial condition.

During prolonged periods of decreased tonnage levels, we and other trucking companies may make strategic fleet reductions, which could result in an increase in the supply of used equipment. When the supply exceeds the demand for used trucks or other delivery vehicles, the general market value of such used equipment decreases. Used equipment prices are also subject to substantial fluctuations based on availability of financing and commodity prices for scrap metal. A depressed market for used equipment could require us to trade our truck or other delivery vehicles at depressed values or to record losses on disposal or an impairment of the carrying values of our equipment that is not protected by residual value arrangements. Trades at depressed values and decreases in proceeds under equipment disposals and impairment of the carrying values of our equipment could adversely affect our results of operations and financial condition.

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We operate in a highly regulated industry, and changes in existing laws or regulations, or liability under existing or future laws or regulations, could have a material adverse effect on our results of operations and profitability.

We operate in the United States pursuant to operating authority granted by the DOT. We, as well as our Company and owner-operator drivers, must also comply with governmental regulations regarding safety, equipment, environmental protection and operating methods. Examples include regulation of equipment weight, equipment dimensions, fuel emissions, driver hours-of-service, driver eligibility requirements, on-board reporting of operations and ergonomics. We may become subject to new, or amendment of existing, laws and regulations, reinterpretation of legal requirements or increased governmental enforcement that may impose more restrictive regulations relating to such matters that may require changes in our operating practices, influence the demand for transportation services or require us to incur significant additional costs. Possible changes to laws and regulations include:

●	increasingly stringent environmental laws and regulations, including changes intended to address NOx emissions as well as fuel efficiency and greenhouse gas emissions that are attributed to climate change;
●	restrictions, taxes or other controls on emissions;
●	regulation specific to the energy market and logistics providers to the industry;
●	changes in the hours-of-service regulations, which govern the amount of time a driver may drive in any specific period;
●	driver and vehicle ELD requirements;
●	requirements leading to accelerated purchases of new trailers;
●	mandatory limits on vehicle weight and size;
●	driver hiring or retention restrictions;
●	increased bonding or insurance requirements; and
●	security requirements imposed by the DHS.

From time to time, various legislative proposals are introduced, including proposals to increase federal, state or local taxes, including taxes on motor fuels and emissions, which may increase our or our independent affiliates’ operating costs, require capital expenditures or adversely impact the recruitment of drivers.

Restrictions on greenhouse gas emissions or climate change laws or regulations could also affect our customers that use significant amounts of energy or burn fossil fuels in producing or delivering the products we carry, which, in turn, could adversely impact the demand for our services as well as our operations. Additionally, recent activism directed at shifting funding away from companies with energy-related assets could result in limitations or restrictions on certain sources of funding for the energy sector, which also could adversely impact the demand for our services and our operations. We also could lose revenue if our customers divert business from us because we have not complied with customer sustainability requirements. See “Item 1. Business - Regulation” for information regarding several governmental regulations that could significantly impact our business and operations.

Safety-related evaluations and rankings under the CSA program could adversely impact our relationships with our customers and our ability to maintain or grow our fleet, each of which could have a material adverse effect on our results of operations and profitability.

The CSA includes compliance and enforcement initiatives designed to monitor and improve commercial motor vehicle safety by measuring the safety record of both the motor carrier and the driver. These measurements are scored and used by the FMCSA to identify potential safety risks and to direct enforcement action. Certain measurements and scores collected by the CSA from transportation companies are available to the general public on the FMCSA’s website.

Our CSA scores are dependent upon our safety and compliance experience, which could change at any time. In addition, the safety standards prescribed in the CSA program or the underlying methodology used by the FMCSA to determine a carrier’s safety rating could change and, as a result, our ability to maintain an acceptable score could be adversely impacted. For example, pursuant to a 2015 federal statutory mandate, the FMCSA commissioned the National Academy of Sciences (NAS) to conduct a study and report upon the CSA program and its underlying Safety Measurement System (SMS), which is the FMCSA’s process for identifying patterns of non-compliance and issuing safety-fitness determinations for motor carriers. In June 2017, the NAS published a report on the subject providing specific recommendations and concluding, among other things, that the FMCSA should explore a more formal statistical model to replace the current SMS process. In June 2018, the FMCSA posted its response to the NAS study in a report to Congress, concluding, among other things, that it would develop and test a new model, the Item Response Theory (IRT), which would replace the SMS process currently used. The FMCSA was expected to commence small scale testing of the IRT model as early as September 2018, with full-scale testing expected to occur in April 2019 and possible program roll-out expected to occur in late 2019 but the testing schedule has been delayed. The FMCSA’s June 2018 response is under audit by the DOT Inspector General to assess consistency with the NAS recommendations, and the audit findings will guide the agency’s actions and timing with respect to testing of the IRT model as a potential replacement for the SMS. In the event and to the extent that the FMCSA adopts the IRT model in replacement of the SMS or otherwise pursues rulemakings in the future that revise the methodology used to determine a carrier’s safety rating in a manner that incorporates more stringent standards, then it is possible that we and other motor carriers could be adversely affected, as compared to consideration of the current standards. If we receive an unacceptable CSA score, whether under the current SMS process, the IRT model, should it be finalized and adopted, or as a result of some other safety-fitness determination, our relationships with customers could be damaged, which could result in a loss of business.

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Additionally, the requirements of CSA could shrink the industry’s pool of drivers as those with unfavorable scores could leave the industry. As a result, the costs to attract, train and retain qualified drivers could increase. In addition, a shortage of qualified drivers could increase driver turnover, decrease asset utilization, limit growth and adversely impact our results of operations and profitability.

We are subject to environmental and worker health and safety laws and regulations that may expose us to significant costs and liabilities and have a material adverse effect on our results of operations, competitive position and financial condition.

We are subject to stringent and comprehensive federal, state and local environmental and worker health and safety laws and regulations governing, among other matters, the operation of fuel storage tanks, release of emissions from our vehicles (including engine idling) and facilities, the health and safety of our workers in conducting operations, and adverse impacts to the environment. Under certain environmental laws, we could be subject to strict joint and several liability, without regard to fault or legality of conduct, for costs relating to contamination at facilities we own or operate or previously owned or operated and at third-party sites where we disposed of waste, as well as costs associated with the clean-up of releases arising from accidents involving our vehicles. We often operate in industrial areas, where truck terminals and other industrial activities are located, and where soil, groundwater or other forms of environmental contamination have occurred from historical or recent releases and for which we have incurred and may, in the future, incur remedial or other environmental liabilities. We also maintain above ground and underground bulk fuel storage tanks and fueling islands at some of our facilities and vehicle maintenance operations at certain of our facilities. Our operations involve the risks of fuel spillage or seepage into the environment, environmental damage and unauthorized hazardous material spills, releases or disposal actions, among others.

Increasing efforts to control air emissions, including greenhouse gases, may have an adverse effect on us. Federal and state lawmakers have implemented, and are considering, a variety of new climate-change initiatives and greenhouse gas regulations that could increase the cost of new tractors, impair productivity and increase our operating expenses. For example, in 2011, the NHTSA and the EPA adopted final Phase 1 rules that established the first-ever fuel economy and greenhouse gas standards for medium- and heavy-duty vehicles, including certain combination tractors’ model years 2014 to 2018 and, in October 2016, the EPA and NHTSA jointly published final Phase 2 standards for improving fuel efficiency and reducing greenhouse gas emissions from new on-road medium- and heavy-duty vehicles beginning for model year 2019 through model year 2027. In addition, greenhouse gas emissions limits and fuel efficiency standards will be imposed on new trailers. More recently, in November 2018, the EPA announced the CTI, pursuant to which it plans to propose and finalize a rulemaking updating standards for nitrogen oxide emissions from highway heavy-duty trucks and engines. The EPA is expected to issue a proposed rulemaking to implement the CTI program in 2020.

Compliance with environmental laws and regulations may also increase the price of our delivery equipment and otherwise affect the economics of our industry by requiring changes in operating practices or by influencing the demand for, or the costs of providing, transportation services. For example, regulations issued by the EPA and various state agencies that require progressive reductions in exhaust emissions from diesel engines have resulted in higher prices for tractors and diesel engines and increased operating and maintenance costs. Also, in order to reduce exhaust emissions, some states and municipalities have begun to restrict the locations and amount of time where diesel-powered tractors, such as ours, may idle. These restrictions could force us to alter our drivers’ behavior, purchase on-board power units that do not require the engine to idle and/or face a decrease in productivity. We are also subject to potentially stringent rulemaking related to sustainability practices, including conservation of resources by decreasing fuel consumption. This increased focus on sustainability practices may result in new regulations and/or customer requirements that could adversely impact our business.

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If we have operational spills or accidents or if we are found to be in violation of, or otherwise liable under, environmental or worker health or safety laws or regulations, we could incur significant costs and liabilities. Those costs and liabilities may include the assessment of sanctions, including administrative, civil and criminal penalties, the imposition of investigatory, remedial or corrective action obligations, the occurrence of delays in permitting or performance of projects, and the issuance of orders enjoining performance of some or all of our operations in a particular area. The occurrence of any one or more of these developments could have a material adverse effect on our results of operations, competitive position and financial condition. Environmental and worker health and safety laws are becoming increasingly more stringent and there can be no assurances that compliance with, or liabilities under, existing or future environmental and worker health or safety laws or regulations will not have a material adverse effect on our business, financial condition, results of operations, cash flows or prospects. See “Item 1. Business - Regulation” for information regarding several governmental regulations that could significantly affect our business and operations.

Our contractual agreements with our owner-operators expose us to risks that we do not face with our company drivers.

From time to time we have relied upon independent contractor owner-operators to perform the services for which we contract with customers. While our use of independent contractors has to date been limited, we may increase our usage of independent contractor owner-operators if we are unable to meet demand for our transportation services with our own delivery vehicles and drivers. Our reliance on independent contractor owner-operators creates numerous risks for our business. For example, if our independent contractor owner-operators fail to meet our contractual obligations or otherwise fail to perform in a manner consistent with our requirements, we may be required to utilize alternative service providers at potentially higher prices or with some degree of disruption of the services that we provide to customers. If we fail to deliver on time, if our contractual obligations are not otherwise met, or if the costs of our services increase, then our profitability and customer relationships could be harmed.

The financial condition and operating costs of our independent contractor owner-operators are affected by conditions and events that are beyond our control and may also be beyond their control. Adverse changes in the financial condition of our independent contractor owner-operators or increases in their equipment or operating costs could cause them to seek higher revenues or to cease their business relationships with our company. The prices we charge our customers could be impacted by such issues, which may in turn limit pricing flexibility with customers, resulting in fewer customer contracts and decreasing our revenues.

Independent contractor owner-operators may use tractors, trailers and other equipment bearing our trade names and trademarks. If one of our independent contractor owner-operators is subject to negative publicity, it could reflect on us and have a material adverse effect on our business, brand and financial performance. Under certain laws, we could also be subject to allegations of liability for the activities of our independent contractor owner-operators.

Owner-operators are third-party service providers, as compared to company drivers who are employed by us. As independent business owners, our owner-operators may make business or personal decisions that conflict with our best interests. For example, if a load is unprofitable, route distance is too far from home or personal scheduling conflicts arise, an owner-operator may deny loads of freight from time to time. In these circumstances, we must be able to timely deliver the freight in order to maintain relationships with customers.

If our owner-operators are deemed by regulators or judicial process to be employees, our business and results of operations could be adversely affected.

Tax and other regulatory authorities have in the past sought to assert that owner-operators in the trucking industry are employees rather than independent contractors. Taxing and other regulatory authorities and courts apply a variety of standards in their determination of independent contractor status. If our owner-operators are determined to be its employees, we would incur additional exposure under federal and state tax, workers’ compensation, unemployment benefits, labor, employment, and tort laws, including for prior periods, as well as potential liability for employee benefits and tax withholdings.

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We are dependent on computer and communications systems, and a systems failure or data breach could cause a significant disruption to our business.

Our business depends on the efficient and uninterrupted operation of our computer and communications hardware systems and infrastructure, including operating and financial reporting systems. Our computer and communications system is critical in meeting customer expectations, effectively tracking, maintaining and operating our trucks and other delivery vehicles, directing and compensating our employees, and interfacing with our financial reporting system. Our financial reporting system receives, processes, controls and reports information for operating our business and for tabulation into our financial statements. We currently maintain our computer systems at multiple locations, including several of our offices and terminals and third-party data centers, along with computer equipment at each of our terminals. Our operations and those of our technology and communications service providers are vulnerable to interruption by fire, earthquake, power loss, telecommunications failure, terrorist attacks, Internet failures, computer viruses, data breaches (including cyber-attacks or cyber intrusions over the Internet, malware and the like) and other events generally beyond our control. Although we believe that we have robust information security procedures and other safeguards in place, as cyber threats continue to evolve, we may be required to expend additional resources to continue to enhance our information security measures and investigate and remediate any information security vulnerabilities. A significant natural disaster or cyber-attack incident, including system failure, security breach, disruption by malware or other damage, could interrupt or delay our operations, damage our reputation, cause a loss of customers, agents or third-party capacity providers, expose us to a risk of loss or litigation, or cause us to incur significant time and expense to remedy such an event, any of which could have a material adverse impact on our results of operations and financial position.

Our business may be harmed by terrorist attacks, future wars or anti-terrorism measures.

In the aftermath of the terrorist attacks of September 11, 2001, federal, state and municipal authorities have implemented and are implementing various security measures, including checkpoints and travel restrictions on large trucks and fingerprinting of drivers in connection with new hazardous materials endorsements on their licenses. Such existing measures and future measures may have significant costs associated with them which a motor carrier is forced to bear. Moreover, large trucks carrying large freight are potential terrorist targets, and we may be obligated to take measures, including possible capital expenditures, intended to protect our trucks. In addition, the insurance premiums charged for some or all of the coverage currently maintained by us could continue to increase dramatically or such coverage could be unavailable in the future.

If our employees were to unionize, our operating costs could increase and our ability to compete could be impaired.

None of our employees are currently represented under a collective bargaining agreement; however, we always face the risk that our employees will try to unionize, and if our owner-operators were ever re-classified as employees, the magnitude of this risk would increase. Further, Congress or one or more states could approve legislation and/or the National Labor Relations Board (the “NLRB”) could render decisions or implement rule changes that could significantly affect our business and our relationship with employees, including actions that could substantially liberalize the procedures for union organization. For example, in December 2014, the NLRB implemented a final rule amending the agency’s representation-case proceedings that govern the procedures for union representation. Pursuant to this amendment, union elections can now be held within 10 to 21 days after the union requests a vote, which makes it easier for unions to successfully organize all employers, in all industries. In addition, we can offer no assurance that the Department of Labor will not adopt new regulations or interpret existing regulations in a manner that would favor the agenda of unions.

Any attempt to organize by our employees could result in increased legal and other associated costs and divert management attention, and if we entered into a collective bargaining agreement, the terms could negatively affect our costs, efficiency and ability to generate acceptable returns on the affected operations. In particular, the unionization of our employees could have a material adverse effect on our business, financial condition, results of operations, cash flows and prospects because:

●	restrictive work rules could hamper our efforts to improve and sustain operating efficiency and could impair our service reputation and limit our ability to provide same-day or next-day services;

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●	a strike or work stoppage could negatively impact our profitability and could damage customer and employee relationships, and some shippers may limit their use of unionized trucking companies because of the threat of strikes and other work stoppages; and
●	an election and bargaining process could divert management’s time and attention from our overall objectives and impose significant expenses.

RISKS RELATED TO OWNERSHIP OF OUR COMMON STOCK

Conversion and/or exercise of our convertible notes and/or warrants, has, and is likely to continue to dilute the ownership interest of our existing stockholders, including holders who had previously converted their notes or exercised their warrants, has and may continue to depress the price of our common stock, and may impede our ability to raise funds in the future.

In conjunction with capital raising efforts, the Company has made commitments to shareholders, convertible note holders and warrant holders to issue, or keep available for issuance, additional shares of common stock of the Company. However, the Company’s trading price market fell from $3.50 per share on January 8, 2020 to a low of $0.01 on April 21, 2020. On January 26, 2022, the closing trading price as quoted on OTCQB market was $0.01395. This drop, together with anti-dilution protection features contained in our August 30, 2019 convertible note agreements and warrants that were triggered upon the issuance of convertible debt beginning in January 2020, the conversion prices of the notes fell to a fraction of a penny, the number of warrants outstanding increased to approximately 604,000,000, and the warrants became exercisable at less than a penny. Beginning in February 2020, note holders started converting the outstanding principal of their notes and exercising warrants into substantial quantities of shares of the Company’s common stock. The conversions and exercises have already caused considerable dilution of existing stockholders and holders who earlier converted their notes.

These anti-dilution protection features only provide for one-way adjustment, therefore, even if the Company cures any events of default, and the trading price increases, the conversion and exercise prices of the notes and warrants will remain a fraction of a penny. As a result, the existing stockholders, including holders who earlier converted their notes or exercised their warrants, will continue to be subject to substantial dilution.

On June 26, 2020, stockholders holding at least 51% of the voting power of the stock of the Company entitled to vote thereon consented, in writing, to amend the Company’s Amended and Restated Articles of Incorporation, by adoption of the Certificate of Amendment to the Amended and Restated Articles of Incorporation of the Company to authorize an increase of the number of shares of common stock that the Company may issue to 4,000,000,000 shares, par value $0.001 (the “First Authorized Share Increase Amendment”).

The Company filed a preliminary information statement on Schedule 14C regarding the stockholders’ consent to the First Authorized Share Increase Amendment with the SEC on June 8, 2020. The Company filed a definitive information statement on Schedule 14C on June 30, 2020 and first mailed that information statement to stockholders on June 30, 2020. The First Authorized Share Increase Amendment became effective on July 20, 2020.

On February 23, 2021, stockholders holding at least 51% of the voting power of the stock of the Company entitled to vote thereon consented, in writing, to amend the Company’s Amended and Restated Articles of Incorporation, by adoption of the Certificate of Amendment to the Amended and Restated Articles of Incorporation of the Company to authorize an increase of the number of shares of common stock that the Company may issue to 10,000,000,000 shares, par value $0.001 (the “Second Authorized Share Increase Amendment”).

The Company filed a preliminary information statement on Schedule 14C regarding the stockholders’ consent to the Second Authorized Share Increase Amendment with the SEC on March 5, 2021. The Company filed a definitive information statement on Schedule 14C on March 15, 2021 and first mailed that information statement to stockholders on March 17, 2021. The Second Authorized Share Increase Amendment became effective April 6, 2021.

The past and potential future dilution, and the potential lack of sufficient authorized shares, could make it more difficult for us to raise funds through future offerings of common stock, warrants or convertible securities, and could adversely impact the terms under which we could obtain additional capital. In addition, the existence of our convertible notes may encourage short selling by market participants because the conversion our convertible notes could be used to satisfy short positions.

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The public market for our common stock may be volatile. This may affect the ability of our investors to sell their shares as well as the price at which they sell their shares.

The market price for shares of our common stock may be significantly affected by factors such as variations in quarterly and yearly operating results, general trends in the transportation and logistics industry, and changes in state or federal regulations affecting us and our industry. Furthermore, in recent years the stock market has experienced extreme price and volume fluctuations that are unrelated or disproportionate to the operating performance of the affected companies. Such broad market fluctuations may adversely affect the market price of our common stock, if a market for it develops.

Our common stock price has fluctuated in recent years, and the trading price of our common stock is likely to continue reflect changes, which could result in losses to investors and litigation.

In addition to changes to market prices based on our results of operations and the factors discussed elsewhere in this “Risk Factors” section, the market price of and trading volume for our common stock may change for a variety of other reasons, not necessarily related to our actual operating performance. The capital markets have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. In addition, the average daily trading volume of the securities of small companies can be very low, which may contribute to future volatility. Factors that could cause the market price of our common stock to fluctuate significantly include:

●	the results of operating and financial performance and prospects of other companies in our industry;
●	strategic actions by us or our competitors, such as acquisitions or restructurings;
●	announcements of innovations, increased service capabilities, new or terminated customers or new, amended or terminated contracts by our competitors;
●	the public’s reaction to our press releases, media coverage and other public announcements, and filings with the SEC;
●	lack of securities analyst coverage or speculation in the press or investment community about us or opportunities in the markets in which we compete;
●	changes in government policies in the United States and, as our international business increases, in other foreign countries;
●	changes in earnings estimates or recommendations by securities or research analysts who track our common stock or failure of our actual results of operations to meet those expectations;
●	dilution caused by the conversion into common stock of convertible debt securities;
●	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;
●	changes in accounting standards, policies, guidance, interpretations or principles;
●	any lawsuit involving us or our services;
●	arrival and departure of key personnel;
●	sales of common stock by us, our investors or members of our management team; and
●	changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural or man-made disasters.

Any of these factors, as well as broader market and industry factors, may result in large and sudden changes in the trading volume of our common stock and could seriously harm the market price of our common stock, regardless of our operating performance. This may prevent stockholders from being able to sell their shares at or above the price they paid for shares of our common stock, if at all. In addition, following periods of volatility in the market price of a company’s securities, stockholders often institute securities class action litigation against that company. Our involvement in any class action suit or other legal proceeding, including the existing lawsuits filed against us and described elsewhere in this report, could divert our senior management’s attention and could adversely affect our business, financial condition, results of operations and prospects.

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If we do not maintain the listing standards of the OTCQB market, our investors’ ability to make transactions in our securities will be limited and we will be subject to additional trading restrictions.

Our common stock currently is traded on the OTCQB market. If we do not maintain the listing standards of the OTCQB market, we will face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;
●	reduced liquidity with respect to our securities;
●	a limited amount of news and analyst coverage for our company; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our common stock.

The Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We do not intend to pay cash dividends in the foreseeable future.

We have never paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into our company to further its business strategy. Because we do not anticipate paying dividends in the future, the only opportunity for our stockholders to realize value in our common stock will likely be through a sale of those shares.

Directors, Executive Officers, Promoters and Control Persons

Directors and Executive Officers

Below are the names of and certain information regarding the Company’s current executive officers and directors:

Name	Age	Position	Date Named to Board of Directors/as Executive Officer
Sebastian Giordano	64	Chief Executive Officer, President, and Chairman of the Board of Directors	January 4, 2022
James Giordano	52	Chief Financial Officer	January 3, 2022
Charles Benton	71	Director and Chairman of the Audit Committee	January 20, 2022
John Mercadante	77	Director and Chairman of the Compensation Committee	April 16, 2019
Norman Newton	55	Director and Chairman of the Nominating Committee	January 20, 2022

Directors are elected to serve until their successors are elected and qualified. Directors are elected by a plurality of the votes cast at the annual meeting of stockholders and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors individually or collectively consent in writing to the action. Executive officers are appointed by the Board of Directors and serve at its pleasure.

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The principal occupation and business experience during at least the past five years for our executive officers and directors is as follows:

Sebastian Giordano - Chief Executive Officer, President, and Chairman of the Board of Directors

For the past twenty years, Mr. Sebastian Giordano, age 64, has been CEO of Ascentaur, LLC (“Ascentaur”), providing C-Level consulting services to a diverse roster of predominantly technology-centric clients, including start-ups, turnarounds and established businesses across many industries. From 2013 to 2018, he served as Chief Executive Officer of WPCS International Incorporated, a NASDAQ-listed low-voltage contracting company. Mr. Sebastian Giordano is a principal with Ascentaur, LLC, a strategic consulting firm which has provided consulting services to the Company during the preceding 2 years. Such consulting arrangement has been terminated upon the Company’s employment of Mr. Sebastian Giordano. The Company and Mr. Sebastian Giordano entered into an employment agreement with a term extending through December 31, 2025

James Giordano – Chief Financial Officer

Mr. James Giordano, age 52, previously served as Chief Financial Officer and consultant to Freight Connections, Inc., a LTL / line haul transportation services and warehousing provider. Prior to that, he served as Chief Financial Officer for Farren International, a global supplier of transportation and rigging services.

Charles Benton – Director

Mr. Charles Benton, age 71, currently serves as a director and Audit Chairman of Vision Hydrogen Corp. (OTC:VIHD), a company focused on the production, storage and distribution of hydrogen for the green energy economy supply chain. In the past, Mr. Benton has held the positions of Audit Committee Chairman and then Chairman of the Board of WPCS International Incorporated (NASDAQ:WPCS), a design-build engineering firm focused on the deployment of wireless networks and related services including site design, technology integration, electrical contracting, construction and maintenance.

John Mercadante - Director

John Mercadante, age 77. has been the President, Chief Executive Officer and a director of our company since April 16, 2019. For more than the past five years, John has been a consultant and a manager of his personal investments. John co-founded Leisure Line, Inc., a motor coach company serving New York City and Atlantic City, New Jersey, in 1970 and served as its Chief Executive Officer for a ten-year period through the sale of the company to Golden Nugget in 1980. At the time of the sale, Leisure Line was generating approximately $11 million in annual revenues. In 1988, John cofounded Cape Transit, Inc., a motor coach company servicing Atlantic City, Philadelphia and South New Jersey. Under John Mercadante’s leadership as CEO, annual revenues at Cape Transit grew from $2 million to more than $11 million. In May 1996, Cape Transit became one of the founding companies of Coach USA, Inc. and John Mercadante became Coach USA’s president and Chief Operating Officer. John was an integral part of growing Coach’s annual revenues from $100 million to over $1 billion in revenues in just three years. The board of directors has concluded that Mr. Mercadante should serve as a director of the Company because of his extensive management and leadership skills and experience.

Norman Newton - Director

Mr. Norman Newton, age 55, currently is the President and CEO of AmeriCasa Solutions, LLC, a vertically integrated provider of housing to the Hispanic Community in the United States. Mr. Newton is also the Managing Director of Newton Vision Corporation (“NVC”), a privately held investment and consulting company with deep experience in business process reengineering, optimization, and digital transformation.

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Family Relationships

There are no family relationships among our directors and executive officers.

Code of Ethics

We have not yet adopted a Code of Ethics although we expect to do so as we develop our infrastructure and business. Our board of directors and executive officers have focused on identifying and hiring the personnel required to manage the growth of the Company and will be adopting a Code of Ethics that will be implemented in conjunction with completing the hiring of additional personnel.

Independent Directors

Mr. Charles Benton, Mr. John Mercadante, and Mr. Norman Newton are independent directors under the independence standards applicable to the Company under paragraph (a)(1) of Item 401 of Regulation S-K.

Options/SAR Grants and Fiscal Year End Option Exercises and Values

We have not had a stock option plan or other similar incentive compensation plan for officers, directors and employees, and no stock options, other than as is discussed in this prospectus.

Executive Compensation

Summary Compensation Table

The following table sets forth information concerning the total compensation paid or accrued by us during the last two fiscal years indicated to the named executive officers, John Mercadante and Douglas Cerny:

Name & Principal Position	Fiscal Year ended Dec. 31,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John Mercadante,	2021	0	0	0	0	0	0	0	0
Chief Executive Officer	2020	4,000	0	0	0	0	0	0	4,000

Doug Cerny,	2021	0	0	0	0	0	0	20,000	20,000
Vice President (1)	2020	4,000	0	0	0	0	0	0	4,000

(1)	Through date of death.

Employment Agreements

Effective January 4, 2022, the Company and Mr. Sebastian Giordano entered into an employment agreement with a term extending through December 31, 2025, which provides for annual compensation of $400,000 as well as annual discretionary bonuses based on the Company’s achievement of performance targets, grants of options, restricted stock or other equity, potentially constituting (with prior grants made to Ascentaur), at the discretion of the Company’s Board of Directors, up to 5% of the outstanding common stock of the Company, vesting over the term of the employment agreement, business expense reimbursement and benefits as generally made available to the Company’s executives.

The Company has no other executive officer employment agreements in place as of January 28, 2022.

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We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans. The Company also does not currently offer or have any benefits, such as health or life insurance, available to its employees.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2020, we did not have any outstanding equity awards to our officers.

Director Compensation

Our directors received no compensation for their service as directors, however, Mr. Mercadante was paid compensation in his role as executive officers during the 2020 and 2021 period and Mr. Sebastian Giordano is currently paid compensation in his role as executive officers.

Market for Registrant’s Common Equity and Related Stockholder Matters and Issuer Purchases of Equity Securities.

Our Common Stock was quoted on the OTC Pink market under the symbol “PTRA” through August 13, 2018 and “TLSS” beginning on August 14, 2018. On September 1, 2021, the Company was upgraded to the OTCQB Market. Trading in OTCQB stocks can be volatile, sporadic, and risky, as thinly traded stocks tend to move more rapidly in price than more liquid securities. Such trading may also depress the market price of our common stock and make it difficult for our stockholders to resell their common stock. The following table reflects the high and low bid price for our common stock for the period indicated. The bid information, during the period that our Common Stock was quoted on the OTC Pink market, was obtained from the OTC Markets Group, Inc. and reflects inter-dealer prices, without retail mark-up, markdown, or commission, and may not necessarily represent actual transactions.

	Quarter	High	Low
Fiscal year ended December 31, 2021	First	$0.095	$0.03
	Second	$0.035	$0.013
	Third	$0.035	$0.014
	Fourth	$0.029	$0.013

	Quarter	High	Low
Fiscal year ended December 31, 2020	First	$8.00	$0.02
	Second	$0.27	$0.01
	Third	$0.07	$0.01
	Fourth	$0.03	$0.01

Dividends

We have not previously declared or paid any dividends on our common stock and do not anticipate declaring any dividends in the foreseeable future. The payment of dividends on our common stock is within the discretion of our board of directors. We intend to retain any earnings for use in our operations and the expansion of our business. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors that our board of directors may deem relevant. We are not under any contractual restriction as to our present or future ability to pay dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company does not currently have any equity compensation plans.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the following paragraphs. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement. Market data used throughout this prospectus is based on published third-party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information.

In some cases, you can identify forward-looking statements by terminology, such as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should review carefully the section entitled “Risk Factors” beginning on page 31 of this prospectus for a discussion of these and other risks that relate to our business and investing in shares of our Common Stock.

USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds from the sale of the Shares offered by them under this prospectus. We will not receive any proceeds from the sale of the Shares by the Selling Stockholders covered by this prospectus, but we would receive any proceeds from the exercise of the Warrants. If all of such Warrants are exercised for cash, we would receive $8,906,269 in proceeds. We will use all proceeds, if any, from any such exercise for working capital purposes.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the Shares offered by this prospectus, and such sales may be made at fixed prices, prevailing market prices at the time of the sale, varying prices determined at the time of sale, or negotiated prices. The offering price of the Shares does not and will not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our Common Stock might not trade at market prices in excess of the offering price, as prices for Common Stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DIVIDEND POLICY

We have never declared or paid any cash dividends on shares of our capital stock. We currently intend to retain all available funds to support operations and to finance the growth and development of our business. Any future determination related to payments of dividends will be at the discretion of our Board after taking into account various factors that our Board deems relevant, including our financial condition, operating results, current and anticipated cash needs, plans for expansion and debt restrictions, if any.

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PRINCIPAL AND SELLING STOCKHOLDERS

We are registering the shares hereby pursuant to the terms of our agreements with certain stockholders, in order to permit the Selling Stockholders identified in the table below to offer the shares for resale from time to time.

This prospectus covers the resale, from time to time by the Selling Stockholders identified below, of up to 1,875,314,362 shares of our common stock, par value $0.001 per share, which consists of (i) 984,687,500 shares issuable upon conversion of the outstanding Series G Stock into shares of the Company’s Common Stock calculated by dividing $10.00 (the “Stated Value”) of each share being converted by the Conversion Price. The initial Conversion Price shall be $0.01. In addition, the Corporation shall issue to a holder converting all or any portion of Series G Stock an additional sum (the “Make Good Amount”) equal to $210 for each $1,000 of Stated Value of the Series G Stock converted prorated for amounts more or less than $1,000 (the “Extra Amount”). Subject to the beneficial ownership limitation, the Make Good Amount shall be paid in shares of Common Stock, as follows: The number of shares of Common Stock issuable as the Make Good Amount shall be calculated by dividing the Extra Amount by the product of 80% times the average prevailing market for the five trading days prior to the date a holder delivered a notice of conversion to the Company and (ii) 890,626,862 shares issuable upon the exercise of outstanding Warrants exercisable at $0.01 per share. All of these Shares of our Common Stock are being offered for resale by the Selling Stockholders.

The Series G Stock is subject to anti-dilution protection. If we sell or issue additional shares of Common Stock at a price less than the conversion price of the Series G Stock (with certain exceptions specified in the Series EG COD), the conversion price of the Series G Stock will be accordingly reduced to such lower issuance price. Moreover, until the earliest of (i) December 31, 2023 or (ii) the listing of the Common Stock for trading on the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or the NYSE American, if the Company sells any Common Stock (or Common Stock equivalent) on terms that a Selling Stockholder reasonably believes to be more favorable than the terms of the Securities Purchase Agreement, then the Company shall amend the terms of the Securities Purchase Agreement with respect to such Selling Stockholder so as to match such more favorable terms.

The table below sets forth certain information regarding the Selling Stockholders and the Shares of our Common Stock offered by them in this prospectus. The Selling Stockholders have not had a material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of acquisition of our shares or other securities. To the best of our knowledge, none of the Selling Stockholders is a broker dealer or an affiliate of a broker dealer other than as described in the footnotes to the table below. Unless otherwise indicated, the mailing address of all listed Selling Stockholders is c/o Transportation and Logistics Systems, Inc., 5500 Military Trail, Suite 22-357, Jupiter, Florida 33458.

Pursuant to the Series G COD and under the terms of the Warrants, a Selling Stockholder may not convert Series G Stock or exercise the Warrants to the extent such conversion or exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of our Common Stock which would exceed 4.99% of our then outstanding shares of Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon conversion of the outstanding Series G Stock which have not been converted. The foregoing notwithstanding, a Selling Stockholder may, at its option and upon 61 days’ notice to the Company, increase such ownership limitation, not to exceed 9.99% of our then outstanding shares of Common Stock.

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	Number of Shares Beneficially Owned Prior to this Offering		Number of Shares	Number of Shares Beneficially Ownd After Completion of Maximum Offering**
Selling Stockholder	Number	%	Being Sold	Number	%

AES Capital Management LLC(1)	24,375,000.00	*	24,375,000.00		*
BHP Capital NY, Inc.(2)	104,642,857.00	2%	104,642,857.00		*
Cavalry Fund I LP(3)	313,339,778.25	6%	146,367,000.00	166,972,778.25	3%
Cavalry Investment Fund LP(4)	60,937,500.00	1%	60,937,500.00		*
Cavalry Special Ops Fund LP(5)	60,937,500.00	1%	60,937,500.00		*
Chase Financing, Inc.(6)	8,571,429.00	*	2,857,143.00	5,714,286.00	*
Eagle Equities, LLC(7)	60,178,572.00	1%	60,178,572.00		*
Efrat Investments LLC(8)	153,303,572.00	3%	153,303,572.00		*
GS Capital Partners, LLC(9)	60,937,500.00	1%	60,937,500.00		*
GW Holdings Group, Inc.(10)	14,285,715.00	*	14,285,715.00		*
Jefferson Street Capital LLC(11)	60,937,500.00	1%	60,937,500.00		*
MBS GLOEQ Corp(12)	48,750,000.00	*	48,750,000.00		*
Mercer Street Global Opportunity Fund, LLC(13)	287,670,572.00	5%	271,670,572.00	16,000,000.00	*
Morningview Financial LLC(14)	376,639,286.00	7%	374,196,429.00	2,442,857.00	*
Platinum Point Capital((15)	73,125,000.00	1%	73,125,000.00		*
Proactive Capital Partners, L.P. (16)	11,472,572.00	1%	11,428,572.00	44,000.00	*
Puritan Partners LLC(17)	483,037,075.00	9%	281,250,000.00	201,787,075.00	4%
Quick Capital, LLC(18)	39,419,643.00	*	39,419,643.00		*
SE Holdings LLC(19)	11,428,572.00	*	11,428,572.00		*
Silverback Capital Corporation(20)	14,285,715.00	*	14,285,715.00		*

Directors & NEOs
Sebastian Giordano(21)	25,000,000.00	*		25,000,000.00	*
John Mercadante, Jr.(22)	1,400,000.00	*		1,400,000.00	*

All executive officers and directors as a group	26,400,000.00	*		26,400,000.00	*

* less than 1%

** Assumes that all the shares are sold

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(1) Includes (i) 14,375,000 shares issuable upon conversion of 10,000 shares of Series G Stock, and (ii) 10,000,000 shares of common stock issuable upon exercise of Warrants. The Series G Stock and the Warrants contain a 4.99% beneficial ownership blocker. Eli Safdieh has voting and dispositive powers over the shares held by AES Capital Management LLC. Eli Safdieh disclaims beneficial ownership over the shares held by AES Capital Management LLC. The address of AES Capital Management LLC is 151 Calle De San Francisco, Ste 200 PMB 5468, San Juan, PR 00901

(2) Includes (i) 57,500,000 shares issuable upon conversion of 40,000 shares of Series G Stock, and (ii) 47,142,857 shares of common stock issuable upon exercise of Warrants. The Series G Stock and the Warrants contain a 4.99% beneficial ownership blocker. Bryan Pantofel has voting and dispositive powers over the shares held by BHP Capital NY, Inc. Bryan Pantofel disclaims beneficial ownership over the shares held by BHP Capital NY, Inc. The address of BHP Capital NY, Inc. is 45 SW 9th St, Apt. 1603, Miami, FL 33130.

(3) Includes (i) 71,875.000 shares issuable upon conversion of 50,000 shares of Series G Stock, and (ii) 74,492,000 shares of common stock issuable upon exercise of Warrants. The Series G Stock and the Warrants contain a 4.99% beneficial ownership blocker. Also, includes 60,758,228 shares of Common Stock, 41,071,692 shares issuable upon conversion of Series E Stock, and 65,142,858 shares issuable upon exercise of Series E Warrants. Thomas Walsh has voting and dispositive powers over the shares held by Cavalry Fund I LP. Thomas Walsh disclaims beneficial ownership over the shares held by Cavalry Fund I LP. The address of Cavalry Fund I LP is 61 Kinderkamack Road, Woodcliff Lake, NJ 07677.

(4) Includes (i) 35,937,500 shares issuable upon conversion of 25,000 shares of Series G Stock, and (ii) 25,000,000 shares of common stock issuable upon exercise of Warrants. The Series G Stock and the Warrants contain a 4.99% beneficial ownership blocker. Thomas Walsh has voting and dispositive powers over the shares held by Cavalry Investment Fund LP. Thomas Walsh disclaims beneficial ownership over the shares held by Cavalry Investment Fund LP. The address of Cavalry Investment Fund LP is 61 Kinderkamack Road, Woodcliff Lake, NJ 07677.

(5) Includes (i) 35,937,500 shares issuable upon conversion of 25,000 shares of Series G Stock, and (ii) 25,000,000 shares of common stock issuable upon exercise of Warrants. The Series G Stock and the Warrants contain a 4.99% beneficial ownership blocker. Thomas Walsh has voting and dispositive powers over the shares held by Cavalry Special Ops Fund LP. Thomas Walsh disclaims beneficial ownership over the shares held by Cavalry Special Ops LP. The address of Cavalry Special Ops Fund LP is 61 Kinderkamack Road, Woodcliff Lake, NJ 07677.

(6) Includes 2,857,143 shares of common stock issuable upon exercise of Warrants. The Warrants contain a 4.99% beneficial ownership blocker. Also, includes 5,714,286 shares of Common Stock. Robert Herskowitz has voting and dispositive powers over the shares held by Chase Financing Inc. Robert Herskowitz disclaims beneficial ownership over the shares held by Chase Financing Inc. The address of Chase Financing Inc. is 4775 Collins Ave – Suite 2504, Miami Beach, FL 33140.

(7) Includes (i) 28,750,000 shares issuable upon conversion of 20,000 shares of Series G Stock, and (ii) 31,428,572 shares of common stock issuable upon exercise of Warrants. The Series G Stock and the Warrants contain a 4.99% beneficial ownership blocker. Yakov D. Borenstein has voting and dispositive powers over the shares held by Eagle Equities, LLC. Yakov D. Borenstein disclaims beneficial ownership over the shares held by Eagle Equities, LLC. The address of Eagle Equities, LLC. is 390 Whalley Ave., New Haven, CT 06511.

(8) Includes (i) 71,875,000 shares of common stock issuable upon conversion of 50,000 shares of Series G Stock and (ii) 81,428,572 shares of common stock issuable upon exercise of Warrants. The Series G Stock and the Warrants contain a 4.99% beneficial ownership blocker. Pinny Rotter has voting and dispositive powers over the shares held by Efrat Investments LLC. Pinny Rotter disclaims beneficial ownership over the shares held by Efrat Investments LLC. The address of Efrat Investments LLC is 59 Lenox Avenue, Clifton, NJ 07012.

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(9) Includes (i) 35,937,500 shares issuable upon conversion of 25,000 shares of Series G Stock, and (ii) 25,000,000 shares of common stock issuable upon exercise of Warrants. The Series G Stock and the Warrants contain a 4.99% beneficial ownership blocker. Gabriel Sayegh has voting and dispositive powers over the shares held by GS Capital Partners, LLC. Gabriel Sayegh disclaims beneficial ownership over the shares held by GS Capital Partners, LLC. The address of GS Capital Partners, LLC is 1 East Liberty Street, Reno, NV 89501.

(10) Includes 14,285,715 shares of common stock issuable upon exercise of Warrants. The Warrants contain a 4.99% beneficial ownership blocker. Noah Weinstein has voting and dispositive powers over the shares held by GW Holdings Group, LLC. Noah Weinstein disclaims beneficial ownership over the shares held by GW Holdings Group, LLC. The address of GW Holdings Group, LLC is 137 Montague St., Suite 291, Brooklyn, NY 11201

(11) Includes (i) 35,937,500 shares of common stock issuable upon conversion of 25,000 shares of Series G Stock and (ii) 25,000,000 shares of common stock issuable upon exercise of Warrants. The Series G Stock and the Warrants contain a 4.99% beneficial ownership blocker. Brian Goldberg has voting and dispositive powers over the shares held by Jefferson Street Capital LLC. Brian Goldberg disclaims beneficial ownership over the shares held by Jefferson Street Capital LLC. The address of Jefferson Street Capital LLC is 720 Monroe St Suite C401B Hoboken, NJ 07030.

(12) Includes (i) 28,750,000 shares of common stock issuable upon conversion of 20,000 shares of Series G Stock and (ii) 20,000,000 shares of common stock issuable upon exercise of Warrants. The Series G Stock and the Warrants contain a 4.99% beneficial ownership blocker. Matthew B. Silvers has voting and dispositive powers over the shares held by MBS GLOEQ Corp. Matthew B. Silvers disclaims beneficial ownership over the shares held by MBS GLOEQ Corp. The address of MBS GLOEQ Corp is 12 Sagamore Way, South Jericho, NY 11753.

(13) Includes (i) 143,750,000 shares issuable upon conversion of 100,000 shares of Series G Stock, and (ii) 127,920,572 shares of common stock issuable upon exercise of Warrants. The Series G Stock and the Warrants contain a 4.99% beneficial ownership blocker. Also, includes 16,000,000 shares of Common Stock. Jonathan Juchno has voting and dispositive powers over the shares held by Mercer Street Global Opportunity Fund, LLC. Jonathan Juchno disclaims beneficial ownership over the shares held by Mercer Street Global Opportunity Fund, LLC. The address of Mercer Street Global Opportunity Fund, LLC is 107 Grand Street, 7th Floor, New York, NY 10013.

(14) Includes (i) 215,625,000 shares of common stock issuable upon conversion of 150,000 shares of Series G Stock and (ii) 158,571,429 shares of common stock issuable upon exercise of Warrants. The Series G Stock and the Warrants contain a 4.99% beneficial ownership blocker. Max Riccio has voting and dispositive powers over the shares held by Morningview Financial LLC. Max Riccio disclaims beneficial ownership over the shares held by Morningview Financial LLC. The address of Morningview Financial LLC. Is 303 N. Glenoaks Blvd., Suite 200, Burbank, CA 91502.

(15) Includes (i) 43,125,000 shares of common stock issuable upon conversion of 30,000 shares of Series G Stock and (ii) 30,000,000 shares of common stock issuable upon exercise of Warrants. The Series G Stock and the Warrants contain a 4.99% beneficial ownership blocker. Brian Freifeld has voting and dispositive powers over the shares held by Platinum Point Capital. Brian Freifeld disclaims beneficial ownership over the shares held by Platinum Point Capital. The address of Platinum Point Capital is 353 Lexington Avenue Suite 1502. New York, NY 10016.

(16) Includes 11,428,572 shares of common stock issued upon exercise of Warrants. The Warrants contain a 4.99% beneficial ownership blocker. Also, includes 44,000 shares of common stock issuable on exercise of a warrant. Jeffrey Ramson has voting and dispositive powers over the shares held by Proactive Capital Partners, L.P. Jeffrey Ramson disclaims beneficial ownership over the shares held by Proactive Capital Partners, L.P. The address of Proactive Capital Partners, L.P. is 150 East 58th St., 20th Floor, New York, NY 10155.

(17) Includes (i) 143,750,000 shares of common stock issuable upon conversion of 100,000 shares of Series G Stock and (ii) 137,500,000 shares of common stock issuable upon exercise of Warrants. The Series G Stock and the Warrants contain a 4.99% beneficial ownership blocker. Also, includes 123,200,000 shares of Common Stock, 38,500,868 shares issuable upon conversion of Series E Stock and 40,086,207 shares issuable upon exercise of Series E Warrants. Richard Smithline has voting and dispositive powers over the shares held by Puritan Partners LLC. Richard Smithline disclaims beneficial ownership over the shares held by Puritan Partners LLC. The address of Puritan Partners LLC is 4 Puritan Road, Rye, NY 10580.

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(18) Includes (i) 21,562,500 shares of common stock issuable upon conversion of 15,000 shares of Series G Stock (assuming a Triggering Event is continuing) and (ii) 17,857,143 shares of common stock issuable upon exercise of Warrants. The Series G Stock and the Warrants contain a 4.99% beneficial ownership blocker. Aryeh Goldstein has voting and dispositive powers over the shares held by Quick Capital, LLC. Aryeh Goldstein disclaims beneficial ownership over the shares held by Quick Capital, LLC. The address of Quick Capital, LLC is 66 West Flagler Street, Suite 900 - #2292, Miami, FL 33130.

(19) Includes 11,428,572 shares of common stock issuable upon exercise of Warrants. The Warrants contain a 4.99% beneficial ownership blocker. Eilon Natan has voting and dispositive powers over the shares held by SE Holdings LLC. Eilon Natan disclaims beneficial ownership over the shares held by SE Holdings LLC. The address of SE Holdings LLC is6130 W Flamingo Rd, STE 1878, Las Vegas, NV 89103.

(20) Includes 14,285,715 shares of common stock issuable upon exercise of Warrants. The Warrants contain a 4.99% beneficial ownership blocker. Gillian Gold has voting and dispositive powers over the shares held by Silverback Capital Corporation. Gillian Gold disclaims beneficial ownership over the shares held by Silverback Capital Corporation. The address of Silverback Capital Corporation is 614 N Dupont Hwy Suite 210, Dover, DE 19901.

(21) Includes a warrant, expiring June 16, 2025, issued to Ascentaur LLC to purchase 25,000,000 shares of Common Stock at an exercise price of $0.06 per share.

(22) Includes 100,000 shares owned by Mr. Mercadante’s girlfriend, Wendy Cabral. Mr. Mercadante disclaims beneficially ownership over the shares owned by Ms. Cabral.

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PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the Common Stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Shares of Common Stock on the OTCQB market or any other stock exchange, market or trading facility on which the shares of Common Stock are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such Shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell Shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of Shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121 or NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of the Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell Shares of the Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent.

The Company is required to pay all fees and expenses incurred by the Company incident to the registration of the Shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act and any claims brought against any of the Selling Stockholders by any stockholder of the Company.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. No underwriter or coordinating broker is acting in connection with the proposed sale or the resale of Shares by the Selling Stockholders.

The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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DESCRIPTION OF SECURITIES

The following description of our capital stock summarizes the material terms and provisions of our Common Stock and preferred stock.

As of January 28, 2022, the Company has one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), its Common Stock.

The following is a summary of information concerning capital stock of the Company. The summaries and descriptions below do not purport to be complete statements of the relevant provisions of the Company’s Amended and Restated Certificate of Incorporation, as amended, (the “Charter”) and Bylaws of the Company (the “By-Laws”), and are entirely qualified by these documents.

Common Stock

Authorized Shares. The Company is authorized to issue up to ten billion (10,000,000,000) shares of Common Stock.

Dividends. Subject to the rights of holders of outstanding shares of Preferred Stock, if any, the holders of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the Board of Directors in its discretion out of funds legally available for the payment of dividends.

Voting Rights. Each share of Common Stock is entitled to one vote per share on matters voted on by the stockholders.

Liquidation Rights. Subject to any preferential rights of outstanding shares of Preferred Stock, holders of Common Stock will share ratably in all assets legally available for distribution to our stockholders in the event of dissolution. As of January 28, 2022, holders of 31,658 shares of Series E Stock have the right to receive a liquidation preference equal to $13.34 per share prior to any distribution or payment to the holders of the Common Stock and pari passu with the Series G Stock and holders of 685,000 shares of Series G Stock have the right to receive a liquidation preference equal to $10,00 per share prior to any distribution or payment to the holders of the Common Stock and pari passu with the Series E Stock.

Other Rights. The shares of Common Stock are not subject to redemption by operation of a sinking fund or otherwise. Holders of shares of Common Stock are not currently entitled to pre-emptive rights.

Fully Paid. The issued and outstanding shares of Common Stock are fully paid and non-assessable. This means the full purchase price for the outstanding shares of Common Stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares.

Listing. The Common Stock is quoted on the OTCQB market under the symbol “TLSS”.

Holders. As of December 31, 2021, the approximate number of record holders of the Company’s Common Stock was 90, and the approximate number of beneficial owners of the Company’s Common Stock was 33,000.

Preferred Stock

Our Board has been authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time up to 10,000,000 shares of preferred stock in one or more series. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our Board, which may include, among other features, dividend rights, voting rights, liquidation preferences, conversion rights and pre-emptive rights.

Series B Preferred Stock

In August 2019, our Board designated Series B Preferred Stock consisting of 1,700,000 shares with a par value of $0.001 and a stated value of $0.001. The Series B Preferred Stock has no voting rights and is not redeemable. Each share of Series B Preferred Stock is convertible into one share of Common Stock at the option of the holder subject to beneficial ownership limitation.

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On August 16, 2019, the Company issued 1,000,000 shares of Series B Preferred Stock for services rendered to the former member of Prime EFS who is considered a related party. The shares were valued at $2.50 per share on an as if converted basis to Common Stock based on then recent sales of the Company’s Common Stock of $2.50 per share. In connection with the issuance of the Series B Preferred Stock, the Company recorded stock-based compensation of $2,500,000. On July 24, 2020, the Company issued 1,000,000 shares of Common Stock upon the conversion these shares of Series B Preferred Stock.

On August 16, 2019, the Company issued 700,000 shares of Series B Preferred Stock upon settlement of 700,000 shares of issuable Common Stock.

Series D Preferred Stock

In July 2020, our Board designated 1,250,000 shares of our authorized shares of preferred stock as Series D Convertible Preferred Stock (the “Series D Stock”), which has the following preferences, voting powers, qualifications and special or relative rights or privileges.

Conversion. Subject to a beneficial ownership limitation and customary adjustments for stock dividends and stock splits, each share of Series D Stock is convertible into 1,000 shares of Common Stock. A holder of Series D Stock may not convert any shares of Series D Stock into Common Stock if the holder (together with the holder’s affiliates and any persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion, as such percentage ownership is determined in accordance with the terms of the Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Series D COD”). However, upon notice from a holder to the Company, such holder may decrease or increase for such holder the beneficial ownership limitation, which may not exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series D COD, provided that any such increase or decrease in the beneficial ownership limitation will not take effect until 61 days following notice to the Company.

Dividends. Holders of Series D Stock are not entitled to receive dividends in respect of such shares.

Voting Rights. The Series D Stock has no voting rights, except as otherwise required by law and that approval of at least a majority of the outstanding Series D Stock is required to: (a) amend or repeal any provision of, or add any provision to, the Company’s Articles of Incorporation or bylaws, or file any Certificate of Designation (however such document is named) or articles of amendment to create any class or any series of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit of the Series D Stock, regardless of whether any such action shall be by means of amendment to the Articles of Incorporation or bylaws or by merger, consolidation or otherwise or filing any Certificate of Designation, it being understood that the creation of a new security having rights, preferences or privileges senior to or on parity with the Series D Stock in a future financing will not constitute an amendment, addition, alteration, filing, waiver or repeal for these purposes; (b) increase or decrease (other than by conversion) the authorized number of shares of Series D Stock; (c) issue any Series D Stock, other than to certain specified persons; or (d) without limiting any provision hereunder, whether or not prohibited by the terms of the Series D Stock, circumvent a right of the Series D Stock.

Liquidation Preference. The Series D Stock has a stated value of $6.00 per share (the “Series D Stated Value”). On a pari passu basis with the holders of Series E Stock and Series G Stock, and subject to the liquidation preference of the Series B Stock if any were then outstanding, that is currently issued and outstanding, upon the liquidation, dissolution or winding up of the business of the Company, whether voluntary or involuntary, the holders of the Series D Stock are entitled to receive an amount per share equal to the Series D Stated Value and then receive a pro-rata portion of the remaining assets available for distribution to the holders of Common Stock on an as-converted to Common Stock basis.

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Redemption Rights. We are not obligated to redeem or repurchase any shares of Series D Stock. Shares of Series D Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous provisions.

Participation Rights. Until July 20, 2021, the holders of Series D Stock have the right to participate, pro rata, in each subsequent sale of Common Stock (or any securities that would entitle the holders thereof to acquire Common Stock including, without limitation, debt, preferred stock, rights, options or warrants) in an amount up to 25% of the total proceeds of such financing on the same terms, conditions and price otherwise available in such subsequent financing.

As of January 28, 2022, no Series D Stock is issued and outstanding.

Series E Preferred Stock

In October 2020, our Board designated 562,250 shares of our authorized shares of preferred stock as Series E Stock (“Series E Stock”). The Series E COD was amended and restated in December of 2020. The Series E Stock has the following preferences, voting powers, qualifications and special or relative rights or privileges, provided that such description is qualified by the more detailed description in this prospectus and in the Series E COD.

Conversion. Subject to a beneficial ownership limitation and customary adjustments for stock dividends and stock splits, each share of Series E Stock is initially convertible into a number of shares of the Company’s Common Stock calculated by dividing $13.34 (the “Stated Value”) of each share being converted by the Conversion Price. The initial Conversion Price shall be $0.01. In addition, the Corporation shall issue the holder converting all or any portion of Series E Stock an additional sum (the “Make Good Amount”) equal to $210 for each $1,000 of Stated Value of the Series E Stock converted prorated for amounts more or less than $1,000 (the “Extra Amount”). Subject to the beneficial ownership limitation, the Make Good Amount shall be paid in shares of Common Stock, as follows: The number of shares of Common Stock issuable as the Make Good Amount shall be calculated by dividing the Extra Amount by the product of 80% times the average prevailing market for the five trading days prior to the date a holder shall have delivered a notice of conversion to the Company. The initial conversion price is subject to adjustment for stock dividends and stock splits and dilutive issuances as defined in the Series E COD. A holder of Series E Stock may not convert any shares of Series E Stock into Common Stock if the holder (together with the holder’s affiliates and any persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion, as such percentage ownership is determined in accordance with the terms of the Series E COD. However, upon notice from the holder to the Company, a holder may decrease or increase for such holder the beneficial ownership limitation, which may not exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series E COD, provided that any such increase or decrease in the beneficial ownership limitation will not take effect until 61 days following notice to the Company. Upon the occurrence of certain triggering events and until such triggering event is cured, each share of Series E Stock will be convertible into shares of Common Stock (subject to the limitation described above in this paragraph) at a Conversion Price of $0.006 and at 125% of the Stated Value. In addition, the Make Good Amount shall equal$310 for each $1,000 of Stated Value of the Series E Stock converted prorated for amounts more or less than $1,000 (the “Triggering Event Extra Amount”). Subject to the beneficial ownership limitation, the Make Good Amount shall be paid in shares of Common Stock, as follows: The number of shares of Common Stock issuable as the Make Good Amount shall be calculated by dividing the Triggering Event Extra Amount by the product of 70% times the average prevailing market for the five trading days prior to the date a holder shall have delivered a notice of conversion to the Company. Triggering events include, but are not limited to, (1) failure to satisfy Rule 144 current public information requirements; (2) ceasing to be a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or failing to comply with the reporting requirements of a reporting company under the Exchange Act; (3) suspension from or termination of trading; (4) failure to reserve sufficient shares of Common Stock (after cure periods and subject to certain extensions); (5) various insolvency proceedings (subject to certain carveouts); (6) material breach of the Series E Offering transaction documents; and (7) failure to redeem the Series E Stock when demanded as permitted in the Series E COD.

Dividends. Cumulative dividends on each share of Series E Stock shall accrue at the rate of 6% per annum based on a 360-day year on the Stated Value plus all unpaid accrued and accumulated dividends thereon. All accrued dividends shall be paid in cash only when, as and if declared by the Board of Directors out of funds legally available therefor or upon a liquidation or redemption of the Series E.

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Voting Rights. Each holder of Series E Stock has the right to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series E Stock held by such holder are convertible as of the applicable record date. Approval of at least a majority of the outstanding Series E Stock is required to: (a) amend or repeal any provision of, or add any provision to, the Company’s Articles of Incorporation or bylaws, or file any Certificate of Designation (however such document is named) or articles of amendment to create any class or any series of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Series E Stock, regardless of whether any such action shall be by means of amendment to the Articles of Incorporation or bylaws or by merger, consolidation or otherwise or filing any Certificate of Designation, it being understood that the creation of a new security having rights, preferences or privileges senior to or on parity with the Series E Stock in a future financing will not constitute an amendment, addition, alteration, filing, waiver or repeal for these purposes; (b) increase or decrease (other than by conversion) the authorized number of shares of Series E Stock; (c) issue any Series D Convertible Preferred Stock; (d) issue any Series E Stock in excess of 562,250 shares; or (e) without limiting any provision hereunder, whether or not prohibited by the terms of the Series E Stock, circumvent a right of the Series E Stock.

Liquidation Preference. The Series E Stock has a stated value of $13.34 per share. On a pari passu basis with the holders of Series D Stock that is currently issued and outstanding, upon the liquidation, dissolution or winding up of the business of the Company, whether voluntary or involuntary, the holders of the Series E Stock are entitled to receive an amount per share equal to the Series E Stated Value and then receive a pro-rata portion of the remaining assets available for distribution to the holders of Common Stock on an as-converted to Common Stock basis.

Participation Rights. (a) For 24 months from the date that shares of the Series E Stock are first issued to a holder, the holders of Series E Stock have the right to participate, pro rata, in each subsequent financing in an amount up to 40% of the total proceeds of such financing on the same terms, conditions and price otherwise available in such subsequent financing.

Series E Offering Warrants

Warrants (“Series E Warrants”) to purchase 423,427,356 shares of Common Stock are currently outstanding. The initial exercise price of the Warrants is $0.01 per share, subject to adjustment in the event of stock splits, stock combinations or the like of our Common Stock or if, other than upon conversion of existing convertible preferred stock, we issue shares of common stock, or securities exercisable to purchase or convertible into, shares of Common Stock, for a purchase price that is less than the exercise price in effect at such time, in which event the exercise price shall be reduced to the price per share at which we issued, or may be required to issue, shares of Common Stock. Further, until the Series E Stock is no longer outstanding, a decrease in the exercise price of the Warrants triggers a corresponding increase in the number of shares of Common Stock issuable upon exercise of the Warrants such that the aggregate exercise value remains constant. The Warrants expire on the close of business on the fifth-year anniversary of the date on which they are issued.

Series G Preferred Stock

In December 2021, our Board designated 1,000,000 shares of our authorized shares of preferred stock as Series G Stock. The Series G Stock has the following preferences, voting powers, qualifications and special or relative rights or privileges, provided that such description is qualified by the more detailed description in this prospectus and in the Series G COD.

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Conversion. Subject to a beneficial ownership limitation and customary adjustments for stock dividends and stock splits, each share of Series G Stock is initially convertible into a number of shares of the Company’s Common Stock calculated by dividing $10.00 (the “Stated Value”) of each share being converted by the Conversion Price. The initial Conversion Price shall be $0.01. In addition, the Corporation shall issue to a holder converting all or any portion of Series G Stock an additional sum (the “Make Good Amount”) equal to $210 for each $1,000 of Stated Value of the Series G Stock converted prorated for amounts more or less than $1,000 (the “Extra Amount”). Subject to the beneficial ownership limitation, the Make Good Amount shall be paid in shares of Common Stock, as follows: The number of shares of Common Stock issuable as the Make Good Amount shall be calculated by dividing the Extra Amount by the product of 80% times the average prevailing market for the five trading days prior to the date a holder delivered a notice of conversion to the Company. A holder of Series G Stock may not convert any shares of Series G Stock into Common Stock if the holder (together with the holder’s affiliates and any persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion, as such percentage ownership is determined in accordance with the terms of the Series G COD. However, upon notice from the holder to the Company, a holder may decrease or increase for such holder the beneficial ownership limitation, which may not exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series G COD, provided that any such increase or decrease in the beneficial ownership limitation will not take effect until 61 days following notice to the Company.

Dividends. Cumulative dividends on each share of Series G Stock shall accrue at the rate of 6% per annum based on a 360-day year on the Stated Value plus all unpaid accrued and accumulated dividends thereon. All accrued dividends shall be paid in cash only when, as and if declared by the Board of Directors out of funds legally available therefor or upon a liquidation or redemption of the Series G.

Voting Rights. Each holder of Series G Stock has the right to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series G Stock held by such holder are convertible as of the applicable record date. Approval of at least a majority of the outstanding Series G Stock is required to: (a) amend or repeal any provision of, or add any provision to, the Company’s Articles of Incorporation or bylaws, or file any Certificate of Designation (however such document is named) or articles of amendment to create any class or any series of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Series G Stock, regardless of whether any such action shall be by means of amendment to the Articles of Incorporation or bylaws or by merger, consolidation or otherwise or filing any Certificate of Designation, it being understood that the creation of a new security having rights, preferences or privileges senior to or on parity with the Series G Stock in a future financing will not constitute an amendment, addition, alteration, filing, waiver or repeal for these purposes; (b) increase or decrease (other than by conversion) the authorized number of shares of Series G Stock; (c) issue any Series D or E Convertible Preferred Stock; (d) issue any Series G Stock in excess of 1,000,000 shares; or (e) without limiting any provision hereunder, whether or not prohibited by the terms of the Series G Stock, circumvent a right of the Series G Stock.

Liquidation Preference. The Series G Stock has a stated value of $10.00 per share. On a pari passu basis with the holders of Series E Stock that is currently issued and outstanding, upon the liquidation, dissolution or winding up of the business of the Company, whether voluntary or involuntary, the holders of the Series G Stock are entitled to receive an amount per share equal to the Series G Stated Value and then receive a pro-rata portion of the remaining assets available for distribution to the holders of Common Stock on an as-converted to Common Stock basis.

Participation Rights. (a) For 24 months from the date that shares of the Series G Stock are first issued to a holder, the holders of Series G Stock have the right to participate, pro rata, in each subsequent financing in an amount up to 40% of the total proceeds of such financing on the same terms, conditions and price otherwise available in such subsequent financing.

Series G Offering Warrants

Warrants to purchase 685,000,000 shares of Common Stock are currently outstanding. The initial exercise price of the Warrants is $0.01 per share, subject to adjustment in the event of stock splits, stock combinations or the like of our Common Stock or if, other than upon conversion of existing convertible preferred stock, we issue shares of common stock, or securities exercisable to purchase or convertible into, shares of Common Stock, for a purchase price that is less than the exercise price in effect at such time, in which event the exercise price shall be reduced to the price per share at which we issued, or may be required to issue, shares of Common Stock. Further, until the Series G Stock is no longer outstanding, a decrease in the exercise price of the Warrants triggers a corresponding increase in the number of shares of Common Stock issuable upon exercise of the Warrants such that the aggregate exercise value remains constant. The Warrants expire on the close of business on the fifth-year anniversary of the date on which they are issued.

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Inducement Offering Warrants

Warrants to purchase 194,198,290 shares of Common Stock are currently outstanding. The warrants were issued to holders of outstanding warrants previously issued by the Company as inducement for such holders to exercise their warrants. The initial exercise price of the Warrants is $0.01 per share, subject to adjustment in the event of stock splits, stock combinations or the like of our Common Stock or if, other than upon conversion of existing convertible preferred stock, we issue shares of common stock, or securities exercisable to purchase or convertible into, shares of Common Stock, for a purchase price that is less than the exercise price in effect at such time, in which event the exercise price shall be reduced to the price per share at which we issued, or may be required to issue, shares of Common Stock.

Other Warrants and Options

●	An aggregate of 114,000 shares of Common Stock are issuable upon the exercise of outstanding common stock purchase warrants for a purchase price of $1.00 per share which expire in June 2024.

●	Warrants to purchase 696,111 shares of Common Stock at an exercise price of $0.006 per share are currently outstanding. The initial exercise price of these warrants was $2.50 per share. Pursuant to the terms of these warrants, the exercise price of these warrants is subject to adjustment in the event of stock splits, stock combinations or the like of our Common Stock or if we issue shares of Common Stock, or securities exercisable to purchase or convertible into shares of Common Stock, for a purchase price that is less than the exercise price in effect at such time, in which event the exercise price shall be reduced to the price per share at which we issued, or may be required to issue, shares of Common Stock. As of November 30, 2020, the exercise price of these warrants has been reduced to $0.006 per share. These warrants were issued on August 30, 2019 and expire on August 30, 2024.

●	Warrants to purchase 827,200 shares of Common Stock at an exercise price of $0.40 are currently outstanding. Pursuant to the terms of these warrants, the exercise price of these warrants is subject to adjustment in the event of stock splits, stock combinations or the like of our Common Stock. These warrants were issued between January 1, 2020 and April 30, 2020 and have terms of five years.

●	Warrants to purchase 1,298,078 shares of Common Stock at an exercise price of $2.50 are currently outstanding. Pursuant to the terms of these warrants, the exercise price of these warrants is subject to adjustment in the event of stock splits, stock combinations or the like of our Common Stock. These warrants were issued between July 1, 2019 and September 30, 2019 and have terms of five years.

●	A Warrant to purchase 203,000 shares of Common Stock at an exercise price of $1.81 is currently outstanding. Pursuant to the terms of this warrant, the exercise price of this warrant is subject to adjustment in the event of stock splits, stock combinations or the like of our Common Stock. This warrant was issued on July 12, 2019 and have a term of five years.

●	On June 16, 2020, the Company issued a Common Stock purchase warrant to Ascentaur, LLC to purchase up to 25,000,000 shares of Common Stock at an initial exercise price of $0.06 per share, subject to adjustment for any stock dividend, stock split, stock combination, reclassification or similar transaction. This warrant expires on June 16, 2025.

●	On June 16, 2020, the Company issued a Common Stock purchase warrant to Harry Datys to purchase up to 3,100,000 shares of Common Stock at an initial exercise price of $0.06 per share, subject to adjustment for any stock dividend, stock split, stock combination, reclassification or similar transaction. This warrant expires on June 16, 2025.

●	An aggregate of 80,000 shares of Common Stock are issuable upon the exercise of outstanding stock purchase options that are exercisable for a purchase price of $8.85 per share and expire in April 2024.

●

Warrants to purchase 229,229,066 shares of Common Stock at an exercise price of $0.01 are currently outstanding. Pursuant to the terms of these warrants, the exercise price of these warrants are subject to adjustment in the event of stock splits, stock combinations or the like of our Common Stock. These warrants were issued to the placement agents who provided services in connection with the sale of the Company’s Series E Preferred during the period of December 28, 2020 to September 2021, and have a term of five years.

●	Warrants to purchase 137,000,000 shares of Common Stock at an exercise price of $0.01 per share were issued to the placement agents who provided services in connection with the sale of the Company’s Series G Stock during the period of December 31, 2021 to January 25, 2022. Pursuant to the terms of these warrants, the exercise price of these warrants are subject to adjustment in the event of stock splits, stock combinations or the like of our Common Stock. These warrants have a term of five years.

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Anti-Takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the Board of Directors prior to the date the interested stockholder obtained such status or the combination is approved by the Board of Directors and thereafter is approved at a meeting of the stockholders (and not by written consent) by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders. Further, this prohibition extends beyond the expiration of the two-year period, unless:

●	the combination was approved by the Board of Directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the Board of Directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders (which may be by written consent); or

●	the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher. In each case, the price-per-share calculation is increased for interest from the date of the calculation, and decreased for dividends paid on common shares.

A “combination” is generally defined to include

(a)	Any merger or consolidation with an “interested stockholder”;

(b)	or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having:

(i)	an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation,

(ii)	an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or

(iii)	10% or more of the earning power or net income of the corporation;

(c) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder;

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(d)	The issuance or transfer, in one transaction or a series of transactions, of any shares that have an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding voting shares of corporation to an “interested stockholder” (except under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution paid or made, pro rata to all stockholders);

(e)	The adoption of any plan or proposal for the liquidation or dissolution of corporation under any agreement, arrangement or understanding, whether or not in writing, with the “interested stockholder”;

(f)	Any receipt by the “interested stockholder” of the benefit, directly or indirectly (except proportionately as a stockholder of the corporation), of any loan, advance, guarantee, pledge or other financial assistance or any tax credit or other tax advantage provided by or through the corporation; and

(g)	certain other reclassifications, recapitalizations, mergers/consolidations with subsidiaries, or other transactions (whether or not by agreement with the “interested stockholder”) that has the immediate and proximate effect of increasing the proportionate voting shares (including through convertible securities) held by the “interested stockholder”, unless such transaction would otherwise be excluded by clause (d) above.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our Company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares only have such voting rights as are approved by a majority of disinterested stockholders. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Equiniti Transfer Company. The transfer agent’s telephone number is (303) 282-4800.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Flangas Law Group.

EXPERTS

Our consolidated financial statements for the fiscal years ended December 31, 2020 and 2019 have been audited by Salberg & Company, P.A., an independent registered public accounting firm as set forth in their report thereto, and are incorporated in this prospectus by reference in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement, as amended, on Form S-1 under the Securities Act with respect to the securities that are being offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities that are being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where our SEC filings are also available. The address of the SEC’s web site is http://www.sec.gov.

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Up to 1,875,314,362 Shares

TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

Common Stock

PROSPECTUS DATED JANUARY 28, 2022

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various costs and expenses payable by us in connection with the sale of the securities being registered. All such costs and expenses shall be borne by us. Except for the SEC registration fee, all of the amounts shown are estimates.

SEC registration fee	$1,738.42
Legal fees and expenses*	$40,000.00
Accounting fees and expenses*	$15,000.00
Printing and miscellaneous expenses*	$3,261.58	*
	$60,000 .00

* Estimated solely for the purpose of this Item. Actual expenses may vary.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Neither our articles of incorporation nor our bylaws prevents us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by such individual in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding if such person: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if such person: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

II-1

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act, and we will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On March 11, 2019 and April 11, 2019, we issued non-negotiable senior convertible promissory notes to two investors affiliated with John Mercadante, our then Chairman of the Board and Chief Executive Officer, in the principal amounts of $500,000 and $2,000,000, respectively. The principal due under the notes accrues interest at the rate of 18% per annum; such interest is payable monthly over the term of the notes in cash or common stock, at the holder’s election.

On February 25, 2019, we issued an aggregate of 2,670,688 shares of Common Stock to an executive officer, employees and consultants of our company for services rendered. The shares were valued at $2,750,808, or $1.03 per share.

On April 9, 2019, we entered into an agreement with an investor that cancelled outstanding warrants held by such investor in exchange for an aggregate of 600,000 shares of Common Stock, valued at $7,686,000, or $12.81 per share.

On April 9, 2019, we entered into an agreement with an investor that modified our existing obligations to such investor by reducing the principal balance of the note outstanding held by such investor to $1,800,000, in exchange for the issuance of 800,000 shares of restricted Common Stock, valued at $10,248,000, or $12.81 per share. Such aggregate issuance will occur in increments of no fewer than the lesser of (i) 50,000 shares and (ii) the balance of the 800,000 shares owed. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable pursuant to such agreement. As of the date of this report, 100,000 of these shares have been issued and 700,000 shares were issuable at June 30, 2019. These 800,000 shares issued and issuable were valued at $10,248,000, or $12.81 per share, based on the quoted trading price of the Company’s Common Stock on the date of grant. In connection with these shares, the Company recorded a loss on debt extinguishment of $10,248,000. On August 16, 2019, the 700,000 shares issuable were converted into 700,000 shares of Series B Preferred Stock.

On April 9, 2019, we entered into agreements with all holders of our Series A Convertible Preferred Stock to exchange all 4,000,000 outstanding shares of Series A Convertible Preferred Stock for an aggregate of 2,600,000 shares of restricted Common Stock.

On May 1, 2019, we issued an aggregate of 30,000 shares of Common Stock, valued at $265,500, or $8.85 per share, to consultants.

On June 14, 2019, we issued 200,000 shares of Common Stock, valued at $2,200,000, or $11.00 per share, to an employee of our Company for services rendered.

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On July 8, 2019, pursuant to a one-year consulting agreement, we agreed to issue 50,000 shares of our common stock to a consultant for investor relations services to be rendered. These shares were valued at $125,000, or $2.50 per common share, based on contemporaneous Common Stock sales. 25,000 of these shares vested on January 8, 2020, and 25,000 shares were to vest on July 8, 2020. In connection with these shares, we shall record stock-based consulting fees over the vesting period of one year. In April 2020, pursuant to a settlement agreement, 25,000 shares that were non-vested were cancelled.

In connection with a Note Conversion Agreement dated July 12, 2019, we issued 203,000 shares of our Common Stock at $2.50 per share for the conversion of a related party convertible note payable of $500,000 and accrued interest payable of $7,500. In connection with the conversion of this convertible note, the Company issued the note holder warrants to purchase 203,000 shares of the Company’s Common Stock at an exercise price of $1.81 per share for a period of five years.

In connection with a Note Conversion Agreement dated July 12, 2019, we issued 812,000 shares of our Common Stock at $2.50 per share for the conversion of a related-party convertible note payable of $2,000,000 and accrued interest payable of $30,000. In connection with the conversion of this convertible note, the Company issued the note holder warrants to purchase 812,000 shares of the Company’s Common Stock at an exercise price of $2.50 per share for a period of five years.

On August 30, 2019, the Company completed an equity offering, pursuant to which certain accredited investors agreed to purchase, severally and not jointly, 585,000 units of the Company, each unit comprised one (1) share of Common Stock, and a common stock purchase warrant to purchase one (1) share of Common Stock at an exercise price of $2.50 per share of Common Stock (the “August 2019 Equity Offering”).

On August 30, 2019, we issued and sold to accredited investors (collectively, the “Debt Investors”) convertible promissory notes in the aggregate principal amount of $2,469,840 (the “Notes”) and common stock purchase warrants to purchase up to 987,940 shares of our Common Stock (the “August 2019 Debt Offering”) pursuant to a Securities Purchase Agreement (the “August 2019 Debt Purchase Agreement”). We received net proceeds of $295,534, which is net of a 10% original issue discounts of $246,984 and origination fees of $61,101, and is net of $1,643,367 for the repayment of notes payable, and net of $222,854 related to the conversion of existing notes payable already outstanding to these lenders into these Notes. The Notes initially bore interest at 10% per annum and became due and payable on November 30, 2020. During the existence of an Event of Default (as defined in the Notes), interest accrued at the lesser of (i) the rate of 18% per annum, or (ii) the maximum amount permitted by law. The Notes were convertible, in whole or in part, at any time, and from time to time, into shares of Common Stock at the option of the Debt Investor. The initial conversion price of the Notes was the lower of: (i) $3.50 per share and (ii) the price per share paid by Debt Investors in the simultaneous equity offering of up to $1,000,000. If an Event of Default (as defined in the Notes) occurred, regardless of whether it has been cured or remains ongoing, the Notes were initially convertible at the lower of: (i) $3.50 and (ii) 70% of the second lowest closing price of the Common Stock as reported on the Trading Market (as defined in the Notes) during the 20 consecutive Trading Day (as defined in the Notes) period ending and including the Trading Day (as defined in the Notes) immediately preceding the delivery or deemed delivery of the applicable notice of conversion (the “Notes Default Conversion Price”).

The Notes and the common stock purchase warrants included in the August 2019 Debt Offering included, and the common stock purchase warrants issued in the August 2019 Equity Offering include, down-round provisions under which the Note conversion price and warrant exercise price could be affected, on a full-ratchet basis, by future equity offerings and deemed equity offerings undertaken by the Company. Ultimately, the conversion price of the Notes and the exercise price of the warrants were each reduced to their current level of $0.006. The common stock purchase warrants issued in the August 2019 Debt Offering also provided that when the exercise price was reduced, the number of shares of Common Stock issuable would increase so as to maintain the aggregate exercise price payable in respect of such warrants.

During the three months ended September 30, 2019, we issued 423,711 shares of our Common Stock and 423,711 warrants to purchase our Common Stock at an exercise price of $2.50 per share in connection with the conversion of notes payable of $946,250 and accrued interest of $113,027. These shares were valued at $1,059,277, or $2.50 per common share, based on contemporaneous Common Stock sales.

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In October 2019, we issued 34,000 shares of our Common Stock and 34,000 five-year warrants to purchase Common Stock shares for an exercise price of $2.50 per Common Stock share to investors for cash proceeds of $85,000, or $2.50 per share, pursuant to unit subscription agreements.

On October 1, 2019, we issued 28,367 shares of our Common Stock and 28,367 warrants at an exercise price of $2.50 per share in connection with the conversion of notes payable of $57,500 and accrued interest of $13,417.

On October 2, 2019, we granted 300,000 shares of our Common Stock to a former employee for accounting services rendered. The shares were valued at $750,000, or $2.50 per share, based on contemporaneous Common Stock sales. In connection with these shares, we recorded stock-based compensation of $750,000.

On October 3, 2019, we issued and sold to an investor a convertible promissory note in the principal amount of $166,667, and warrants (the “October 3 Warrant”) to purchase up to 66,401 shares of our Common Stock pursuant to a Securities Purchase Agreement with an accredited investor. We received net proceeds of $150,000, which is net of a 10% original issue discount of $16,667. The note bears interest at 10% per annum and becomes due and payable on January 3, 2021. During the existence of an Event of Default (as defined in the note), interest accrues at the lesser of (i) the rate of 18% per annum, or (ii) the maximum amount permitted by law. The note is convertible, in whole or in part, at any time, and from time to time, into shares of Common Stock at the option of the holder. The “Conversion Price” in effect on any Conversion Date (as defined in the note) means, as of any Conversion Date (as defined in the note) or other date of determination, the lower of: (i) $2.51 per share and (ii) the price per share paid by investors in the contemplated equity offering of up to $1,000,000. If an Event of Default (as defined in the note) has occurred, regardless of whether such Event of Default (as defined in the note) has been cured or remains ongoing, the note shall be convertible at the lower of: (i) $2.51 and (ii) 70% of the second lowest closing price of the Common Stock as reported on the Trading Market (as defined in the note) during the 20 consecutive Trading Day (as defined in the note) period ending and including the Trading Day (as defined in the note) immediately preceding the delivery or deemed delivery of the applicable notice of conversion. The related warrant is exercisable at any time on or after the date of the issuance and entitles the investor to purchase shares of the Company’s Common Stock for a period of five years from the initial date the warrant became exercisable. Under the terms of the October 3 Warrant, the holder is entitled to exercise the October 3 Warrant to purchase up to 66,401 shares of the Company’s Common Stock at an initial exercise price of $3.51, subject to adjustment as detailed in the October 3 Warrant.

On October 14, 2019 and November 7, 2019, we entered into convertible note agreements with an accredited investor. Pursuant to the terms of these convertible note agreements, we issued and sold to an investor convertible promissory notes in the aggregate principal amount of $500,000, and we received cash proceeds of $500,000. These notes bear interest at 10% per annum. The October 14, 2019 note of $300,000 became due and payable on October 14, 2020, and the November 7, 2019 became due and payable on November 7, 2020. The Company is engaged in discussions with the note holder to convert these notes into Common Stock. During the existence of an Event of Default (as defined in the applicable notes), interest shall accrue at the lesser of (i) the rate of 18% per annum, or (ii) the maximum amount permitted by law. Each note is convertible, in whole or in part, at any time, and from time to time, into shares of Common Stock at the option of the investor. The “Conversion Price” in effect on any Conversion Date means, as of any date of determination, the lower of: (i) $2.50 per share and (ii) the twenty day per share closing trading price of the Company’s Common Stock during the twenty trading days that close with the last previous trading day ended three days prior to the date of exercise. These notes do not contain anti-dilutive provisions. In May 2020, due to the default of a May 2020 Amortization Payment, the October 14, 2019 convertible note was deemed in default, but the note holder has, to the Company’s knowledge, not taken any steps to enforce these notes.

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Beginning in January 2020 and continuing through April 1, 2020, we closed on a series of Securities Purchase Agreements with several accredited investors. Pursuant to the terms of these purchase agreements, we issued and sold to investors convertible promissory notes in the aggregate principal amount of $2,068,000 and warrants to purchase up to 827,200 shares of the Company’s Common Stock. We received net proceeds of $1,880,000, which is net of a 10% original issue discounts of $188,000. These notes bear interest at 6% per annum and become due and payable on the date that is the 24-month anniversary of the original issue date of the respective note. During the existence of an Event of Default (as defined in the applicable note), interest shall accrue at the lesser of (i) the rate of 18% per annum, or (ii) the maximum amount permitted by law. After the original issue date of these notes until such note is no longer outstanding, such note is convertible, in whole or in part, at any time, and from time to time, into shares of Common Stock at the option of the holder. The “Conversion Price” in effect on any Conversion Date (as defined in the applicable note) means, as of any date of determination, $0.40 per share, subject to adjustment as provided therein. If an Event of Default (as defined in the 2020 Notes) has occurred, regardless of whether such Event of Default has been cured or remains ongoing, the notes are convertible at the lower of: (i) $0.40 and (ii) 70% of the second lowest closing price of the common stock as reported on the Trading Market (as defined in the applicable notes) during the 20 consecutive Trading Day (as defined in the applicable notes) period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable notice of conversion. All such Conversion Price determinations are to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction. These notes contain down-round protection under which the Conversion Price was reduced on a full-ratchet basis, to a fraction of a penny due to the adjusted conversion price of certain other convertible notes issued by the Company. The related warrants are exercisable at any time on or after the date of the issuance and entitle the investors to purchase shares of the Company’s Common Stock for a period of five years from the initial date such applicable warrant becomes exercisable. Under the terms of these warrants, the investors are entitled to exercise warrants to purchase up to 827,200 shares of the Company’s Common Stock at an initial exercise price of $0.40, subject to adjustment as detailed in the respective warrants. These notes were recently converted to Common Stock.

On June 16, 2020, the Company issued a common stock purchase warrant to Ascentaur, LLC to purchase up to 25,000,000 shares of Common Stock at an initial exercise price of $0.06 per share, subject to adjustment for any stock dividend, stock split, stock combination, reclassification or similar transaction. This warrant expires on June 16, 2025.

On June 16, 2020, the Company issued a common stock purchase warrant to Harry Datys to purchase up to 3,100,000 shares of Common Stock at an initial exercise price of $0.06 per share, subject to adjustment for any stock dividend, stock split, stock combination, reclassification or similar transaction. This warrant expires on June 16, 2025.

On December 17, 2020, 55,000,000 shares Common Stock were issued to Prashant Aji for conversion of debt to equity, at a value of $0.01 per share of Common Stock, pursuant to the effective debt instrument between the Company and Prashant Aji.

On January 11, 2021, 15,454,546 shares Common Stock were issued to Jeff Anderson for conversion of debt to equity, at a value of $0.01 per share of Common Stock, pursuant to the effective debt instrument between the Company and Jeff Anderson.

The securities described above were issued pursuant to Section 4(a)(2) of the Securities Act.

During the six months ended June 30, 2020, the Company issued 417,863,999 shares of its Common Stock upon the partial conversion of a convertible note which had bifurcated embedded conversion option derivatives including the conversion of principal and default interest balances due of $2,844,979, accrued interest payable due of $218,600, and fees of $8,180, at the contractual conversion price.

On July 20, 2020, the Company entered the Cavalry Exchange Agreement with Cavalry to exchange outstanding Notes and Warrants for Series D Stock. Pursuant to the Cavalry Exchange Agreement, Cavalry exchanged promissory notes with an aggregate remaining principal amount outstanding of $559,846.31 and debt warrants to purchase 228,713,916 shares of Common Stock for 301,457 shares of Series D Stock. On July 22, 2020, the Company entered the Puritan Exchange Agreement with Puritan to exchange outstanding promissory notes with an aggregate remaining principal amount outstanding of $265,843.79 and debt warrants to purchase 194,445,417 shares of Common Stock for 221,269 shares of Series D Stock. The securities issued in these transactions were issued pursuant to Section 3(a)(9) of the Securities Act.

On July 24, 2020, we issued 1,000,000 shares of our Common Stock upon conversion of 1,000,000 shares of Series B Preferred Stock.

During the period from July 1, 2020 to December 31, 2020, the Company issued 522,726,000 shares of its Common Stock in connection with the conversion of 522,726 shares of Series D Stock. The conversion ratio was 1,000 shares of Common Stock for each share of Series D Stock in accordance with the Series D COD.

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During the three months ended September 30, 2020, the Company issued 477,682,407 shares of its Common Stock in connection with the conversion of convertible notes payable and default interest of $4,215,651, accrued interest of $82,852, and fees of $900. The conversion price was based on contractual terms of the related debt.

During the period from June 1, 2020 to June 29, 2020, the Company issued 70,203,889 shares of its Common Stock in connection with the cashless exercise of warrants. The exercise price was based on contractual terms of the related debt.

During the period from July 1, 2020 to August 10, 2020, the Company issued 85,710,419 shares of its Common Stock in connection with the cashless exercise of 92,001,552 warrants. The exercise price was based on contractual terms of the related debt.

On July 20, 2020, in connection with the parties’ recent settlement, the Company issued 10,281,018 shares to Bellridge to settle certain claims of Bellridge. These shares were valued at $502,742, or $0.049 per share, based on the quoted trading price on the date of grant.

On October 8, 2020, December 28, 2020, December 30, 2020, January 5, 2021, January 27, 2021, March 22, 2021, and April 9, 2021, the Company entered into Securities Purchase Agreements with accredited investors pursuant to which such investors agreed to purchase, severally and not jointly, an aggregate of (i) 448,495 shares of Series E Stock and (ii) the Warrants to purchase 630,239,717 shares of common stock, $0.001 par value per share. The securities issued in this transaction were issued pursuant to Section 4(a)(2) of the Securities Act.

During the period from December 28, 2020 to April 9, 2021, the Company issued common stock purchase warrants to the placement agents who provided services in connection with the sale of the Company’s Series E Stock to purchase up to 118,077,785 shares of Common Stock at an initial exercise price of $0.01 per share, subject to adjustment for any stock dividend, stock split, stock combination, reclassification or similar transaction. These warrants have five year terms.

On August 5, 2021, the Company entered into a Securities Purchase Agreement with certain of the Selling Stockholders pursuant to which the investors agreed to purchase warrants to purchase 91,992,002 of shares of Common Stock, subject to adjustment, at an initial exercise price of $0.01 per share.

On September 29, 2021, the Company entered into a Securities Purchase Agreement with certain of the Selling Stockholders pursuant to which the Investors agreed to purchase warrants to purchase 99,349,145 of shares of Common Stock, subject to adjustment, at an initial exercise price of $0.01 per share.

During the three months ended June 30, 2021, the Company issued 44,282,163 shares of its common stock upon the conversion of remaining convertible note principal of $206,299, and accrued interest payable of due of $167,157 at the contractual conversion price. Additionally, the Company and the respective investor agreed that the investor in not due any default penalty and accordingly, the Company reversed all accrued default penalty due of $664,400 and recorded a gain on debt extinguishment. The Company accounted for the partial conversion of these convertible notes pursuant to the guidance of ASC 470-20, Debt with Conversion and Other Options. Under ASC 470-20, the Company recognized an aggregate loss on debt extinguishment upon conversion in the amount of $143,872 which is associated with the difference between the fair market value of the shares issued upon conversion and the conversion price and is equal to the fair value of the shares of common stock transferred upon conversion.

During the three months ended June 30, 2021, the Company issued 571,296,287 shares of its common stock in connection with the conversion of 340,346 shares of Series E. The conversion ratio was based on the Series E certificate of designation, as amended.

During the three months ended June 30, 2021, the Company issued 121,053,570 shares of its common stock in connection with the exercise of 167,128,858 warrants for cash and on a cash-less basis. The exercise price was based on contractual terms of the related warrant. In connection with these warrant exercises, the Company received cash proceeds of $685,714.

II-6

During the three months ended September 30, 2021, the Company issued 25,725,519 shares of its common stock in connection with the conversion of 17,135 shares of Series E. The conversion ratio was based on the Series E certificate of designation, as amended.

During the three months ended September 30, 2021, the Company issued 325,539,430 shares of its common stock and received proceeds of $3,254,955 from the exercise of 325,539,430 warrants at $0.01 per share.

During the three months ended December 31, 2021, the Company issued 28,571,429 shares of its common stock and received proceeds of $285,714 from the exercise of 28,571,429 warrants at $0.01 per share.

During the three months ended December 31, 2021, the Company issued 60,758,228 shares of its common stock in connection with the conversion of 39,410 shares of Series E. The conversion ratio was based on the Series E certificate of designation, as amended.

On October 22, 2021, the Company entered into a Securities Purchase Agreement with certain of the Selling Stockholders pursuant to which the investors agreed to purchase warrants to purchase 14,285,715 of shares of Common Stock, subject to adjustment, at an initial exercise price of $0.01 per share.

On December 31, 2021, and January 25, 2022, the Company entered into Securities Purchase Agreements with the Selling Stockholders pursuant to which such investors agreed to purchase, severally and not jointly, an aggregate of (i) 685,000 shares of Series G Stock and (ii) the Warrants to purchase 685,000,000 shares of common stock, $0.001 par value per share. The securities issued in this transaction were issued pursuant to Section 4(a)(2) of the Securities Act.

On January 7, 2022, the Company issued 16,000,000 shares of its common stock and received proceeds of $160,000 from the exercise of 16,000,000 warrants at $0.01 per share.

On January 19, 2022, the Company issued 75,000,000 shares of its common stock in connection with the conversion of 19,947 shares of Series E. The conversion ratio was based on the Series E certificate of designation, as amended.

Warrants to purchase 137,000,000 shares of Common Stock at an exercise price of $0.01 per share were issued to the placement agents who provided services in connection with the sale of the Company’s Series G Stock during the period of December 31, 2021 to January 25, 2022. Pursuant to the terms of these warrants, the exercise price of these warrants are subject to adjustment in the event of stock splits, stock combinations or the like of our Common Stock. These warrants have a term of five years.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBITS

The following exhibits are filed as part of this Registration Statement on Form S-1. Exhibit numbers correspond to the exhibit requirements of Regulation S-K.

Exhibit Number	Description

2.1	Share Exchange Agreement, dated as of March 30, 2017, by and among the Registrant and Save on Transport Inc. (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2017).

3.1	Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to our Annual Report on Form 10-K for the year ended March 31, 2015 filed with the Securities and Exchange Commission on June 30, 2015).

3.2	Certificate of Change filed with the Nevada Secretary of State, dated December 18, 2013 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 24, 2013).

3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 20, 2011).

3.4	Certificate of Amendment to the Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock of PetroTerra Corp., dated August 7, 2017 (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 8, 2017).

3.5	Certificate of Amendment to Amended and Restated Articles of Incorporation dated July 16, 2018 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2018).

3.6	Certificate of Amendment to the Certificate of Designation, Preferences and Rights of the Series B Convertible Preferred Stock, dated August 16, 2019 (incorporated by reference to Exhibit 4.9 to our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission on May 29, 2020).

3.7	Certificate of Withdrawal of Certificate of Designation of Series A Convertible Preferred Stock, filed on July 17, 2020 (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 21, 2020).

3.8	Certificate of Amendment to the Amended and Restated Articles of Incorporation of Transportation and Logistics Systems, Inc., effective as of July 20, 2020 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 21, 2020).

3.9	Certificate of Designation of Preferences, Rights and Limitations of Series D Preferred Stock of the Company, filed on July 20, 2020 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2020).

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3.10

Certificate of Designation of Preferences, Rights and Limitations of Series E Preferred Stock of the Company, filed on October 6, 2020 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 9, 2020).

3.11

Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series E Preferred Stock of the Company, filed on December 28, 2020 (incorporated by reference to Exhibit 10.28 to our Form S-1/A dated February 10, 2021).

3.12

Certificate of Amendment to the Amended and Restated Articles of Incorporation of Transportation and Logistics Systems, Inc., effective as of April 13, 2021 (incorporated by reference to Exhibit 3.5 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 as filed with the Securities and Exchange Commission on November 15, 2021).

3.13

Certificate of Designation of Preferences, Rights and Limitations of Series F Preferred Stock of the Company, filed on February 22, 2021 (incorporated by reference to Exhibit 3.6 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 as filed with the Securities and Exchange Commission on November 15, 2021).

3.14*	Certificate of Designation of Preferences, Rights and Limitations of Series G Preferred Stock of the Company, filed on December 28, 2021

4.1*	Form of Common Stock Purchase Warrant in Warrant Offering
4.2	Form of Common Stock Purchase Warrant in Series G Offering (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 3, 2022).

4.3*	Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934.

5.1*	Opinion of Flangas Law Group, dated 28, 2022.

10.1	Promissory Note for $2,941,212.50 executed by Company in favor of M&T Bank, dated April 16, 2020 (incorporated by reference to Exhibit 10.1 to our Form 8-K filed with the Securities and Exchange Commission April 27, 2020).

10.2

Promissory Note for $504,940 executed by Company in favor of M&T Bank, dated April 28, 2020 (incorporated by reference to Exhibit 10.1 to our Form 8-K filed with the Securities and Exchange Commission on May 8, 2020).

10.3

Stock Purchase Agreement, dated March 24, 2021, between TLSS Acquisition, Inc. (a wholly owned subsidiary of the Company) and Cougar Express, Inc. (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2021).

10.4

Stock Purchase and Sale Agreement, dated June 15, 2021, between the Company and Anthony Berritto (sole shareholder of SalSon Logistics, Inc., a Georgia corporation) (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2021).

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10.5*	Form of Registration Rights Agreement for Warrants.

10.6*	Form of Registration Rights Agreement for Series G Convertible Preferred Stock.

10.7

Offer Letter, dated November 10, 2021, between TLSS and Mr. James Giordano (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2022).

10.8

Employment Agreement, dated January 4, 2022, between TLSS and Mr. Sebastian Giordano (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2022).

10.9*	Confidential Settlement Agreement and Mutual Release, dated October 31, 2021, between TLSS and Westmount Financial Limited Partnership.

13.1*	Consolidated Financial Statements for the years ended December 31, 2019 and 2020.

13.2*	Consolidated Financial Statements for the nine months ended September 30, 2021.

21*	Subsidiaries of Registrant

23.1*	Consent of Flangas Law Group (contained in Exhibit 5.1).

23.2*	Consent of Salberg & Company, P.A.

101.INS	XBRL Instance Document

101.CAL	XBRL Taxonomy Extension Calculation Link base Document

101.DEF	XBRL Taxonomy Extension Definition Link base Document

101.LAB	XBRL Taxonomy Label Link base Document

101.PRE	XBRL Extension Presentation Link base Document

101.SCH	XBRL Taxonomy Extension Scheme Document

*	Filed herewith.
**	To be filed by amendment.
+	Pursuant to Item 601(b)(5) of Regulation S-K, Exhibit G to this document has been omitted and are not filed herewith. The registrant hereby agrees to furnish a copy of any omitted schedule or exhibits to the SEC upon request.
#	Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules have been omitted from this exhibit and are not filed herewith. The registrant hereby agrees to furnish a copy of any omitted schedule or exhibits to the SEC upon request.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Jupiter, Florida on the 28th day of January, 2022.

TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

By:	/s/ Sebastian Giordano
Name:	Sebastian Giordano
Title:	Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned directors and officers of Transportation and Logistics Systems, Inc. (the “Company”), hereby severally constitute and appoint Sebastian Giordano and James Giordano, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-1 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney does not revoke any power of attorney previously granted by the undersigned, or any of them.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on the date indicated.

Signature	Title	Date

/s/ Sebastian Giordano	President, Chief Executive Officer, Chairman of the Board of Directors and Director	January 28, 2022
Sebastian Giordano	(Principal Executive Officer)

/s/ James Giordano	Chief Financial Officer	January 28, 2022
James Giordano	(Principal Financial Officer and Principal Accounting Officer)

/s/ Charles Benton	Director	January 28, 2022
Charles Benton
/s/ Norman Newton	Director	January 28, 2022
Norman Newton
/s/ John Mercadante	Director	January 28, 2022
John Mercadante

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